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                                                                    Exhibit 99.3

                          GENESIS HEALTH VENTURES, INC.
                          -----------------------------

                          UNION RETIREMENT SAVINGS PLAN
                          -----------------------------

                      (Restated, Effective January 1, 1997)



                                    ARTICLE I

                                   DEFINITIONS
                                   -----------


         Sec. 1.01 "Account" means the entire interest of a Participant, Beneficiary or Alternate Payee in this Plan. Unless otherwise specified, the value of an Account shall be determined as of a Valuation Date as closely following the event requiring such valuation as the Plan Administrator reasonably deems practicable, except that for annual reporting purposes, the Valuation Date to which reference shall be made shall be the Annual Valuation Date. A Participant's Account shall consist of the following Subaccounts as may exist for the Participant: his/her Deferral Contribution Subaccount; his/her Matching Contribution Subaccount; his/her Employer Contribution Subaccount; his/her Portability Subaccount(s); and his/her Restoration Contribution Subaccount.

         Sec. 1.02 "Accrual Computation Period" means the twelve (12) month period corresponding to the Plan Year. The Accrual Computation Period which begins on December 1, 1997 shall end on December 31, 1997.

         Sec. 1.03 "Active Participant" means an individual who has been admitted to participation in the Plan pursuant to the provisions of Article II and who is, at the date of reference, an Eligible Class Employee.

         Sec. 1.04 "Affiliated Company" means any entity which, with any entity constituting Employer, constitutes: (a) a "controlled group of corporations" within the meaning of Section 414(b) of the Code; (b) a "group of trades or businesses under common control" within the meaning of Section 414(c) of the Code; or (c) an "affiliated service group" within the meaning of Section 414(m) of the Code. The term Affiliated Company shall include any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code. An entity shall be considered an Affiliated Company only with respect to such period as the relationship described in the preceding sentences exists. Solely for purposes of Article VI of this Plan, whether an entity constitutes an Affiliated Company under Clause (a) or (b) above shall be determined by the application of the provisions of Section 415(h) of the Code.







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         Sec. 1.05 "Age" means the chronological age attained by the Participant at his/her most recent birthday.

         Sec. 1.06 "Alternate Payee" means any individual entitled to current or future payment of benefits under the Plan pursuant to a QDRO.

         Sec. 1.07 "Anniversary Date" means the last day of the Plan Year.

         Sec. 1.08 "Annual Valuation Date" means the last day of the Plan Year.

         Sec. 1.09 "Beneficiary" means any individual or entity entitled to a benefit under this Plan by reason of the death of a deceased Participant.

         Sec. 1.10 "Benefit Commencement Date" means, in the case of any benefit other than an annuity, the date on which the payee to whom reference is made receives (a) a single-sum distribution of his/her nonforfeitable interest under this Plan, or (b) the first in a series of scheduled payments. In the case of a benefit payable as a life annuity, "Benefit Commencement Date" is intended to be synonymous with the term "annuity starting date" under applicable regulations promulgated by the Secretary of the Treasury or his/her delegate. Neither the date on which a hardship withdrawal is paid nor the date on which a Participant loan becomes a distribution for federal tax purposes shall be considered a Benefit Commencement Date. A payee who receives more than one kind of benefit under this Plan may have a separate Benefit Commencement Date as to each such benefit.

         Sec. 1.11 "Board" means the board of directors of the Employer if the Employer is a business corporation; the sole proprietor if the Employer is a sole proprietorship; the appropriately authorized partner(s) if the Employer is a partnership; and if none of the foregoing apply, the supreme governing body of the Employer.

         Sec. 1.12 "Break in Service" means a failure by a Participant or Employee to complete more than 500 Hours of Service during any Eligibility or Vesting Computation Period. However, no Break in Service shall be deemed to have occurred until there occurs a termination of the employer-employee relationship between the Employer and the Employee or Participant involved. Any Break in Service shall be deemed to have commenced on the first day of the computation period in which it occurs, or, if later, the date on which the Employee last renders service for which he/she is entitled to credit for an Hour of Service during such computation period. No Break in Service shall be deemed to occur during an Employee's initial Eligibility Computation Period solely because of his/her failure to complete more than 500 Hours of Service during any one (1) Plan Year occurring in part during such twelve (12) month period if the Employee completes one (1) Year of Service during such initial Eligibility Computation Period. A Break in Service shall not be deemed to have occurred during any period of Excused Absence if the Employee returns to the service of the Employer within the time permitted pursuant to the provisions of this Plan setting forth circumstances of Excused Absence. Solely for the purposes of determining whether or not a Break in Service has occurred, there shall be credited to each Employee absent from service on a Parenthood Absence the lesser of (a) the number of Hours of Service that would normally have been credited to the Participant but for such absence (if determinable, or, if not determinable, then the number of Hours of Service determined by multiplying the number of days of such absence by eight (8)), or (b) 501 Hours of Service, with all of the Hours of Service so credited being deemed to have been credited to the Eligibility and Vesting Computation Periods in which such absence begins if necessary to avoid a Break in Service in such Computation Periods, or, if not necessary to avoid such Breaks in Service, then to the Eligibility and Vesting Computation Periods next following the Computation Periods in which such absence commenced.






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         Sec. 1.13 "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar purpose. Reference to any particular section of the Code shall be a reference to that section as it existed on the Effective Date or restatement of this Plan, as it may thereafter be amended, as it may thereafter be redesignated, and to any corresponding provision of a successor statute.

         Sec. 1.14 "Compensation" means:

                (a) In General. Compensation means the wages, salaries, fees for professional services, and other amounts paid during the Accrual Computation Period of reference (whether or not paid in cash) for personal services actually rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income, including, but not limited to, commissions paid salesmen, remuneration for services on the basis of a percentage of profits, commissions on insurance premiums, tips, and bonuses.

                (b) Amounts Excluded.

                    (1) In General. However, Compensation shall not include: (i)
                Employer contributions to a plan of deferred compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation (whether or not tax-qualified); (ii) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (iii) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and (iv) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are excludable from the gross income of the Participant).




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                    (2) Other Amounts Excluded. Notwithstanding any other
                provision of this Section to the contrary, Compensation shall not include reimbursement or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation, or welfare benefits.

                (c) Inclusion of Certain Deferred Amounts. Notwithstanding the foregoing, Compensation paid or made available during a Plan Year shall also include any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Participant in accordance with Sections 402(g)(3), 125, 132(f)(4) (for Plan Years beginning on or after January 1, 2001) or 457 of the Code.

                (d) Compensation of Self-Employed Individuals. If an Employer is a sole proprietorship or partnership, a Self-Employed Individual shall be treated as an Employee and, with respect to such individual, Compensation means his/her Earned Income for the Accrual Compensation Period within the meaning of Section 401(c)(2) of the Code.

                (e) Limitation on Compensation. In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, the Compensation of each Employee taken into account under this Plan shall not exceed the Omnibus Budget and Reconciliation Act of 1993 ("OBRA `93") annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which Compensation is determined ("Determination Period"), beginning in such calendar year. If such Determination Period consists of fewer than twelve (12) months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is twelve (12).

         If Compensation for any prior Determination Period is taken into account in determining an Employee's benefits accruing in the current Plan Year, Compensation for that prior Determination Period is subject to the OBRA `93 annual compensation limit in effect for such prior Determination Period. For this purpose, for Determination Periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.






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         Sec. 1.15 "Currently Benefiting Participant" means:

                (a) a Participant who was in the employ of the Employer during the Plan Year of reference, and who, during that Plan Year did any of the following:

                    (1) was in the employ of the Employer or an Affiliated
                Company at the end of the Plan Year, and if this Plan was not Top-Heavy for such Plan Year, completed at least 1,000 Hours of Service during the Plan Year;

                    (2) retired (normal) during the Plan Year;

                    (3) died during the Plan Year;

                    (4) experienced a Termination of Employment due to Total
                Disability during the Plan Year; or

                    (5) was on Excused Absence at the end of the Plan Year.

                (b) In addition, as to any Plan Year, if, and only if, the Plan Administrator determines that this Plan will not satisfy the requirements of Section 410(b) of the Code for a particular Plan Year, unless one or more additional Participants receive an allocation of the Employer contribution for that Plan Year, certain Participants not described in Subparagraphs (1) through (5) of Paragraph (a), but who, during that Plan Year, (1) were Eligible Class Employees, (2) completed more than 500 Hours of Service during that Plan Year and (3) were Non-Highly Compensated Employees, shall be deemed to be Participants described in Paragraph (a) with respect to that Plan Year to the extent necessary so that the percentage of Non-Highly Compensated Employees who benefit under the Plan over the percentage of Highly Compensated Employees who benefit under the Plan is at least seventy percent (70%) as determined under applicable Treasury regulations. The selection of those Participants who are deemed to satisfy the requirements of Paragraph (a) for the referenced Plan Year, who would otherwise not have satisfied those requirements, shall be based upon Compensation starting with the Participant having the lowest Compensation during the Plan Year of reference, provided, however, that each Participant who has the same Compensation as a Participant who is deemed to be a Currently Benefiting Participant shall also be deemed a Currently Benefiting Participant.

         Sec. 1.16 "Deferral Agreement" means any wage reduction, salary reduction or similar agreement through which the Employee directs the Employer to cause Deferral Amounts to be contributed to the Plan on his/her behalf.






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         Sec. 1.17 "Deferral Amount" means the amount by which the Participant has caused his/her current remuneration to be reduced by the Employer pursuant to a Deferral Agreement or pursuant under a cafeteria plan (within the meaning of Section 125 of the Code) for the purposes of funding deemed Employer contributions to his/her Deferral Contribution Subaccount.

         Sec. 1.18 "Deferral Contribution Subaccount" means so much of the Participant's Account as is comprised of Deferral Amounts credited under the Plan, as adjusted to reflect the investment gains (losses) and expenses attributable thereto and distributions made therefrom.

         Sec. 1.19 "Determination Year" means the Plan Year of reference.

         Sec. 1.20 "Disregarded Prior Service" means Years of Service completed prior to any Break in Service, if

                (a) (1) the Employee was not a Participant in this Plan, or (2) the Participant had no vested interest in that portion of his/her Account under this Plan attributable to Employer contributions prior to such Break in Service; and

                (b) the number of consecutive one-year Breaks in Service incurred (including in such series of consecutive one-year Breaks in Service the Break in Service with regard to which a determination is being made as to whether prior Years of Service are Disregarded Prior Service hereunder) equals or exceeds the greater of:

                    (1) five (5), or

                    (2) the number of Years of Service, other than Disregarded
                Prior Service, completed by the Employee (whether or not such Years of Service were completed as an Eligible Class Employee) prior to such Break in Service.

         Sec. 1.21 "Early Retirement Age" means Age 55, or if later, the Age attained by the Participant on the date he/she completes five (5) Years of Service (as computed for vesting computation purposes).

         Sec. 1.22 "Earned Income" means the net earnings from self-employment in the trade or business with respect to which this Plan is established, for which personal services of the individual are a material income-producing factor. Net earning will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Section 404 of the Code.





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         Sec. 1.23 "Effective Date" means December 1, 1989. The effective date of this restatement is January 1, 1997.

         However, those provisions of this Plan which are required for compliance with the Uruguay Round Agreements Act, Pub. L. 103-465, Uniformed Services Employment and Reemployment Rights Act of 1994, Pub. L. 103-353, Small Business Job Protection Act of 1996, Pub. L. 104-188, Taxpayer Relief Act of 1997, Pub. L. 105-34, Internal Revenue Service Restructuring and Reform Act of 1998, Pub. L. 105-206, and Community Renewal Tax Relief Act of 2000, Pub. L. 106-554 shall be effective retroactively to the last permissible date on which such provision was required to become effective to assure full compliance with the act requiring its inclusion in this Plan.

         Sec. 1.24 "Eligibility Computation Period" means:

                (a) with respect to each Employee, the twelve (12) month period commencing on his/her most recent Employment Commencement Date (his/her "initial" Eligibility Computation Period), and

                (b) commencing with the Plan Year in which the Employee's initial Eligibility Computation Period ends, each and every full Plan Year during which an Employee is in the service of the Employer.

         Sec. 1.25 "Eligible Class Employee" means each Employee of the Employer whose terms and conditions of employment are determined through collective bargaining with a third party if the issue of retirement benefits has been a bona fide subject of collective bargaining, and the collective bargaining agreement provides that such Employee shall be eligible to participate in this Plan. The term Eligible Class Employee shall not include: (a) any Leased Employee; (b) any Employee who is a non-resident alien (within the meaning of Section 410(b)(3)(C) of the Code) and who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code); and (c) any individual who is not classified as an Employee by the Employer regardless of whether such individual is considered an Employee for purposes of any federal or state law. If the Employer reclassifies an individual as an Employee, he/she shall be an Eligible Class Employee prospectively from the effective date of that reclassification only, and then only if he/she otherwise satisfies the requirements of this Section. If an individual not classified by the Employer as an Employee is retroactively reclassified as such by any governmental or regulatory authority, such individual shall nonetheless be deemed to have become an Eligible Class Employee only prospectively on the event of such reclassification (and not retroactively to the date on which he/she was found to have first become an employee for any other purpose), and then only if he/she otherwise satisfies the requirements of this Section.





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         Sec. 1.26 "Eligible Retirement Plan" means an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity described in Section 403(a) of the Code, or a qualified plan described in Section 401(a) of the Code, that accepts the distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement arrangement described in Section 402(a) or (b) of the Code.

         Sec. 1.27 "Eligible Rollover Distribution" means any distribution of all or any portion of the balance of the Account of a Participant. The term "Eligible Rollover Distribution" shall not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent such distribution is required under
Section 401(a)(9) of the Code; (c) any hardship distribution described in
Section 401(k)(2)(B)(i)(IV) of the Code; (d) the portion of any other distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (e) any other distribution(s) that is reasonably expected to total less than $200 during a year.

         Sec. 1.28 "Employee" means an individual in the employ of the Employer. The term "Employee" includes any individual who renders service to the Employer and is so characterized for federal income and wage tax withholding purposes. If an individual is retroactively reclassified to "employee" status for federal income and wage tax withholding purposes, that individual shall be deemed to have been an "Employee" (but not an "Eligible Class Employee") for the period to which such reclassification applies.

         Sec. 1.29 "Employee Retirement Income Security Act of 1974" or "ERISA" means the Act (P.L. 93-406), known by that name, including all amendments thereto.

         Sec. 1.30 "Employer" means Genesis Health Ventures, Inc., a Pennsylvania corporation, the entities identified on Appendix "A" attached hereto and incorporated by this reference herein and any successor or related entity thereto which adopts this Plan and joins in the corresponding Trust Agreement. Appendix "A" will be revised from time to time by the Primary Employer to reflect additional Employers that have adopted this Plan. The term "Employer" also includes any other entity which, with the consent of the Board of the Primary Employer, adopts this Plan and joins in the corresponding Trust Agreement.

         Sec. 1.31 "Employer Contribution Subaccount" means that portion of a Participant's Account consisting of Employer profit-sharing contributions, as adjusted to reflect the investment gain (losses) and expenses attributable thereto and distributions made therefrom.





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         Sec. 1.32 "Employment Commencement Date" means, with respect to any individual, the first date on which that individual performs service as an Employee and for the Employer entitling him/her to credit for at least one (1) Hour of Service (whether or not such service was performed as an Eligible Class Employee).

         Sec. 1.33 "Entry Date" means every January 1st and July 1st thereafter during which this Plan is in effect. For Plan Years beginning before January 1, 1998, the term "Entry Date" means every December 1st and June 1st.

         Sec. 1.34 "Excused Absence" means any of the following:

                (a) absence on leave granted by the Employer for any cause for the period stated in such leave or, if no period is stated, then for six (6) months and any extensions that the Employer may grant in writing. For the purposes of this provision, the Employer shall give similar treatment to all Employees in similar circumstances;

                (b) absence in any circumstance so long as the Employee continues to receive his/her regular compensation (other than as severance pay or change of control benefits) from the Employer;

                (c) absence in the armed forces of the United States or government service in time of war or national emergency;

                (d) absence by reason of illness or disability until such time as the employment relationship between Employer and Employee is severed; and

                (e) absence under the provisions of the Family and Medical Leave Act of 1993 (P.L. 103-3), as amended, or under any applicable state law of similar purpose.

         An Excused Absence shall cease to be such retroactively to the last date on which the Employee performed service for the Employer or an Affiliated Company entitling him/her to credit for at least one (1) Hour of Service, and he/she shall be deemed to have experienced a Termination of Employment as of such date if (1) the Employee fails to return to the service of the Employer or of an Affiliated Company promptly upon expiration of any leave of absence referred to in Paragraph (a), (2) upon termination of the regular compensation payments referred to in Paragraph (b) above, (3) prior to the expiration of the period during which his/her reemployment rights are protected by law after discharge from active duty in the uniformed military service of the United States, or (4) upon recovery from illness or disability where such recovery is, in the judgment of the Plan Administrator, sufficient to permit the individual to perform the duties of any employment offered to the individual by the Employer or an Affiliated Company; provided, however, that no absence described in Paragraph (e) hereof shall be deemed to be a cessation of employment earlier than the earliest date permissible under applicable law. Notwithstanding the foregoing to the contrary, if a Participant dies or experiences Total Disability during the course of an Excused Absence, he/she shall be deemed to have experienced a Termination of Employment on the date of his/her death or on the date as of which he/she is determined to have experienced Total Disability, as applicable.





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         The Plan Administrator shall be the sole judge of whether recovery from illness or disability has occurred for this purpose.

         Sec. 1.35 "Family Member" means the spouse of the Participant and the lineal ascendants and descendants of either the Participant or that spouse.

         Sec. 1.36 "Five-Percent Owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i) of the Code) more than five percent (5%) of the outstanding voting stock of the Employer (or any entity constituting an Affiliated Company) or stock possessing more than five percent (5%) of the total combined voting power of all of the stock of such entity. If an entity is not a corporation, a person shall be considered a "Five-Percent Owner" if he/she owns more than five percent (5%) of either the capital or the profits interest in the entity.

         Sec. 1.37 "414(q) Compensation" means, with respect to any period of reference, the remuneration of the Employee taken into account under Section 415(c)(3) of the Code as then in effect, but for Plan Years beginning after December 31, 1996, including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Section 125 (relating to cafeteria plans), Section 402(h) (relating to elective deferrals under simplified employee pensions), elective deferral amounts under a qualified cash-or-deferred arrangement satisfying the requirements of Section 401(k), Section 403(b) (relating to tax-deferred annuities) or Section 457 (b) of the Code, and for Plan Years beginning after December 31, 2000, Section 132(f)(4) relating to qualified transportation fringe benefits).

         Sec. 1.38 "Fund" or "Trust Fund" means all of the assets of this Plan held by the Trustee (or any nominee thereof) at any time under the Trust Agreement.

         Sec. 1.39 "Highly Compensated Employee" means a person who is either a "highly compensated former employee" or a "highly compensated active employee."





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                (a) A "highly compensated former employee" is any Employee who separated from service with the Employer and all Affiliated Companies (or was deemed to have separated) prior to the Determination Year, performs no service for the Employer or an Affiliated Company during the Determination Year, and was a Highly Compensated Employee for either the year in which he/she experienced a cessation of the Employer/Employee or Affiliated Company/Employee relationship or for any Determination Year ending on or after the date on which he/she attains Age 55.

                (b) For Plan Years commencing on and after January 1, 1997, a "highly compensated active employee" is any Employee who performs service for the Employer or an Affiliated Company during the Determination Year and who:

                    (1) was a Five-Percent Owner at any time during the
                Look-Back Year or the current Plan Year; and

                    (2) received 414(q) Compensation from the Employer or
                Affiliated Companies in the aggregate in excess of $80,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code) during the Look-Back Year and was in the Top-Paid Group during the Look-Back Year. The foregoing Top-Paid Group election shall apply consistently to the Determination Years of all plans of the Employer, except that the consistency requirement shall not apply to Determination Years beginning before January 1, 1998, and for Determination Years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement shall be determined without regard to any non-retirement plans of the Employer.

         Notwithstanding the foregoing, for the first Plan Year starting after December 31, 1996, any individual who was a Highly Compensated Employee (within the meaning of Paragraph (c) of this section) in the last Plan Year starting prior to January 1, 1997 shall be deemed to have been a Highly Compensated Employee for the Look-Back Year applicable to the first Plan Year commencing after December 31, 1996.

                (c) For Plan Years commencing prior to January 1, 1997, a "highly compensated active employee" is any Employee who performs service for the Employer or an Affiliated Company during the Determination Year and who:

                    (1) was a Five-Percent Owner during the Look-Back Year;

                    (2) received 414(q) Compensation from the Employer or
                Affiliated Companies in the aggregate in excess of $75,000 (as adjusted pursuant to Sections 414(q)(1) and 415(d) of the Code) during the Look-Back Year;





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                    (3) received 414(q) Compensation from the Employer or
                Affiliated Companies in the aggregate in excess of $50,000 (as adjusted pursuant to Section 414(q)(1) and 415(d) of the Code) and was a member of the Top-Paid Group for the Look-Back Year; or

                    (4) was an officer of the Employer and received 414(q)
                Compensation during the Look-Back Year that is greater than fifty percent (50%) of the dollar limitation in effect under
                Section 415(b)(1)(A) of the Code.

         The term "Highly Compensated Employee" also includes an Employee who is both described in the preceding portion of this Paragraph (c) if the term "Determination Year" is substituted for "Look-Back Year" and one of the 100 Employees who received the most 414(q) Compensation from the Employer and Affiliated Companies during the Determination Year.

                (d) For the purposes of applying Paragraph (c) hereof:

                    (1) If no officer has satisfied the 414(q) Compensation
                requirement of Paragraph (c)(4) above, during either a Determination Year or Look-Back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                    (2) If an Employee is, during a Determination Year or
                Look-Back Year, a Family Member of either a Five-Percent Owner who is an active or former Employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated employees ranked on the basis of 414(q) Compensation paid by the Employer and its Affiliated Companies during such year, then the Family Member and the Five-Percent Owner or top-ten Highly Compensated Employee shall be treated as a single Employee receiving 414(q) Compensation and plan contributions or benefits equal to the sum of such 414(q) Compensation and contributions or benefits of the Family Member and Five-Percent Owner or top-ten Highly Compensated Employee.

                    (3) The determination of who is a Highly Compensated
                Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one-hundred
                (100) Employees, the number of Employees treated as officers and the 414(q) Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder, as applicable to the subject Determination Year.

                (e) For the purposes of this Section, each entity constituting Employer and each Affiliated Company shall be considered collectively as a single employer.

         Sec. 1.40 "Hour of Service" means: (a) each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer during the applicable computation period; (b) each hour for which an Employee is paid or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury or military duty, or leave of absence; and (c) each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. Hours of Service shall be credited in a manner which is consistent with regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2530.200b-2(b) and (c). Hours of Service shall be credited to the Computation Period in which earned, regardless of when determined or awarded. Notwithstanding the foregoing, (1) not more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period during which the Employee performs no duties for the Employer; (2) no credit shall be granted for any period with respect to which an Employee receives payment or is entitled to payment under a plan maintained solely for the purpose of complying with applicable workmen's compensation, or unemployment compensation or disability insurance laws; and (3) no credit shall be granted for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. Each week of absence for military service in the armed forces of the United States from which service the Employee returns to the Employer within the period during which he/she has legally protected reemployment rights shall count as a number of Hours of Service equal to the number of Hours of Service that would have been credited to the Employee with respect to the Employee's customary week of employment during the month immediately preceding the date on which absence for military service commenced. Service rendered at overtime or other premium rates shall be credited at the rate of one (1) Hour of Service for each hour for which pay is earned, regardless of the rate of compensation in effect with respect to such hour. If the Employer maintains the plan of a predecessor employer, Hours of Service with such employer shall be considered to be Hours of Service with the Employer. Service with an Affiliated Company in any Computation Period shall be considered service with the Employer in that Computation Period for the purposes of this Plan; provided, however, that except as may otherwise be specifically provided under this Plan, Hours of Service with any entity prior to the date on which it became an Affiliated Company and Hours of Service with any entity subsequent to the date on which it ceased to be an Affiliated Company shall not be considered to be Hours of Service with the Employer.

         For purposes of this Section, the term "Employee" includes an Employee and a Leased Employee.

         If an Employee's payroll records are normally kept on other than an hourly basis, as described below, the following equivalencies may be utilized in determining the number of Hours of Service to which the Employee is entitled to be credited.

    Basis Upon Which the                                                              Credit Granted If Participant
Participant's Payroll Records                                                          Earns At Least One (1) Hour
      Are Maintained                                                                    Of Service During Period
-------------------------------------                                                 -----------------------------
Shift ................................................................................ Actual hours for full shift
Day .......................................................................................10 Hours of Service
Week ......................................................................................45 Hours of Service
Semi-monthly Payroll Period................................................................95 Hours of Service
Months of Employment.......................................................................190 Hours of Service

         Past service credit shall be given as set forth in Appendix "B," attached hereto and incorporated by reference herein.

         Sec. 1.41 "Investment Manager" means any fiduciary (other than a Trustee or Named Fiduciary) who has the power to manage, acquire, or dispose of any asset of this Plan and who has qualified as an "Investment Manager" within the meaning of Section 3(38) of ERISA.

         Sec. 1.42 "Leased Employee" means an individual who is not an Employee of the Employer or of an Affiliated Company, but who provides services to the Employer or an Affiliated Company where (a) such services are performed pursuant to an agreement between the recipient of those services and any other person or entity, (b) the person performing the services has done so on a substantially full-time basis for at least one year, (c) as to Plan Years starting before January 1, 1997, the services so performed are of a type historically performed in the business field of the recipient by employees and (d) as to Plan Years starting after December 31, 1996, the services so performed are performed under the primary direction and control of the recipient of those services, except that even if an individual would otherwise be considered a Leased Employee hereunder, that individual shall not be considered a Leased Employee if (1) he/she is covered by a money purchase pension plan which (i) covers all employees of the leasing organization (other than those rendering service directly to the leasing organization), (ii) provides a nonintegrated employer contribution rate of at least ten percent (10%) of compensation (as defined in Section 415 (n)(5)(c)(iii) of the Code), and (iii) allows immediate participation and full and immediate vesting, and (2) Leased Employees (including, for this purpose, those who would be Leased Employees but for the operation of this sentence) do not constitute more than twenty percent (20%) of that part of the recipient's workforce consisting of Non-Highly Compensated Employees.

         Sec. 1.43 "Look-Back Year" means the period of twelve (12) consecutive months immediately preceding the Determination Year.

         Sec. 1.44 "Matching Contribution Subaccount" means so much of a Participant's Account as is attributable to Employer contributions made pursuant to Section 3.01(b) of the Plan, as adjusted to reflect the investment gains (losses) and expenses attributable thereto and distributions made therefrom.

         Sec. 1.45 "Named Fiduciary" means the Employer, the Trustee, the Plan Administrator (if other than an Employer) and the Named Appeals Fiduciary. Each Named Fiduciary shall have only those particular powers, duties, responsibilities and obligations as are specifically delegated to him/her/it under this Plan and/or the Trust Agreement. Any fiduciary, if so appointed, may serve in more than one fiduciary capacity.

         Sec. 1.46 "Net Income" means the current and accumulated earnings of the Employer, as determined by the Employer's regularly engaged account on the basis of the Employer's books of account for shareholder reporting purposes, but without any deduction for any of the following: (a) depreciation; (b) extraordinary expenses or losses; (c) casualty losses in excess of recoveries (if any); (d) contributions to this or any other qualified retirement plan; or
(e) federal, state, county or municipal income taxes or income taxes imposed by any other political subdivisions. If Net Income with respect to any fiscal period is restated after a contribution based thereon has been made to this Plan, there shall be no adjustment (upward or downward) in the amount of that contribution solely by reason of the change in Net Income resulting from such restatement.

         Sec. 1.47 "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

         Sec. 1.48 "Normal Retirement Age" means the date on which the Participant attains Age 65.

         Sec. 1.49 "Officer" means a corporate officer (or person holding a position of comparable authority in an enterprise other than a corporation); provided, however, that not more than fifty (50) persons shall be deemed Officers (or, if lesser, the greater of three (3) employees or 10% of employees), disregarding persons who are excluded from consideration for inclusion in the Top-Paid Group.

         Sec. 1.50 "Owner-Employee" means a Self-Employed Individual who is a sole-proprietor if the Employer is a sole proprietorship, or a partner owning more than 10% of either the capital or profits interest of the Employer if the Employer is a partnership.

         Sec. 1.51 "Parenthood Absence" means an absence from work (a) due to the pregnancy of the individual, (b) due to the birth of a child of the individual, (c) due to the placement of a child in connection with the adoption of that child by the individual, or (d) for the purposes of caring for a child during the period immediately following the birth or placement for adoption of such child.

         Sec. 1.52 "Participant" means any individual who has been admitted to participation in this Plan pursuant to the provisions of Article II and who (a) remains an Eligible Class Employee or (b) has ceased to be an Eligible Class Employee, but continues to have an undistributed Account under this Plan.

         Sec. 1.53 "Plan" means the Genesis Health Ventures, Inc. Union Retirement Savings Plan (formerly known as the Meridian Healthcare, Inc. Union Retirement Savings Plan) as set forth herein, and as the same may from time to time hereafter be amended. Notwithstanding any provision of this Plan to the contrary, in the event that a plan is merged into this Plan or a plan's assets and/or liabilities are transferred to this Plan, the amount in each Participant's Account which is attributable to such merger or transfer shall continue to be subject to the distribution method options available under the transferor plan (as in effect on the date of such transaction) as long as, and to the extent required to comply with the requirements of applicable regulatory anti-cutback rules. This Plan is intended to be a "profit-sharing plan" within the meaning of Section 401 of the Code and the cash-or-deferred arrangement incorporated within this Plan is intended to be a "qualified cash-or-deferred arrangement" within the meaning of Section 401(k) of the Code. The Plans listed in Appendix "C", attached hereto and incorporated by reference herein, have been merged into this Plan. Appendix "C" will be revised from time to time by the Primary Employer to reflect additional plans merged into this Plan.

         Sec. 1.54 "Plan Administrator" means the individual or committee named as such pursuant to the provisions hereof, or in the absence of any such appointment, the Primary Employer.

         Sec. 1.55 "Plan Year" means the twelve (12) month period commencing each January 1st and ending on the subsequent December 31st. The one (1) month period commencing December 1, 1997 and ending on December 31, 1997 shall also be a Plan Year. Prior to December 1, 1997, "Plan Year" means the twelve (12) month period commencing each December 1st and ending November 30th.

         Sec. 1.56 "Portability Subaccount" means that portion of the Participant's Account consisting of amounts received as: (a) an Eligible Rollover Distribution from other tax-qualified retirement plans; (b) direct trustee-to-trustee transfers from other tax-qualified plans to the extent permissible (and not including amounts received in plan merger or consolidation transactions); (c) amounts delivered to this Plan by the Participant within 60 days of receipt thereof as an Eligible Rollover Distribution from a tax-qualified retirement plan; and (d) amounts received from an individual retirement arrangement (meeting the requirements of Section 408 of the Code) of the Participant consisting only of amounts described in Clause (c) hereof. A Participant shall have a separate Portability Subaccount for each source of transferred funds, and each such Portability Subaccount shall be separately accounted for and adjusted to reflect the investment gains (losses) and expenses attributable thereto and distributions made therefrom.

         Sec. 1.57 "Primary Employer" means Genesis Health Ventures, Inc. and any successor thereto which adopts this Plan.

         Sec. 1.58 "Prospective Beneficiary" means, as to any Participant, any individual who (or entity which), under the terms of this Plan or any valid beneficiary designation then in effect, would become a Beneficiary upon the death of the Participant if such death occurred on the date of reference.

         Sec. 1.59 "QDRO" means a "qualified domestic relations order" within the meaning of Section 206(d)(3)(B) of ERISA.

         Sec. 1.60 "Required Beginning Date" means the April 1 of the calendar year next following the calendar year in which the Participant attains Age 70-1/2, or for Plan Years beginning on or after January 1, 1997 if later, the April 1 of the calendar year next following the calendar year in which he/she retires, except that with respect to any Participant who is a Five Percent Owner with respect to the Plan Year ending in the calendar year in which he/she attains Age 70-1/2, the Required Beginning Date shall mean April 1 of the calendar year next following the calendar year in which the Participant attains Age 70-1/2, or if later, the date determined pursuant to a valid election made by the Participant under Section 242(b) of the Tax Equity and Fiscal Responsibility Act of 1982.

         Sec. 1.61 "Restoration Contribution Subaccount" means so much of a Participant's Account as is attributable to restoration contributions made under this Plan, adjusted to reflect investment gains (losses) and expenses attributable thereto and distributions made therefrom.

         Sec. 1.62 "Retirement" means a Termination of Employment of a Participant after that Participant has attained Early Retirement Age or Normal Retirement Age.

         Sec. 1.63 "Rollover Amount" means that portion of an Eligible Rollover Distribution from this Plan that, by election of the prospective distributee, is transferred directly from this Plan to: (a) a plan that is tax-qualified under
Section 401(a) of the Code; (b) an annuity plan described in Section 403(a) of the Code; (c) one or more individual retirement arrangements within the meaning of Section 408 of the Code; or (d) a combination of any of the foregoing; except that if a prospective distributee's Eligible Rollover Distribution is less than $200, no portion thereof shall be a Rollover Amount.

         Sec. 1.64 "Self-Employed Individual" means an individual who has Earned Income from the Employer.

         Sec. 1.65 "Spouse" means the individual to whom the Participant is married on the date of reference. In the context of designation of Prospective Beneficiaries and in the context of the exercise of elections under this Plan with respect to which spousal consent is normally required, the individual to whom the Participant is married on the date of a Prospective Beneficiary designation or election exercise, as the case may be, is the Participant's Spouse for Plan purposes unless there then exists a court-issued legal separation order, as described in the following sentence. For the purposes of this Plan, if a court of competent jurisdiction has issued a legal separation order, the parties to whom that order pertains shall not be deemed to be married to each other, even if their marriage has not been annulled or terminated by divorce. However, to the extent that a QDRO specifies that a former spouse (or legally separated spouse) of the Participant is to be treated as the Participant's Spouse, such specified former spouse (or legally separated person) shall be treated as the Participant's Spouse under this Plan to the extent required in such QDRO, to the exclusion of any subsequent Spouse.

         Sec. 1.66 "Termination of Employment" means a cessation of the employer-employee relationship between the Employer and all Affiliated Companies and the Employee. Such cessation of employment shall be deemed to have occurred on the last day on which the Employee performs an Hour of Service for the Employer or an Affiliated Company in the role of a common-law employee, without reference to any period after such relationship is terminated during which the former Employee performs services as a Leased Employee, as an independent contractor, or as an employee of any enterprise which is neither the Employer nor an Affiliated Company. In addition, Termination of Employment shall not be deemed not to have occurred merely because the former Employee's wages or other compensation may be continued beyond the last day on which the former Employee renders services as an employee (within the common-law definition of that term), or because the former Employee may be entitled to payments of previously deferred compensation.

         Sec. 1.67 "Top-Paid Group" means, for any Plan Year, the group consisting of the top 20% of the employees ranked on the basis of Compensation paid during the Plan Year, excluding from consideration: (i) those employees who have not completed six (6) months of service; (ii) those employees who normally (in 50% or more of the weeks in which he/she works) work fewer than 17.5 hours per week; (iii) those employees who normally work at least one day per month during not more than six (6) months during any year; (iv) those employees who have not attained Age 21; (v) except to the extent provided by regulations promulgated by the Secretary of the Treasury or his/her delegate, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor has determined to be a collective bargaining agreement between employee representatives and the Employer; and (vi) employees who are nonresident aliens and receive no earned income from the Employer.

         Sec. 1.68 "Total Disability" means a physical or mental condition of such severity and probable duration as to render it unlikely, in the judgment of the Plan Administrator, that the Participant will be able to resume in the foreseeable future the duties he/she was performing for the Employer prior to the onset of the condition resulting in Total Disability. The Plan Administrator shall rely, in making any determination of Total Disability hereunder, upon the judgment of one or more medical practitioners selected by the Plan Administrator and upon such evidence as is presented by the Participant. No determination of Total Disability shall be made if the Participant fails to provide such evidence as is required by the Plan Administrator and/or fails to submit to examination by the medical practitioner(s) selected by the Plan Administrator.

         Sec. 1.69 "Trust Agreement" means the Genesis Health Ventures, Inc. Union Retirement Plan Trust Agreement as the same is presently constituted, as it may hereafter be amended, and such additional and successor trust agreements as may be executed for the purpose of providing for the maintenance of the assets of this Plan.

         Sec. 1.70 "Trustee" means the party or parties so designated pursuant to the Trust Agreement and each of their respective successors.

         Sec. 1.71 "Valuation Date" means the last day of the Plan Year and each other interim date during the Plan Year on which a valuation of the Fund is made. The Plan Administrator may select different interim dates on which to value each subaccount.

         Sec. 1.72 "Vesting Computation Period" means the Plan Year.

         Sec. 1.73 "Year of Service" shall have the following meanings when used in this Plan:

                (a) When applied to eligibility provisions, a "Year of Service" (also referred to as a "Year of Eligibility Service") means completion of an Eligibility Computation Period in which the person is credited with 1,000 or more Hours of Service, whether or not that service is performed as an Eligible Class Employee.

                (b) When applied to vesting provisions, a "Year of Service" (also referred to as a "Year of Vesting Service") means a Vesting Computation Period in which the person completes 1,000 or more Hours of Service, whether or not that service is performed as an Eligible Class Employee, subject, however, to the limitations on service which is credited for vesting purposes as provided in this Plan.

                (c) All Years of Service which become Disregarded Prior Service shall cease to be Years of Service for all purposes under this Plan.

                                   ARTICLE II


                            PARTICIPATION ELIGIBILITY
                            -------------------------

         Sec. 2.01 Participation Commencement. Each Employee shall become a Participant on the Entry Date coincident with, or if there is no such Entry Date, then on the Entry Date next following, the date on which he/she first satisfies both of the following requirements:

                (a) he/she is an Eligible Class Employee; and

                (b) he/she has completed one (1) Year of Eligibility Service.

         Notwithstanding the foregoing to the contrary, (1) no individual shall be admitted as a Participant if he/she is no longer an Eligible Class Employee on the Entry Date as of which he/she would otherwise have become a Participant, and (2) an Eligible Class Employee shall become a Participant as set forth in Appendix "D," attached hereto and incorporated by reference herein.

         Sec. 2.02 Cessation of Participation. A Participant shall cease to be a Participant on the earliest date on which:

                (a) he/she receives (or there is paid on his/her behalf) his/her entire nonforfeitable interest in his/her Account or

                (b) he/she is deemed to have received a "zero dollar cash-out."

         Sec. 2.03 Restoration of Participant Status. If a former Participant again becomes an Eligible Class Employee, he/she shall return to Participant status in accordance with the following rules.

                (a) If the former Participant:

                    (1) had no nonforfeitable interest in his/her Account
                attributable to his/her prior period of service, and

                    (2) has experienced a number of consecutive one-year Breaks in Service that equals or exceeds both (i) five (5) and (ii) the number of Years of Eligibility Service with which the former Participant was credited prior to the first of such consecutive one-year Breaks in Service, all such previously credited Years of Eligibility Service shall be disregarded, and the former Participant shall resume Participant status as of the Entry Date described in Section 2.01 on which he/she would otherwise become a Participant without reference to such period of prior service.

                (b) If the former Participant is not an individual described in Paragraph (a), he/she shall resume his/her status as a Participant as of the date on which he/she resumes his/her status as an Eligible Class Employee.

         Sec. 2.04 Changes of Status.

                (a) If an Employee who was not an Eligible Class Employee becomes an Eligible Class Employee, he/she shall become a Participant as of the later to occur of:

                    (1) the date on which he/she becomes an Eligible Class
                Employee, or

                    (2) the Entry Date specified in Section 2.01.

                (b) If a Participant remains an Employee but ceases to be an Eligible Class Employee, he/she shall remain a Participant until such time as he/she ceases to be a Participant pursuant to the provisions of
         Section 2.02, but neither his/her service nor his/her Compensation as other than an Eligible Class Employee shall be taken into account in determining the allocations of contributions and reallocable forfeitures to his/her Account under this Plan.

         Sec. 2.05 Waivers of Participation. Each Employee may make an election to waive participation under this Plan if he/she was never a participant under any tax-qualified retirement plan sponsored by the Employer or an Affiliated Company and if the waiver election conforms to all of the following rules:

                (a) it is made in writing in form and content satisfactory to the Plan Administrator and is delivered to the Plan Administrator upon commencement of the Employee's employment by the Employer or an Affiliated Company, or prior to the first date on which he/she would otherwise be admitted as a Participant under this Plan;

                (b) it is irrevocable and permanent;

                (c) by its terms, it precludes participation by the Employee in any tax-qualified plan then sponsored or maintained or thereafter to become sponsored or maintained by the Employer or any Affiliated Company.

                                   ARTICLE III


                             EMPLOYER CONTRIBUTIONS
                             ----------------------

         Sec. 3.01 Determination of Amount.

                (a) Deferral Contributions. The Employer shall contribute with respect to each Accrual Computation Period the aggregate of the Deferral Amounts applicable to such Accrual Computation Period, as determined pursuant to Deferral Agreements in force during that Accrual Computation Period between the Employer and Active Participants in this Plan.

                (b) Employer Matching Contributions. As of the last day of each period determined by the Employer (such period was the Accrual Computation Period prior to January 1, 1998), the Employer shall contribute to the Trust Fund an amount equal to fifty percent (50%) of the Deferral Amounts of each Participant for that period; provided, however, that Deferral Amounts in excess of six percent (6%) (three percent (3%) prior to January 1, 1998) of a Participant's Compensation for such period shall be disregarded.

                (c) Employer Profit-Sharing Contributions. As of the last day of each Accrual Computation Period, the Employer shall contribute to the Trust Fund such amounts as the Board of the Primary Employer, in its absolute discretion, shall timely determine to be the Employer's profit-sharing contribution for the Accrual Computation Period then ending. This provision shall not be construed as requiring the Employer to make a profit-sharing contribution in (or with respect to) any Accrual Computation Period, whether or not there exists Net Income from which such contributions could be made.

         If Employer consists of more than one entity, this Paragraph shall apply separately to each entity.

         If any entity constituting Employer is unable to contribute all, or a portion, of its required contribution for any Accrual Computation Period because it lacks sufficient Net Income from which to pay the contribution, the contribution shall be made by the other entities constituting Employer (which are part of an affiliated group, as defined in Section 1504 of the Code, with that entity) to the extent provided in the applicable provisions of this Section. If the entities constituting Employer do not file a consolidated federal income tax return, each of the other entities shall contribute on behalf of the noncontributing entity that portion of the unpaid contribution which bears the same ratio to the entire amount of the unpaid contribution as the contributing entity's Net Income (less the current contribution) bears to the aggregate Net Income of all entities constituting Employer. If the entities constituting Employer file a consolidated federal income tax return and any entity is unable to make the required contribution, then the remainder of the required contribution may be made by any other entity, included in the consolidated return, from its Net Income.

         Sec. 3.02 Reinstatement Contributions. As to each Plan Year, the Employer shall contribute to this Plan such sums, if any, as may be required to reinstate amounts previously forfeited from the Account of each Participant who:

                (a) received a cash-out of the vested portion of his/her Account in connection with a prior Termination of Employment, if the cash-out was less than 100% of the Participant's Account at the time of distribution and during the Plan Year makes a timely restoration contribution in accordance with the provisions of this Plan (or, in the case of a Participant who received a "zero dollar cash-out," is deemed to have done so)or

                (b) experienced a forfeiture in connection with a Termination of Employment, if the Termination of Employment was subsequently classified as a Termination of Employment on account of Total Disability.

         Sec. 3.03 Military Service Make-Up Contributions. To the extent that the Employer is required to make contributions to this Plan for any Participant in order to comply with the provisions of Chapter 43 of Title 38 of the United States Code, such contributions shall be made (without adjustment for any investment gains or losses, earnings or expenses) when the Participant resumes service as an Employee of the Employer or an Affiliated Company within the time that his/her reemployment rights are protected under the Uniformed Services Employment and Reemployment Rights Act of 1994. Any such military service make-up contribution shall be in an amount equal to the sum of the contributions that the Employer would have made for allocation to the Participant's applicable subaccount (without adjustment to reflect investment gains or losses or income or expenses that would have been attributable thereto) had the Participant remained in the employ of the Employer as an Eligible Class Employee throughout the period of his/her military service absence, with imputed Compensation equal to the Compensation he/she would have earned at his/her rate of pay from the Employer in effect immediately prior to inception of his/her absence for military service.

         Sec. 3.04 Timing of Contributions.

                (a) Deferral Amounts. Contributions made pursuant to Section 3.01(a) shall be paid over to the Trustee as promptly as practicable following the close of the payroll period in which, but for the operation of the Deferral Agreement, such amount would have been included in the current remuneration paid to the Participant, and in no event later than the fifteenth (15th) business day of the calendar month next following the calendar month in which payment for that payroll period is distributed in the normal course.

                (b) Matching and Profit-Sharing Contributions. Contributions made pursuant to Sections 3.01(b) and 3.01(c) hereof shall be paid over to the Trustee on or before the date established (including any extensions of such date) for the filing of the Employer's federal income tax return for the fiscal period to which the contribution relates.

                (c) Reinstatement Amounts and Military Service Makeup Contributions. Contributions made pursuant to Sections 3.02 and 3.03 shall be paid over to the Trustee as promptly as practicable following the date upon which the amount thereof is definitely determined, and in no event later than the date prescribed in Subsection (b) hereof for contributions made with respect to Sections 3.01(b)and 3.01(c).

         Sec. 3.05 Contingent Nature of Contributions. To the extent that the deductibility thereof is subsequently denied, each contribution made by the Employer pursuant to the provisions of Section 3.01, 3.02 and 3.03 hereof is hereby made expressly contingent on the current deductibility thereof for Federal income tax purposes for the year with respect to which such contribution is made.

         Sec. 3.06 Exclusive Benefit; Refund of Contributions. All contributions made by the Employer are made for the exclusive benefit of the Participants and their Beneficiaries, and such contributions shall not be used for nor diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries (including the costs of maintaining and administering this Plan and Trust Fund). Notwithstanding the foregoing, to the extent that such refunds do not, in themselves, deprive this Plan of its qualified status, refunds of contributions shall be made to the Employer under the following circumstances and subject to the foregoing limitations:

                (a) Initial Qualification. If this Plan is submitted to the Internal Revenue Service within the time required to preserve the right to amend it retroactively to the Effective Date, if the Internal Revenue Service makes an adverse determination with regard to this Plan in connection with the qualification requirements of Section 401(a) of the Code, and if the Board of the Primary Employer declines to amend this Plan to satisfy such qualification requirements, contributions made with respect to any period of nonqualification and prior to receipt of notification by the Employer of the determination by the Internal Revenue Service that this Plan has failed to qualify shall be returned to the Employer.

                (b) Disallowance of Deduction. To the extent that a federal income tax deduction is disallowed for any contribution made by the Employer, the Trustee shall refund to the Employer the amount so disallowed within one (1) year of the date of such disallowance.

                (c) Mistake of Fact. In the case of a contribution which is made in whole or in part by reason of a mistake of fact (for example, incorrect information as to the eligibility or compensation of an Employee, or a mathematical error), so much of the Employer contribution as is attributable to the mistake of fact shall be returnable to the Employer upon demand, upon presentation of evidence of the mistake of fact to the Trustee and of calculations as to the impact of such mistake. Demand and repayment must be effectuated within one (1) year after the payment of the contribution to which the mistake applies.

                (d) Specifically Authorized Refunds. The provisions of this Section shall not be construed to prohibit the refund to the Employer of any amount contributed by the Employer if such refund is: (1) made to enable this Plan to satisfy nondiscrimination or other requirements imposed by the Code; (2) consistent with both (i) regulations promulgated by the Secretary of the Treasury and (ii) provisions of this Plan; or (3) made pursuant to any procedure approved by the Secretary of the Treasury or his/her delegate for the correction of operational errors relating to administration of this Plan.

                (e) General Conditions Pertaining to Refunds.

                    (1) Except where regulations require that a refund be
                accompanied by earnings attributable thereto, all refunds paid to the Employer shall be made without interest but shall be reduced by the amount of investment losses and shall be deducted from among the Employer Contribution Subaccounts of the Participants.

                    (2) Amounts to be refunded shall, to the extent identifiable to Accounts maintained for one or more specific Participants (as in the case of certain mistakes of fact, determination by the Internal Revenue Service that a portion of a Participant's Compensation was not reasonable, and amounts refunded to achieve compliance with the limitations of Section 415 of the Code) shall be deducted directly from each such Account in the amount identifiable thereto.

                    (3) Notwithstanding any other provision of this Section to the contrary, no refund shall be made to the Employer which is specifically chargeable against the Account of any Participant which is in excess of one hundred percent (100%) of the amount in such Account, nor shall a refund be made by the Trustee of any funds, otherwise subject to refund hereunder, which have been distributed to Participants, Beneficiaries or Alternate Payees. In the case that previously distributed sums become refundable, the Employer shall have a claim directly against the distributee(s) to the extent of the refundable amounts distributed to each of them.

                    (4) All refunds pursuant to Paragraphs (a), (b) and (c) of this section shall be limited in amount, circumstance and timing to those refunds permissible under Section 403(c) of ERISA. No refund shall be made if, solely by reason of such refund having been made, this Plan would cease to be a tax-qualified Plan under Section 401(a) of the Code.

         Sec. 3.07 Limitations on Employer Matching Contributions.

                (a) Definitions.

                    (1) "Aggregate Limit" means the greater of (i) the sum of
                (A) one hundred twenty-five percent (125%) of the greater of (I) the Actual Deferral Percentage of the group of Participants who are not Highly Compensated Employees for the prior Plan Year ("Relevant Actual Deferral Percentage") or (II) the Actual Contribution Percentage of the group of Participants who are not Highly Compensated Employees for the prior Plan Year ("Relevant Actual Contribution Percentage"); and (B) two (2) percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; provided, however, that in no event shall the amount in this Paragraph (a)(1)(i)(B) exceed two hundred percent (200%) of the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or (ii) the sum of (A) one hundred twenty-five percent (125%) of the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; and (B) two (2) percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; provided, however, that in no event shall the amount in this Paragraph (a)(1)(ii)(B) exceed two hundred percent (200%) of the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

                    (2) "Actual Contribution Percentage" or "ACP" means the
                average, expressed as a percentage, of the Contribution Percentages of the Participants to whom reference is made.

                    (3) "Contribution Percentage" means the ratio, expressed as a percentage, of a Participant's Contribution Amounts to his/her Compensation for the Accrual Computation Period.

                    (4) "Contribution Amount" means the Employer matching
                contributions allocable to a Participant for the Plan Year. To the extent that Employer matching contributions are treated as Deferral Amounts pursuant to Section 5.03(c), such contributions shall not be treated as Contribution Amounts for purposes of this Section. To the extent provided in regulations, Deferral Amounts may be treated as Contribution Amounts for purposes of this Section; provided, however, that the requirements of
                Section 5.03(b) are satisfied prior to including such Deferral Amounts as Contribution Amounts and Section 5.03(b) continues to be satisfied after such Deferral Amounts are treated as Contribution Amounts. In addition, Employer profit-sharing contributions shall be treated as Contribution Amounts if such contributions satisfy the vesting and distribution requirements of Section 5.03(c).

                    (5) "Current Year Testing Method" means testing ACP
                compliance under Section 401(m)(2) of the Code by comparing the current Plan Year ACP for Participants who are Highly Compensated Employees for the Plan Year of reference with the current Plan Year ACP for Participants who are Non-Highly Compensated Employees.

                    (6) "Dollar Leveling Method" means the method of reducing
                Excess Aggregate Contributions of Highly Compensated Employees (by refund of nonforfeitable Excess Aggregate Contributions and by forfeiture of forfeitable Contribution Amounts) by determining the aggregate dollar amount by which the Contribution Amounts of all Highly Compensated Employees must be reduced to achieve compliance with the applicable limitations, and then by reducing the Excess Aggregate Contributions of the Highly Compensated Employee(s) having the highest Contribution Amount for such year to the higher of (i) the level at which the ACP test is passed by the Plan without the reduction of the Contribution Amount of any other Highly Compensated Employees, or (ii) the Contribution Amount of the Highly Compensated Employee(s) having the next highest Contribution Amount. If the process described in the preceding sentence does not result in aggregate reductions equal to the requisite aggregate reduction amount, the process described in the preceding sentence shall be repeated at progressively descending Contribution Amount levels among Highly Compensated Employees until the required aggregate reduction has been achieved.

                    (7) "Excess Aggregate Contributions" means, with respect to any Plan Year, the excess of:

                        (i) the Contribution Amount of a Highly Compensated
                    Employee for such Plan Year, over

                        (ii) the maximum allowable Contribution Amount
                    determined in accordance with the Actual Contribution Percentage test described in Paragraph (b) of this Section.

         Such determination shall be made after first determining "Excess Deferrals" pursuant to Section 5.03(d) and then determining "Excess Contributions" pursuant to Section 5.03(e).

                    (8) "Prior Year Testing Method" means testing for compliance with the requirements of Section 401(m)(2) of the Code for a given Plan Year by using the current Plan Year ACP for Participants who are Highly Compensated Employees and by using the prior Plan Year ACP for Participants who were Non-Highly Compensated Employees who were Participants in such prior Plan Year, except that, unless the Plan is a successor plan, for the first Plan Year in which the Plan permits Elective Deferral Amounts, the prior Plan Year ACP of the Non-Highly Compensated Employees who were Participants shall be arbitrarily deemed to have been three percent (3%).

                    (9) "Ratio Leveling Method" means the method of reducing the
                Excess Aggregate Contributions (by refund of nonforfeitable Contribution Percentage Amounts and by forfeiture of forfeitable Contribution Amounts) of the Highly Compensated Employees for a Plan Year in which the ACP test is not otherwise met, pursuant to which method the ACP of the Highly Compensated Employee having the highest ACP is reduced to the ACP of the Highly Compensated Employee having the next highest ACP, then, if necessary, reducing the ACPs of those Highly Compensated Employees to the ACP of the Highly Compensated Employee having the next highest ACP, repeating this process at progressively lower levels of ACP until the ACP of the Highly Compensated Employees as a group does not exceed the maximum permissible for the Plan Year under the ACP test.

                    (10) "Testing Method" means the Current Year Testing Method or the Prior Year Testing Method, as determined by context.

                (b) Actual Contribution Percentage Test.

                    (1) The Contribution Amount of any Highly Compensated
                Employee shall not exceed the maximum amount determined by the Employer to be acceptable so that the Actual Contribution Percentage for all Participants who are Highly Compensated Employees is not more than one hundred twenty-five percent (125%) of the Actual Contribution Percentage for all other Participants. Notwithstanding the preceding sentence, the Actual Contribution Percentage for the Participants who are Highly Compensated Employees may be greater than one hundred twenty-five percent (125%) of the Actual Contribution Percentage of the other Participants, to a maximum of two hundred percent (200%) of such Actual Contribution Percentage for the other Participants if the Actual Contribution Percentage for such Highly Compensated Employees does not exceed the Actual Contribution Percentage of the other Participants by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

                    (2) If, with respect to an Accrual Computation Period
                commencing prior to January 1, 1997, the Plan initially fails to satisfy the ACP test, Contribution Amounts allocable to the Accounts of individuals who are deemed to be Highly Compensated Employees with reference to that Accrual Computation Period will be adjusted through the use of the Ratio Leveling Method until compliance is achieved. If, with respect to an Accrual Computation Period commencing after December 31, 1996, the Plan initially fails to satisfy the ACP test, Contribution Amounts allocable to the Accounts of individuals who are deemed to be Highly Compensated Employees with reference to that Accrual Computation Period will be adjusted through the use of the Dollar Leveling Method until compliance is achieved. The amount by which each such Highly Compensated Employee's Contribution Amount is reduced shall be treated as an Excess Aggregate Contribution. For this purpose, the Actual Deferral Percentage and the Contribution Percentage of such Highly Compensated Employee are determined after any corrections described in Paragraph (d) and Section 5.03(e).

                    (3) For purposes of this Section, the Contribution
                Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Amounts allocated to his/her Account under two or more plans described in Section 401(a) of the Code, including arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Affiliated Company, shall be determined as if all such Contribution Amounts are made under each plan. In addition, if a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans having plan years ending with or within the same calendar year shall be treated as a single plan.

                    (4) In the event that this Plan satisfies the requirements of Sections 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Section of the Code only if aggregated with this Plan, then this Section shall be applied by determining the Contribution Percentages of participants in such plans, as if such plans were a single plan, provided, however, that plans may be aggregated in order to satisfy
                Section 401(m) of the Code only if they have the same Plan Year.

                    (5) For purposes of the Contribution Percentage test,
                Employer matching contributions and Employer profit-sharing contributions shall be considered made for an Accrual Computation Period if they are made within the time prescribed by Article III and allocated to a Participant's Account with respect to the Accrual Computation Period.

                    (6) In determining whether or not the ACP test has been
                satisfied, the Plan will employ the Prior Year Testing Method; provided, however, that not withstanding the foregoing, if the Plan is required to satisfy the Actual Deferral Percentage test under Section 401(k) of the Code for the Plan Year, the Testing Method employed for determining whether or not the requirements of Section 401(m) of the Code have been satisfied will be the same Testing Method as is used by the Plan to determine compliance with the requirements of Section 401(k) for that Plan Year.

                    (7) The ACP test shall be deemed satisfied automatically
                with respect to a Plan Year if this Plan is a "safe harbor" design plan meeting the requirements of Section 401(m)(11) of the Code, Section 401(k)(12)(B) or 401(k)(12)(C) of the Code,
                Section 401(k)(12)(D) of the Code, Section 401(k)(12) of the Code, and Section 401(m)(11)(B) of the Code, and if the applicable requirements of all regulations and notices promulgated in connection therewith have been satisfied.

                (c) Distributions of Excess Aggregate Contributions.

                    (1) Notwithstanding any other provision of this Plan to the contrary, Excess Aggregate Contributions, together with the earnings thereon, shall be forfeited, if forfeitable, or if not forfeitable, distributed to those Participants whose Accounts include such Excess Aggregate Contributions as promptly as practicable but not later than the last day of the Plan Year following the Plan Year in which the Excess Aggregate Contributions were allocated. For purposes of Article VI, Excess Aggregate Contributions shall be considered Annual Additions.

                    (2) Earnings allocable to Excess Aggregate Contributions
                shall be determined as of the last day of the Accrual Computation Period with respect to which such Excess Aggregate Contributions are attributable and shall be equal to the net earnings for such Accrual Computation Period allocable to the Participant's aggregate Contribution Amounts, multiplied by a fraction, the numerator of which is the Participant's Excess Aggregate Contributions for the Accrual Computation Period and the denominator of which is that portion of the Participant's Account attributable to his/her aggregate Contribution Amounts (determined prior to adjustment for net investment experience for such Accrual Computation Period).

                    (3) Excess Aggregate Contributions shall be reduced by
                forfeiting, if forfeitable, or distributing if nonforfeitable, the Participant's Employer matching contributions (and, if applicable, the Participant's Employer profit-sharing contributions and Deferral Amounts) proportionately.

                    (4) With respect to any Participant who is a Highly
                Compensated Employee to whom the rules of Section 3.07 (b)(2) apply, Excess Aggregate Contributions are determined and corrected by reducing the Contribution Amount of such Participant as determined under Section 3.07(b)(2) and, in connection with Accrual Computation Periods commencing prior to January 1, 1997, allocating the Excess Aggregate Contributions among all Family Members in proportion to the Contribution Amounts of each Family Member that are combined for purposes of determining such Participant's Contribution Percentage.

                    (5) Excess Aggregate Contributions forfeited pursuant to
                this Section shall be applied in accordance with Section 6.02.

                (d) Multiple Use Test. If, with respect to an Accrual Computation Period, Deferral Amounts and Contributions Amounts are credit to the Account of a Participant who is a Highly Compensated Employee and the sum of the Actual Deferral Percentage and the Actual Contribution Percentage of such Participant exceeds the Aggregate Limit, then the Contribution Percentage of such Participant shall be reduced using the Dollar Leveling Method (the Ratio Leveling Method shall be used for the Plan Years beginning prior to January 1, 1997) so that such limit is not exceeded. The amount by which each such Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. For this purpose, the Actual Deferral Percentage and the Contribution Percentage of such Highly Compensated Employee are determined after any corrections described in Paragraph (c) and Section 5.03(e). The limitation described in this Paragraph (d) shall not be exceeded if the Actual Deferral Percentage and the Actual Contribution Percentage for the group of Highly Compensated Employees does not exceed one hundred twenty-five percent (125%) of the Relevant Actual Deferral Percentage and the Relevant Actual Contribution Percentage.

                                   ARTICLE IV


                            TOP-HEAVY PLAN PROVISIONS
                            -------------------------

         Sec. 4.01 Application. For each Plan Year in which this Plan is or becomes a Top-Heavy Plan, as hereinafter defined, the provisions of this Article shall supersede any conflicting provisions of this Plan. Under the provisions of this Article, a Participant may receive increased Employer contributions and/or an increase in his/her vested interest.

         Sec. 4.02 Minimum Contribution.

                (a) Except as otherwise provided in this Section, with respect to each Top-Heavy Plan Year, a minimum contribution shall be made by the Employer and allocated to the Employer Contribution Subaccount of each Participant described in Paragraph (f) of this Section who is not a Key Employee. Except as otherwise provided in this Section, such minimum contribution and allocation shall be an amount determined by multiplying (1) three percent (3%) by (2) the Participant's compensation, as defined in Section 415 of the Code and the regulations thereunder.

                (b) The minimum contribution and allocation described in Paragraph (a) of this Section, may be reduced if no Key Employee's Employer Contribution Subaccount is credited (or required to be credited) with an amount of Employer contribution, including elective contributions, (with respect to that Top-Heavy Plan Year) equal to or exceeding three percent (3%) of his/her compensation (as defined in Section 415 of the Code and the regulations thereunder) for that Top-Heavy Plan Year. For such Top-Heavy Plan Year, the largest percentage calculated in accordance with the preceding sentence shall be determined and such lesser percentage shall be substituted for the three percent (3%) stated in Subparagraph (a)(1) of this Section. For the purpose of this Paragraph, all defined contribution plans included in a Required Aggregation Group will be treated as one plan. This Paragraph shall not apply in any Plan Year in which this Plan is a part of an Aggregation Group containing a defined benefit pension plan if this Plan enables a defined benefit plan required to be included in such group to meet the requirements of Sections 401(a)(4) or 410 of the Code.

                (c) The minimum contribution and allocation described in Paragraphs (a) and (b) of this Section, shall be reduced to the extent that a Participant's Employer Contribution Subaccount is credited with an Employer contribution under the terms of this Plan without the application of Paragraph (a) of this Section. In the event a Participant is covered by any other qualified defined contribution plan(s) sponsored by the Employer, the minimum contribution and allocation described in Paragraphs (a) and (b) of this Section shall be reduced by the amount of Employer contributions allocated to the account of such Participant under such other qualified defined contribution plan(s).

                (d) In the event that a Participant described in Paragraph (f) is also a Participant in a qualified defined benefit plan(s) sponsored by the Employer, then for each Top-Heavy Plan Year five percent (5%) shall be substituted for three percent (3%) in Paragraph (a) of this Section for purposes of determining the amount of minimum contribution and allocation that may be required to be made by the Employer.

                (e) The following special rules shall apply for purposes of determining what Employer contributions are made or are required to be made:

                    (1) Benefits under or contributions made to Social Security or related to self-employment income shall be disregarded;

                    (2) Solely for purposes of determining the amount described in Paragraph (b), Employee contributions by a Key Employee attributable to any salary reduction or similar arrangement to a plan described in Section 401(k) of the Code shall be taken into account with respect to any Plan Year;

                    (3) Employer contributions shall include reallocable and
                reallocated forfeitures (if any); and

                    (4) A waiver of the minimum funding standards of Section
                412(d) of the Code shall be disregarded.

                (f) Any minimum Employer contribution which the Employer may be required to make under the provisions of this Article shall be allocated to the Employer Contribution Subaccount of each Participant employed by the Employer on the last day of the Plan Year even though such Employee would not otherwise receive an allocation of Employer contributions to this Plan because he/she (1) fails to make a mandatory contribution to this Plan, (2) fails to complete 1,000 Hours of Service, or (3) fails to have a stated minimum amount of remuneration.

         Sec. 4.03 Adjustment to Section 415 Limits. Subject to the transition rule stated in Section 416(h)(3) of the Code, if, during any Limitation Year beginning prior to January 1, 2000, this Plan is a Top-Heavy Plan, the limitations on Annual Additions described in Article VI of this Plan shall be applied with respect to a Participant by substituting 1.00 for 1.25 each place it appears in the Defined Benefit Fraction and Defined Contribution Fraction described in Article VI. However, this Section shall not apply if this Plan is not a Super Top-Heavy Plan and the minimum contribution and allocation requirements of Section 4.02 are satisfied:

                (a) after substituting four percent (4%) for three percent (3%) where it appears in Subparagraph (a)(1) of such Section; or

                (b) after substituting seven and one-half percent (7-1/2%) for five percent (5%) where it appears in Paragraph (d) of such Section.

         Sec. 4.04 Determination of Top-Heavy Status. This Plan shall be deemed to be a Top-Heavy Plan as to any Plan Year if, as of the Determination Date, any of the following conditions are met:

                (a) This Plan is not part of any Required Aggregation Group or Permissive Aggregation Group and the Key-Employee Ratio under this Plan exceeds sixty percent (60%);

                (b) This Plan is part of a Required Aggregation Group, there is no Permissive Aggregation Group of which this Plan is a part, and the Key-Employee Ratio of the Required Aggregation Group of which this Plan is a part exceeds sixty percent (60%); or

                (c) This Plan is part of a Required Aggregation Group and part of a Permissive Aggregation Group and the Key-Employee Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

         Sec. 4.05 Definitions. With respect to any Plan Year in which this Plan is a Top-Heavy Plan, the following additional definitions shall apply:

                (a) "Aggregation Group" shall mean a Required Aggregation Group or Permissive Aggregation Group. "Required Aggregation Group" shall consist of each qualified retirement plan of the Employer in which a Key Employee is a Participant and each other qualified retirement plan of the Employer which enables any plan in which a Key Employee participates to meet the requirements of Sections 401(a)(4) or 410 of the Code whether or not this Plan is terminated (including plans for self-employed individuals). "Permissive Aggregation Group" shall consist of the Required Aggregation Group plus one or more additional qualified retirement plans sponsored by the Employer and which the Employer elects to include in the Aggregation Group if such total group of plans considered together continues to meet the requirements of Sections 401(a)(4) and 410 of the Code.

                (b) "Determination Date" shall mean the last day of the preceding Plan Year or in the case of this Plan's first Plan Year, the last day of such Plan Year.

                (c) "Employer" shall include all Affiliated Companies for purposes of this Article.

                (d) "Key Employee" shall mean an Employee or former Employee who during the Plan Year or any of the four (4) preceding Plan Years was any of the following:

                    (1) An officer of the Employer. The term officer means a
                duly elected or appointed administrative executive rendering regular and continuous service to an Employer whose annual compensation as determined under Section 6.03 exceeds fifty percent (50%) of the amount in effect under Section 415(b)(1)(A) of the Code for the calendar year in which such Plan Year ends.

                    (2) One (1) of the ten (10) Employees of the Employer owning
                (or considered as owning within the meaning of Section 318 of the Code, as modified by Section 416(i) of the Code) the largest interests in the Employer or any Affiliated Company; except that an Employee who owns not more than a 1/2 percent interest in the Employer or any Affiliated Company, or whose annual compensation as determined under Section 6.03 does not exceed the maximum dollar limitation under Section 415(c)(1)(A) of the Code as in effect for the calendar year in which the Determination Date falls shall not be included as a Key Employee.

                    (3) An Employee who is a Five-Percent Owner of the Employer.

                    (4) An Employee whose annual compensation as determined
                under Section 6.03 exceeds $150,000 and who would be described in Subparagraph (3) above if "one percent (1%)" were substituted for "five percent (5%)" each place it appears in the definition of "Five-Percent Owner."

         The Beneficiary of any deceased Employee shall be considered as either a Key Employee or not a Key Employee for the same period the deceased Employee would have been so considered.

                (e) "Key Employee Ratio" shall mean the ratio for any Plan Year, as of the Determination Date with respect to such Plan Year, determined by comparing the amount described in Subparagraph (1) of this Paragraph with the amount described in Subparagraph (2) of this Paragraph after deducting from both such amounts the amount described in Subparagraph
         (3).

                    (1) The amount described in this Subparagraph is the sum of
                (i) the aggregate of the present values of all accrued benefits of Key Employees under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of Key Employees under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Key Employee during the period of five (5) Plan Years ending on the Determination Date.

                    (2) The amount described in this Subparagraph is the sum of
                (i) the aggregate of the present values of all accrued benefits of all Participants under all qualified defined benefit plans included in the Aggregation Group, (ii) the aggregate of the balances in all of the accounts standing to the credit of all Participants under all qualified defined contribution plans included in the Aggregation Group, and (iii) the aggregate amount distributed from all plans in such Aggregation Group to or on behalf of any Participant during the period of five (5) Plan Years ending on the Determination Date.

                    (3) The amount described in this Subparagraph is the sum of
                (i) all rollover contributions (or similar transfers) to this Plan initiated by an Employee and (ii) any amount that is included in Subparagraph (2) hereof for, on behalf of, or on account of, an individual who is not a Key Employee as to the Plan Year of reference but who was a Key Employee as to any earlier Plan Year and (iii) any amount that is included in Subparagraph (2) hereof for, on behalf of, or on account of an individual who has not performed any services for the Employer at any time during the five (5) year period ending on the Determination Date.

         For purposes of computing the present value of accrued benefits in any defined benefit plan, the valuation date shall be the most recent valuation date specified in such plan which falls within the twelve (12) month period ending on the Determination Date. The actuarial assumptions that shall be used for such purposes shall be the assumptions used for determining actuarial equivalence of optional benefits under the plan(s). If plans are aggregated, the value of account balances and accrued benefits shall be calculated with reference to the Determination Dates that fall within the same calendar year.


                (f) "Super Top-Heavy Plan" shall mean this Plan for any Plan Year in which this Plan would be deemed "top-heavy" pursuant to Section
         4.05 if "ninety (90%) percent" were substituted for "sixty (60%) percent" at each place where "sixty (60%) percent" appears in such Section.

                (g) "Top-Heavy Plan" shall mean this Plan for any Plan Year in which this Plan is determined to be "top-heavy" pursuant to the provisions of Section 4.05 hereof.

                (h) "Top-Heavy Plan Year" shall mean a Plan Year in which this Plan is a Top-Heavy Plan.

                                    ARTICLE V

                            PARTICIPANT CONTRIBUTIONS
                            -------------------------
                            AND DEFERRAL ARRANGEMENTS
                            -------------------------

         Sec. 5.01 Eligibility for Deferral Arrangement. Any Employee who is an Active Participant or who anticipates becoming such may enter into a written Deferral Agreement with the Employer in accordance with uniform nondiscriminatory rules prescribed by the Plan Administrator pursuant to which such Participant's Compensation shall be reduced by his/her Deferral Amount.

         Sec. 5.02 Effective Date of Deferral Agreements.

                (a) Initial Effective Date. Any Deferral Agreement (and any change in any existing Deferral Agreement) shall become effective at such times and in such manner as shall be described in uniform nondiscriminatory rules and regulations prescribed by the Plan Administrator.

                (b) Cancellation and Reinstatement. A Deferral Agreement may be canceled or suspended by a Participant or by the Employer at such times and in such manner as shall be described in uniform nondiscriminatory rules and regulations prescribed by the Plan Administrator. In the event of such a cancellation or suspension by or at the request of the Participant, no Deferral Agreement may be reinstated or become effective with respect to such Participant until the date designated by the Plan Administrator in accordance with uniform and nondiscriminatory rules and regulations.

         Sec. 5.03 Deferral Amounts.

                (a) The tentative Deferral Amount set forth in any Deferral Agreement shall be an amount, not less than one percent (1%) of the Participant's Compensation nor more than fifteen percent (15%) of the Participant's Compensation (in increments of full percentage points) which does not exceed the dollar amount described in Paragraph (d). Tentative Deferral Amounts shall become Deferral Amounts only after the Employer or the Plan Administrator has made such adjustments thereto as they (or either of them) deem necessary to maintain the qualified status of this Plan and/or to maintain the treatment of Deferral Amounts as a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code.

                (b) This Plan must satisfy the actual deferral percentage test requirements of Section 401(k) of the Code for each Accrual Computation Period.

                    (1) If a Participant for any Accrual Computation Period is a
                Highly Compensated Employee, his/her Deferral Amount shall not exceed the maximum amount determined by the Employer to be acceptable so that the Actual Deferral Percentage for all Highly Compensated Employees is not more than one hundred twenty-five percent (125%) of the Actual Deferral Percentage for all other Participants, except that the Actual Deferral Percentage for the Highly Compensated Employees may be greater than one hundred twenty-five percent (125%) of the Actual Deferral Percentage of the other Participants, to a maximum of two hundred percent (200%) of such Actual Deferral Percentage for all Participants if the Actual Deferral Percentage for the Highly Compensated Employees does not exceed the Actual Deferral Percentage of the other Participants by more than two (2) percentage points.

                    (2) This Plan will be deemed to have satisfied the test
                described in Subparagraph (1) with respect to an Accrual Computation Period if this Plan is a "safe harbor" design plan meeting the requirements of Section 401(k)(12) of the Code,
                Section 401(k)(12)(B) or 401(k)(12)(C) of the Code, and Section 401(k)(12)(D) of the Code, and if the applicable requirements of all regulations and notices promulgated in connection therewith have been satisfied.

                    (3) Testing for compliance with the nondiscrimination
                requirements of Section 401(k) of the Code will be achieved using the Prior Year Testing Method for Plan Years beginning on or after January 1, 1997. The Board of the Primary Employer delegates to the Plan Administrator authority to amend the Plan to change from the Current Year Testing Method to the Prior Year Testing Method for ADP and ACP testing purposes in those situations in which such a change is approved in IRS Notice 98-1 (Part VII(A)) or in subsequent guidance promulgated by the Secretary of the Treasury or his/her delegate, or to change from the Prior Year Testing Method to the Current Year Testing Method.

                (c) In order to satisfy the requirements of the ADP test described in Paragraph (b), the Employer may:

                    (1) make an optional Employer profit-sharing contribution
                which is fully vested and nonforfeitable when made and which shall be allocated proportionately among all Active Participants who are not Highly Compensated Employees on the basis of their respective Deferral Amounts for the Accrual Computation Period of reference;

                    (2) take into account Employer matching contributions which are fully vested and nonforfeitable when made;

                    (3) take into account Employer profit-sharing contributions which are fully vested and nonforfeitable when made; or

                    (4) reduce the tentative Deferral Amounts of Highly
                Compensated Employees.

         Contributions described in Subparagraph (1), (2) or (3) of this Paragraph shall be credited to the Deferral Contribution Subaccounts of the Active Participants and shall be deemed to be additional Deferral Amounts for purposes of Paragraph (b) of this Section and Section 5.06(a). However, if the reduction under Subparagraph (4) of this Paragraph is to be made, the Employer shall calculate the maximum Actual Deferral Percentage for such group pursuant to Paragraph (b). The Deferral Amounts of the Highly Compensated Employees shall be reduced progressively, using the Ratio Leveling Method with respect to Accrual Computation Periods commencing prior to January 1, 1997 to the highest percentage of each such Participant's Compensation as the Employer, in its discretion, deems to be permissible to ensure that the Actual Deferral Percentage of such group does not exceed the maximum allowable amount. The Deferral Amounts of the Highly Compensated Employees shall be reduced progressively using the Dollar Leveling Method with respect to Accrual Computation Periods commencing after December 31, 1996, to the highest dollar amount of each such Participant's Compensation which the Employer, in its discretion, shall deem to be permissible to ensure that the Actual Deferral Percentage of such group does not exceed the maximum allowable percentage. Any Employer matching contributions to which such Deferral Amounts relate shall be forfeited and applied in accordance with Section 6.02.

                (d) Notwithstanding any provision in this Plan to the contrary, in no event shall the Deferral Amounts under this Plan and the elective deferrals (as defined in Section 402(g)(3) of the Code) to any other plans, contracts or arrangements of the Employer, made with respect to any Participant during any calendar year exceed $9,500 (or such other amount as may be established by the Secretary of the Treasury to reflect cost of living adjustments). In the event that a Participant's Deferral Amount exceeds the limitation of the preceding sentence, such excess amount ("Excess Deferrals") shall be distributed in accordance with the provisions of Section 5.03(c).

                (e) All amounts withheld pursuant to a Deferral Agreement and thereafter delivered to the Trustee shall be so delivered only if the Employer in good faith believes that such amounts do not exceed the amounts permissible pursuant to the limitations hereinabove set forth. If any amount shall be withheld from the Compensation of a Participant pursuant to a Deferral Agreement which exceeds the maximum amount permissible pursuant to Paragraph (b) hereof, and if such amount is delivered to the Trustee prior to the discovery of the fact that such amount exceeds the limitations hereinabove set forth, and if such excess is not eliminated by means of the optional contribution described in Paragraph (c) above, such amount ("Excess Contributions"), together with the earnings and losses thereon, shall be deemed to have been contributed to the Plan by way of a mistake of fact, shall be refunded to the Employer, and shall thereafter be paid as promptly as practicable, but no later than the last day of the Plan Year following the Plan Year with respect to which such Excess Contributions arose (subject, however, to the withholding of taxes and other amounts as though such amount were current compensation) by the Employer to the Employee from whose Compensation such amount was obtained pursuant to a Deferral Agreement). For purposes of Section 6.03, Excess Contributions shall be considered Annual Additions. For purposes of this Paragraph, earnings allocable to Excess Contributions shall be determined as of the last day of the Accrual Computation Period with respect to which such Excess Contributions are attributable and shall be equal to the net earnings allocable to the Participant's Deferral Contribution Subaccount, multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for the Accrual Computation Period and the denominator of which is the Participant's Deferral Contribution Subaccount (determined prior to adjustment for net investment experience for such Accrual Computation Period).

                (f) The aggregate of all Deferral Amounts with respect to any Plan Year shall not exceed amounts determined by the Employer to be deductible to the Employer under Section 404(a) of the Code when contributed to the Plan for such Plan Year. If the Employer deems it necessary to reduce the Deferral Amount called for in any Deferral Agreement to satisfy the aforesaid limitation, the Deferral Amounts of all Participants shall be reduced proportionately until the aggregate of all Deferral Amounts are within the limitations of Section 404(a) of the Code, taking into account all other contributions made by the Employer.

                (g) For purposes of this Section, the Actual Deferral Percentage of any Participant who is a Highly Compensated Employee and who is eligible to have Deferral Amounts (and contributions treated as Deferral Amounts) allocated to his/her Account under two or more arrangements described in Section 401(k) of the Code that are maintained by the Employer or any Affiliated Company, shall be determined as if the total of such amounts are made under a single arrangement. In addition, if a Highly Compensated Employee participates in two or more such plans that have different plan years, all such plans ending with or within the same calendar year shall be treated as a single plan.

                (h) The Actual Deferral Percentage of a Highly Compensated Employee who is either a Five-Percent Owner or one (1) of the ten (10) most highly compensated Employees when ranked on the basis of Compensation (including Family Members in the case of Accrual Computation Periods commencing prior to January 1, 1997) shall be equal to the Actual Deferral Percentage determined by combining the Deferral Amounts (and contributions treated as Deferral Amounts) and Compensation of all Family Members. The preceding sentence shall not apply with respect to Accrual Computation Periods commencing after December 31, 1996. With respect to any Participant described in this Paragraph, Excess Contributions for Accrual Computation Periods commencing prior to January 1, 1997 are determined and corrected by reducing the Actual Deferral Percentage of such Highly Compensated Employee (as determined under this paragraph) and allocating the Excess Contributions among all Family Members in proportion to the Deferral Amounts (and contributions treated as Deferral Amounts) of each Family Member that are combined for purposes of determining such Participant's Actual Deferral Percentage.

                (i) For purposes of determining the Actual Deferral Percentage, Deferral Amounts and contributions treated as Deferral Amounts will be considered made for an Accrual Computation Period if they are made within the time prescribed by Article III and allocated to a Participant's Account with respect to the Accrual Computation Period.

                (j) In the event that this Plan satisfies the requirements of
         Section 401(k), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Section of the Code only if aggregated with this Plan, then this Section 5.03 shall be applied by determining the Actual Deferral Percentages of participants in such plans, as if such plans were a single plan. Provided, however, that plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

                (k) For the purposes of applying the provisions of this Section, the following terms shall be defined as follows:

                    (1) "Actual Deferral Percentage" or "ADP" means, for a
                specified group of Participants for any Accrual Computation Period, the average of the ratios (calculated separately for each Participant in such group) of (1) the Deferral Amounts actually paid over to the Trustee on behalf of such Participant for the Accrual Computation Period to (2) the Participant's Compensation for such Accrual Computation Period. Employer contributions on behalf of any Participant shall include (i) any Deferral Amounts made pursuant to the Participant's deferral election (including Excess Deferrals of Highly Compensated Employees), but excluding (A) Excess Deferrals of Non-Highly Compensated Employees that arise solely from Deferral Amounts made under the plan or plans of the Employer and the Affiliated Companies and (B) Deferral Amounts that are taken into account in the Contribution Percentage Test under Section 401(m) of the Code (provided the ADP test is satisfied both with and without exclusion of these Deferral Amounts), and (ii) at the election of the Employer, Qualified Nonelective Contributions and Qualified Matching Contributions (each as defined for this purpose under the Code). For purposes of computing ADP, an Employee who would be a Participant but for the failure to make or authorize any Deferral Amount shall be treated as a Participant on whose behalf no Deferral Amounts are made.

                    (2) "Compensation" means the Participant's compensation as determined pursuant to Section 414(s) of the Code and complying with the requirements of Treas. Reg. Section 1.414(s)-1, including, without limitation, the requirement that such definition be applied consistently as to any Accrual Computation Period for all Employees similarly situated. Absent specification by the Plan Administrator of use of a permissible alternate definition, the definition of "Compensation" to be applied with respect to any Accrual Computation Period shall be the definition applicable for the purposes of determining whether annual additions to the Plan are within the limitations of Section 415(c)(1) of the Code.

                    (3) "Current Year Testing Method" means testing ADP
                compliance under Section 401(k)(3) of the Code by comparing the current Plan Year ADP for Participants who are Highly Compensated Employees for the Plan Year of reference with the current Plan Year ADP for Participants who are Non-Highly Compensated Employees.

                    (4) "Deferral Amount" means: (i) elective contributions
                under a qualified cash or deferred arrangements meeting the requirements of Section 401(k) of the Code (including Deferral Amounts under the Plan); (ii) Employer contributions under a simplified employee pension plan pursuant to a salary reduction arrangement as described at Section 408(k)(6) of the Code to the extent excluded from the Employee's taxable income under Section 402(h)(1)(B) of the Code (before applying the limits of Section 402(g) of the Code); (iii) Employer contributions toward the purchase of a tax-sheltered annuity contract (or comparable custodial account) pursuant to a salary reduction arrangement described in Section 3121(a)(5)(D) of the Code, to the extent excluded from current taxable income under Section 403(b) of the Code (before applying the limits of Section 402(g) of the Code);
                (iv) amounts excluded from current income taxation by reason of
                Section 457(b) of the Code, and (v) Employee contributions designated as deductible under a trust described in Section 501(c)(18) of the Code.

                    (5) "Dollar Leveling Method" means the method of reducing
                (by payment of presumptive Deferral Amounts to the respective Highly Compensated Employees whose current remuneration was reduced to generate such amounts) the total Deferral Amounts of the Highly Compensated Employees for a given Accrual Computation Period, as described in this Paragraph. The aggregate dollar amount by which the Deferral Amounts of all Highly Compensated Employees must be reduced to achieve compliance with the applicable limitations is determined; then the Deferral Amount of the Highly Compensated Employee(s) having the highest Deferral Amount for such Accrual Computation Period to the higher of (i) the level at which the ADP test is passed by the Plan without the reduction of the Deferral Amount of any other Highly Compensated Employee, or (ii) the Deferral Amounts of the Highly Compensated Employee(s) having the next highest Deferral Amount. If the process described in the preceding sentence does not result in Deferral Amount reductions equal to the requisite aggregate reduction amount, the process described in the preceding sentence shall be repeated at progressively descending Deferral Amount levels among Highly Compensated Employees until the required aggregate reduction has been achieved.

                    (6) "Prior Year Testing Method" means testing for compliance with the requirements of Section 401(k)(3) of the Code for a given Plan Year by using the current Plan Year ADP for Participants who are Highly Compensated Employees and by using the prior Plan Year ADP for Participants who were Non-Highly Compensated Employees who were Participants in such prior Plan Year, except that, unless the Plan is a successor plan, for the first Plan Year in which the Plan permits Deferral Amounts, the prior Plan Year ADP of the Non-Highly Compensated Employees who were Participants shall be arbitrarily deemed to have been three percent (3%).

                    (7) "Ratio Leveling Method" means the method of reducing the
                ADP (by payment of presumptive Deferral Amounts to the respective Highly Compensated Employees whose current remuneration was reduced to generate such amounts) of the Highly Compensated Employees for an Accrual Computation Period in which the ADP test is not otherwise met, pursuant to which method the ADP of the Highly Compensated Employee having the highest ADP is reduced to the ADP of the Highly Compensated Employee having the next highest ADP, then, if necessary, reducing the ADPs of those Highly Compensated Employees to the ADP of the Highly Compensated Employee having the next highest ADP, repeating this process at progressively lower levels of ADP until the ADP of the Highly Compensated Employees as a group does not exceed the maximum permissible for the Plan Year under the ADP test.

         Sec. 5.04 Establishment of Separate Account. The Plan Administrator shall establish on behalf of each Participant who enters into a Deferral Agreement a Deferral Contribution Subaccount. All Deferral Amounts resulting from the reduction of the remuneration of any Participant shall be credited directly to that Participant's Deferral Contribution Subaccount, such crediting to be effective as of a date (or dates) no later than the last day of such Accrual Computation Period. Crediting of any Deferral Amount shall not be contingent upon continued participation in the Plan as of any date subsequent to the date on which such Deferral Amount was earned by the Participant to whom it is to be credited.

         Sec. 5.05 Distributions from Participant's Deferral Contribution Subaccount.

                (a) No portion of a Participant's Deferral Contribution Subaccount shall be distributed or withdrawn earlier than upon one of the following events:

                    (1) the Participant's retirement, death, Total Disability or separation from service of the Employer;

                    (2) the termination of the Plan without the establishment or maintenance of a "successor plan" (as defined in Treasury Regulation Section 1.401(k)- i(d)(3)); provided, however, that the Participant receives a lump sum distribution (as defined in Section 402(e)(4) of the Code, without regard to Clauses (i),
                (ii), (iii) and (iv) of Subparagraph (A), Subparagraph (B) or Subparagraph (H) thereof) by reason of such termination;

                    (3) the disposition by the Employer of substantially all of the assets (within the meaning of Section 409(d)(2) of the Code) used by the Employer in a trade or business with respect to a Participant who continues employment with the corporation acquiring such assets; provided, however, that the Participant receives a lump-sum distribution (as defined in Section 402(d)(4)(A) of the Code, without regard to Clauses (i), (ii),
                (iii) and (iv) of Subparagraph (A), Subparagraph (B) or Subparagraph (H) thereof) by reason of such disposition;

                    (4) the disposition by the Employer of its interest in a
                subsidiary (within the meaning of Section 409(d)(3) of the Code) with respect to a Participant who continues employment with such subsidiary; provided, however, that the Participant receives a lump-sum distribution (as defined in Section 402(d)(4)(A) of the Code, without regard to Clauses (i), (ii), (iii) and (iv) of Subparagraph (A), Subparagraph (B) or Subparagraph (H) thereof) by reason of such disposition;

                    (5) the Participant's attainment of Age 59-1/2; or

                    (6) the Participant's hardship, as provided in Section 5.06;
                provided, however, that with respect to the portion of a married Participant's account attributable to assets from a transferor plan, no distribution or withdrawal permitted by this Section shall be made, unless, if such consent is required by law, such Participant's spouse consents thereto in writing in form satisfactory to the Plan Administrator.

                (b) Notwithstanding any other provision in this Plan to the contrary, if, on or before any March 1, a Participant notifies the Plan Administrator that during the prior calendar year, he/she has made an Excess Deferral and that all or a portion of such Excess Deferral has been allocated to the Plan, the Plan Administrator may, in its sole discretion, direct the Trustee to refund such Excess Deferral, together with the earnings and losses thereon, to the Employer and thereafter such amount may be paid by the Employer on or before the next following April 15 (subject, however, to the withholding of taxes and other amounts as though such amount were current compensation) to the Participant from whose Compensation such Excess Deferral was obtained pursuant to a Deferral Agreement. For purposes of Section 6.03, Excess Deferrals shall be considered Annual Additions. Any Employer matching contributions to which such Excess Deferrals relate shall be forfeited and applied in accordance with Section 6.02. The refund of an Excess Deferral pursuant to this Section shall not affect the calculation of the Actual Deferral Percentage for any Accrual Computation Period falling within the calendar year with respect to which such Excess Deferral had been made.

                (c) For purposes of this Section, earnings allocable to Excess Deferrals shall be determined as of the last day of the calendar year with respect to which such Excess Deferrals are attributable and shall be equal to the net earnings for such calendar year allocable to the Participant's Deferral Contribution Subaccount, multiplied by a fraction, the numerator of which is such Participant's Excess Deferrals for such calendar year and the denominator of which is the Participant's Deferral Contribution Subaccount (determined prior to adjustment for net investment experience for such calendar year).

         Sec. 5.06 Hardship Withdrawals: Participant's Prior Plan Employee Subaccount. Notwithstanding any provision of this Article V to the contrary, the Plan Administrator, in its sole discretion, may approve distribution of any amount made on account of an immediate and heavy financial need of the Participant if (1) the Participant has a subaccount under the Plan attributable to participation in the Geri-Med 401(k) Plan for Union Professional Nurses of New Jersey ("Prior Plan Employee Subaccount") and (2) the distribution is necessary to satisfy such financial need. For this purpose, a distribution will be deemed to be made on account of an immediate and heavy financial need of the Participant if the distribution is on account of:

                (a) medical expenses incurred or anticipated by the Participant, the Participant's Spouse or dependents;

                (b) the purchase (excluding mortgage payments) of a principal residence for the Participant;

                (c) the payment of tuition and related educational fees (as such term is defined in Treasury Regulations under Section 401(k) of the Code or otherwise by the Commissioner of Internal Revenue, from time to time, in regulations, revenue rulings, notices, and other documents of general applicability) for the next twelve (12) months of post-secondary education for the Participant, his/her Spouse or dependents;

                (d) the need to prevent the eviction of the Participant from his/her principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                (e) such other deemed immediate and heavy financial needs as shall be published by the Commissioner of Internal Revenue, from time to time, in regulations, revenue rulings, notices and other documents of general applicability.

                A distribution shall be deemed to be necessary to meet an
            immediate and heavy financial need of the Participant if (1) the distribution does not exceed the lesser of (i) the aggregate Deferral Amounts in the Prior Plan Employee Subaccount made on behalf of the Participant as of the date the Participant applies to the Plan Administrator for a distribution hereunder, reduced by any prior withdrawal therefrom or (ii) the amount of the immediate and heavy financial need of the Participant; and (2) the Participant presents a certification acceptable to the Plan Administrator that the need cannot be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by reasonable liquidation of the Participant's assets (including those assets owned by his/her Spouse and minor children that are reasonably available to the Participant) to the extent such liquidation would not itself cause an immediate and heavy financial need, (iii) by cessation of Deferral Amounts; or (iv) by other distributions or nontaxable loans from plans maintained by the Employer or any other employer, or by borrowing from commercial sources on reasonable commercial terms. A distribution made pursuant to this paragraph may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated as a result of such distribution."

         Sec. 5.07 Portability Contributions.

                (a) Transfers and Rollovers.

                    (1) Qualified Plan Rollovers. To the extent permitted by the
                Plan Administrator, this Plan shall accept direct transfers from the Trustee of any tax-qualified retirement plan sponsored by a prior employer of a Participant, provided that all of the following conditions are met:

                        (i) the Plan Administrator reasonably believes the
                    transferor plan to be a tax-qualified retirement plan within the meaning of Section 401(a) of the Code and reasonably believes the amount being transferred to be an Eligible Rollover Distribution;

                        (ii) the amount so transferred is not subject to a QDRO,
                    and it is reasonable to believe that all spousal consents necessary to permit a distribution to the Participant of a single-sum distribution from the transferor plan have been obtained and verified; and

                        (iii) if the Plan Administrator requests, each amount so
                    transferred is identified as to source and nature (such as non-deductible employee contributions, elective deferral amounts and deemed elective deferral amounts subject to the provisions of Section 401(k) of the Code, conventional employer contributions, etc.).

                Any amount presented by a Participant to the Trustee within sixty (60) days of the receipt thereof as a distribution from any other tax-qualified retirement plan shall be treated as having been received directly from the appropriate dispersing officer or fiduciary of the dispersing plan.

                    (2) IRA Rollovers. To the extent permitted by the Plan
                Administrator, any Participant who has established an individual retirement arrangement pursuant to the provisions of Section 408 of the Code solely for the purpose of serving as a repository for Eligible Rollover Distributions received from qualified retirement plans of former employers, not including any amount contributed by the Employee (other than tax-deductible qualified voluntary employee contributions) as a participant or member of such plan, and who has not made any contributions to such individual retirement arrangement on his/her own behalf may, transfer all of the assets of such individual retirement arrangement to the Trustee.

                (b) Accounting for Transferred Amounts. All amounts received by this Plan pursuant to this Section shall be accounted for in a separate Portability Subaccount established for the Participant. To the extent required by regulation, components of the Portability Subaccount shall be separately tracked administratively and separately accounted for to the extent that such separate components may be subject to special rules or limitations (such as limitations on distributions of Deferral Amounts and deemed Deferral Amounts transferred from qualified cash or deferred arrangements under plans meeting the requirements of Section 401(k) of the Code).

                (c) Restrictions and Limitations on Portability Subaccount Transfers.

                    (1) No amount shall be acceptable for credit to a
                Participant's Portability Subaccount if such amount is subject to a QDRO.

                    (2) No contributions shall be accepted directly or
                indirectly from (i) any individual retirement account to which the Participant has contributed on his/her own behalf, or (ii) any plan for self-employed persons or any plan containing assets previously part of a plan for self-employed persons, if, at any time under such plan, the Participant was a self-employed person.

                    (3) No transfer of assets will be accepted which consists, in whole or in part, of insurance contracts unless the Plan Administrator determines that it is likely that the other assets being transferred and future contributions allocable to the Account of the Participant will be sufficient to sustain the cost of carrying such insurance without violating the "incidental death benefit" rules under the Code.

                    (4) Amounts received under this Section shall be held in
                interest-bearing segregated accounts until the Valuation Date next following the date of receipt by the Trustee, or until such other date as the Trustee finds it feasible to include such amounts among the general investments of the Fund.

                    (5) No asset shall be acceptable for credit to a
                Participant's Portability Subaccount if such asset includes a participant loan.

                (d) Withdrawal of Portability Subaccounts. There shall be no withdrawals of any portion of any Portability Subaccount by any Participant until such time as he/she is otherwise eligible to receive his/her nonforfeitable interest attributable to Employer contributions under this Plan (or would have been eligible, had he/she been vested in any part of his/her Matching Contribution Subaccount). All transfer amounts, and the earnings and accretions attributable thereto, shall be subject to the provisions of any QDRO applicable to the Participant under either this Plan or the plan from which the transfer amount was received.

                (e) Distribution of Portability Subaccounts. The assets held on behalf of any Participant in a Portability Subaccount shall be aggregated with any other vested interest he/she may have in this Plan for the purpose of distribution and shall be distributed at the same time as the remainder of his/her vested interest, if any, in this Plan would have been distributed, and, to the extent feasible, by the same method of distribution of benefits, subject, however, to the provisions of any applicable QDRO.

         Sec. 5.08 Restoration Contributions.

                (a) Deemed Restoration Contributions. Any former Participant who:

                    (1) experienced a Termination of Employment;

                    (2) is deemed to have received a "zero-dollar cash-out"
                under this Plan; and

                    (3) returns to employment covered by this Plan prior to
                experiencing five (5) consecutive one-year Breaks in Service commencing after his/her Termination of Employment,

         will be deemed to have made a restoration contribution of his/her "zero-dollar cash-out" on the date on which he/she again becomes a Participant. Upon such deemed restoration contribution, his/her Employer Contribution Subaccount and Matching Contribution Subaccount, as applicable, shall be restored to the amount that was standing to the Participant's credit therein as of the date of his/her Termination of Employment (or, if such amount is not determinable as of that date, as of the date on which his/her Employer Contribution Subaccount and Matching Contribution Subaccount, as applicable, was forfeited under the Plan), without any adjustment for investment experience or administrative costs from the date of such forfeiture to the date of the deemed restoration contribution.

                (b) Actual Restoration Contributions.

                    (1) Repayment of Prior Distribution. If a Participant
                receives a distribution of his/her entire nonforfeitable interest under this Plan on account of Termination of Employment, where such nonforfeitable interest was less than the Participant's entire Account balance but was not a "zero-dollar cash-out," the Participant shall have the right to repay to this Plan the amount received in such distribution (without interest), and by so doing to cause his/her Account balance to be restored to the amounts credited thereto as of the date of the earlier distribution. Any such restoration contribution must be made:

                        (i) after the Participant's return to employment covered by this Plan;

                        (ii) prior to the date on which the Participant experiences five (5) consecutive one-year Breaks in Service commencing after the distribution referred to in the first sentence of this Paragraph; and

                        (iii) prior to the date that is the fifth (5th)
                    anniversary of the date on which the Participant was first employed by the Employer or an Affiliated Company after receiving such distribution.

                  Any Participant who fails to make a restoration contribution within the time limitations herein established shall have irrevocably waived the privilege of making such contribution.

                    (2) Where Disability Separation has been Determined to have
                Occurred. Where a Participant's Account has been diminished by a forfeiture subsequent to a Termination of Employment, and that Termination of Employment is later determined to have been by reason of Total Disability, the Employer shall contribute an amount equal to the amount of the previous forfeiture, without adjustment for any investment gains or losses or for expenses that would have been credited to or borne by the Account had such forfeiture not occurred.

                                   ARTICLE VI

                           ALLOCATION OF CONTRIBUTIONS
                           ---------------------------

         Sec. 6.01 Employer Contributions.

                (a) Deferral Amount Contributions. There shall be directly and promptly allocated to the Deferral Contribution Subaccount of each Participant the Deferral Amounts contributed by the Employer to the Plan by reason of any Deferral Agreement in force between the Employer and that Participant.

                (b) Employer Matching Contributions. As of the last day of each period described in Section 3.01(b), the Employer matching contribution for such period shall be allocated to the Matching Contribution Subaccount of each Participant who is entitled to an Employer Matching Contribution for such period pursuant to Section 3.01(b) of this Plan.

                (c) Employer Profit-Sharing Contributions. As of each Anniversary Date, there shall be allocated to the Employer Contribution Subaccount of each Currently Benefiting Participant an amount determined by multiplying the Employer's profit-sharing contribution for the Accrual Computation Period ending with or immediately prior to such Anniversary Date by a fraction, the numerator of which is the Participant's Compensation for such Accrual Computation Period and the denominator of which is the aggregate Compensation of all Currently Benefiting Participants for such Accrual Computation Period.

                (d) Reinstatement and Military Service Make-Up Contributions. Reinstatement contributions and military service make-up contributions made by the Employer for the Account of a specific Participant shall be allocated as promptly as practicable following receipt thereof by the Trustee to the Account of the Participant on whose behalf contributed, divided within that Account among Subaccounts such that, in the case of reinstatement contributions, amounts shall be credited to each Subaccount equal to the amount forfeited from that Subaccount, and in the case of military service make-up contributions, an amount shall be credited to each Subaccount equal to the amount that would have been allocated to that Subaccount, had the make-up contribution been made at the time that it would otherwise have been made, had the Participant not been absent for the purpose of serving in the armed forces of the United States.

         Sec. 6.02 Forfeitures. Forfeitures of Employer profit-sharing contributions arising from Breaks in Service experienced by Participants with less than fully vested interests in the Plan shall be applied as promptly as practicable to defray reasonable administrative expenses borne by the Plan and/or to reduce Employer profit-sharing contributions pursuant to Section 3.01(c). Forfeitures of Employer matching contributions shall be applied as promptly as practicable to defray reasonable administrative expenses borne by the Plan and/or to reduce Employer matching contributions pursuant to Section 3.01(b). Forfeitures of Employer matching contributions may arise from (a) Breaks in Service experienced by Participants with less than fully vested interests in their Matching Contribution Subaccounts; (b) the treatment of a portion of the Deferral Amounts to which such Employer matching contributions relate as Excess Contributions and/or Excess Deferrals; and (c) the treatment of a portion of the Employer matching contributions made with respect to a Participant for the Accrual Computation Period of reference as Excess Aggregate Contributions to the extent that such Participant is not vested in his/her Employer Matching Contribution Account. Except in the case of a vested Participant who is not in the employ of the Employer at the time of his/her death, and with respect to whom the death benefit is less than 100% of the balance standing to his/her credit in his/her Account, no portion of a Participant's Account shall be forfeited until such time as that Participant has experienced five (5) consecutive one-year Breaks in Service. Notwithstanding the foregoing to the contrary, the non-vested portion of a Participant's Account shall be immediately forfeited, and applied as provided above, upon distribution to the Participant of the entire vested interest in his/her Account as described in Treas. Reg. Sec. 1.411(a)-(7)(d) or a "zero-dollar cash-out"; subject, however, to restoration as provided in Article V. In addition, if a Participant has no vested interest in his/her Account as of the date he/she experiences a Termination of Employment with the Employer, such Participant shall be deemed to have: (i) received a complete distribution of his/her Account in the amount of zero dollars ($0.00); and (ii) forfeited the non-vested portion of his/her Account.

         Sec. 6.03 Annual Additions Limitations.

                (a) General Limitation. Notwithstanding any other provision of this Article VI, in no event shall the Annual Addition to a Participant's Account for any Limitation Year exceed the lesser of (1) $30,000 (or such other amount as is the then-applicable limitation under Section 415(c)(1)(A) or (2) twenty-five percent (25%) of such Participant's compensation for the Limitation Year. Reinstatement contributions allocated pursuant to Section 6.02 shall not be taken into account when computing the limitations under this Section. Military service make-up contributions, for the purpose of this Section, shall be treated as if made in the Accrual Contribution Period to which applicable, and not in the Accrual Computation Period in which actually made (unless the two Accrual Computation Periods are the same).

                (b) Combination and Aggregation of Plans. For purposes of this Section, the amounts contributed to any defined contribution plan maintained by the Employer (or any Affiliated Company) shall be aggregated with contributions made by the Employer under this Plan for any Employee in computing his/her Annual Addition Limitations. To the extent required, all plans, whether or not terminated, of the Employer and Affiliated Companies shall be taken into account for purposes of these limitations.

                (c) Disposition of Excess Annual Additions. To the extent permitted by Section 415 of the Code and the regulations thereunder, excess Annual Additions shall be corrected in accordance with the provisions of this Paragraph. In the event that the amount tentatively available for allocation to the Account of any Participant in any Limitation Year exceeds the maximum permissible hereunder, there shall first be returned to the Participant such portion of the voluntary contributions he/she made during such Limitation Year (if any such voluntary contributions were made) as is necessary to reduce the Annual Addition to his/her Account to the maximum allowable hereunder. If further reduction in the amount allocable to the Participant's Account is required, the Participant's share of Employer contributions shall be reduced to the extent necessary to result in conformity to the limitations expressed herein. Other than Deferral Amounts that have been contributed to Deferral Contribution Subaccounts, amounts released pursuant to the preceding sentence shall then be reallocated among the Accounts of the remaining Currently Benefiting Participants as though an additional Employer contribution for the Accrual Computation Period ending with or within said Limitation Year, provided, however, that such amounts shall be credited to the Accounts of Participants only to the extent that is permissible without causing any such Accounts to experience Annual Additions in excess of the maximum allowable hereunder. If, after all such reallocations have been completed, there remains a reallocable amount which cannot be reallocated to the Accounts of any of the Currently Benefiting Participants (because all such Accounts have been credited with the maximum allowable Annual Addition for the Limitation Year in issue), such remaining reallocable amount shall be placed in a suspense account, to be held and applied as an additional Employer contribution in the next succeeding Limitation Year(s) until exhausted. Such a suspense account shall not participate in the allocation of the Trust Fund's investment earnings and losses. All amounts in the suspense account shall be allocated to Participants' Accounts prior to the allocation of any Employer or Employee contributions for that Limitation Year. Any Deferral Amount that would be violative of Section 415 of the Code if allocated to the Deferral Contribution Subaccount of the Participant on whose behalf it was made shall be returned (together with earnings attributable thereto) to the Employer and thereafter paid to the Participant (net of any tax withholding and other deductions normally attached to current compensation) on whose behalf it was originally received by the Trust.

                (d) Overall Limitation on Contributions and Benefits. This Paragraph (d) shall not apply to Plan Years commencing after December 31, 1999. Notwithstanding any other provision in this Article, but subject to the limitation in the first sentence of this Paragraph, in no event shall the amount allocated to the Account of any Participant cause the sum of the Defined Contribution Fraction and the Defined Benefit Fraction to exceed 1.00, or such other limitation as may be applicable under Section 415 of the Code with respect to any combination of qualified plans without disqualification of any such plan.

                    (1) The term Defined Benefit Fraction shall mean a fraction,

                        (i) the numerator of which is the projected annual
                    benefit of the Participant under this Plan (as of the close of the Limitation Year of reference), and

                        (ii) the denominator of which is the lesser of (A) 1.25
                    multiplied by the dollar limitation in effect under Section 415(b)(1)(A) of the Code as to such Limitation Year, or (B) the product of (I) 1.4, multiplied by (II) the amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to such individual for such Limitation Year.

                    (2) The term Defined Contribution Fraction shall mean a
                fraction,

                        (i) the numerator of which is the sum of the Annual
                    Additions to the Participant's Account as of the close of the Limitation Year of reference, and

                        (ii) the denominator of which is the sum of the lesser
                    of the following amounts determined for such Limitation Year and each prior year: (A) the product of 1.25 multiplied by the dollar limitation in effect under Section 415(c)(1)(A) of the Code for such Limitation Year (determined without regard to Section 415(c)(6) of the Code or (B) the product of (I) 1.4, multiplied by (II) the amount which may be taken into account under Section 415(c)(1)(B) of the Code (or
                    Section 415(c)(7) of the Code, if applicable) with respect to such individual for such Limitation Year.

                (e) Annual Addition. The term Annual Addition, as it applies to the Account of any Participant, shall mean, for any Limitation Year (as defined below), the sum of:

                    (1) employer contributions allocated to his/her Employer
                Contribution Subaccount;

                    (2) the amount of the Participant's voluntary after-tax
                contributions;

                    (3) forfeitures reallocable to the Participant's Account;

                    (4) amounts allocated with respect to a Participant, after
                March 31, 1984, to an individual medical benefit account, as defined in Section 415(1)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer; and

                    (5) amounts derived from contributions paid or accrued after
                December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Participant who is a key employee, as defined in Section 419A(d)(3) of the Code, under a welfare benefit fund, as defined in Section 419(e) of the Code, maintained by the Employer.

         The limitation in Subparagraph (a)(2) of this Section shall not apply to any amount treated as an Annual Addition under the two immediately preceding Subparagraphs.

         Unless otherwise defined by resolution of the Board of the Primary Employer, the "Limitation Year" shall correspond to the Accrual Computation Period.

                (f) Compensation. The term "compensation" as used in this Section means wages, salaries, and fees for professional services, and other amounts paid or made available (without regard to whether or not an amount is paid in cash) during the Limitation Year for personal services rendered in the course of employment with the Employer to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements and other expense allowances under a non-accountable plan as described in Section 1.62.2(c) of the Income Tax Regulations. In addition, Compensation shall include: (1) amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code, but only to the extent that these amounts are includible in the gross income of the Employee; (2) amounts paid or reimbursed by the Employer for moving expenses incurred by an Employee, but only to the extent that at the time of the payments it is reasonable to believe that these amounts are not deductible by the Employee under Section 217 of the Code; (3) the value of a non-qualified stock option granted to an Employee by the Employer, but only to the extent that the value of the option is includible in the gross income of the Employee for the taxable year in which granted; and
         (4) the amount includible in the gross income of an Employee upon making the election described in Section 83(b) of the Code). However, Compensation shall not include Employer contributions to a plan of deferred compensation which are not includable in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation; amounts realized from the exercise of a nonqualified stock option or when restricted stock (or property) held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity described in Section 403(b) of the Code (whether or not the amounts are excludable from the gross income of the Participant). With regard to Limitation Years commencing after December 31, 1997, compensation paid or made available during such Limitation Years shall include any elective deferral within the meaning of Section 402(g)(3) of the Code, and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includable in the gross income of the Employee by reason of Sections 125 or 457. For Limitation Years beginning after December 31, 2000, compensation shall also include any elective amounts that are not includible in the gross income of the Employee by reason of Section 132(f)(4) of the Code.

         If an Employer is a sole proprietorship or partnership, compensation with respect to a Self-Employed Individual shall mean his/her Earned Income for the Limitation Year.

         Sec. 6.04 Rollover Contributions and Inter-plan Transfers. Rollover contributions and inter-plan transfers provided for in Article V shall be allocated directly to the Accounts of the respective Participants on whose behalf received.

         Sec. 6.05 Restoration Contributions. All restoration contributions made by Participants pursuant to the provisions of Article V shall be allocated directly to the Subaccounts of that Participant from which originally distributed.

                                   ARTICLE VII


                            ADMINISTRATIVE PROVISIONS
                            -------------------------

         Sec. 7.01 Investment of Assets. All contributions shall be paid over to the Trustee and shall be invested by the Trustee in accordance with this Plan and its corresponding Trust Agreement.

         Sec. 7.02 Valuations. The Fund (and, if applicable, each of its sub-funds) shall be valued by the Trustee at fair market value annually as of the close of business on the Annual Valuation Date. A similar valuation (or the partial valuation of one or more sub-funds, if appropriate) may occur as of any other interim date during a Plan Year upon the direction of the Plan Administrator.

         Sec. 7.03 Crediting of Contributions.

                (a) Employer Contributions. Any contribution made in respect of any Plan Year (or fiscal year ending during a Plan Year) by the Employer (other than deemed Employer contributions of Deferral Amounts) shall be deemed to have been made when delivered to the Trustee; except that for federal income tax purposes, all Employer contributions shall be deemed to have been made at the earlier of (1) the date on which delivered to the Trustee, or (2) the last day of the fiscal year on which it can be properly claimed by the Employer as a deductible amount for federal income tax purposes. Any Employer contribution made to a Participant's Employer Contribution Subaccount or Matching Contribution Subaccount solely for the purpose of reinstating the balance of that account to the balance thereof as of the date of a prior cash-out of benefits, and any military service make-up contribution made by the Employer shall be deemed to have been made on the date on which such amount is received by the Trustee from the Employer.

                (b) Deferral Amounts. Contributions made pursuant to Article V hereof during any Plan Year shall be credited when received by the Trustee. Notwithstanding the foregoing to the contrary, if a Participant becomes entitled to receive the entire vested amount standing to his/her credit during any Plan Year and such amount is distributed to him/her (or to his/her Beneficiary), the distribution shall include all amounts contributed by him/her during the Plan Year in which the distribution occurs, as though such amounts were credited to his/her Account as of the date of distribution.

                (c) Restoration and Rollover Contributions; Inter-Plan Transfers. Restoration and rollover contributions and inter-plan transfers of funds shall be credited to the Account of the Participant on whose behalf contributed as promptly as practicable following receipt thereof by the Trustee. Restoration contributions shall be credited to the Subaccounts from which the amount being restored was originally distributed or deemed to have been distributed. If a Participant becomes entitled to receive the entire vested amount standing to his/her credit during any Plan Year and such amount is distributed to him/her (or his/her Beneficiary), the distribution shall include all amounts contributed as restoration or rollover contributions or received as inter-plan transfers on the Participant's behalf during the Plan Year of the distribution, whether or not such amount had been formally credited to his/her Account prior to the date of distribution.

         Sec. 7.04 Establishment of Segregated Investment Accounts.

                (a) In General. The Plan Administrator is authorized, but not required, to direct the sequestration of Plan assets attributable to the Account of any Participant from the remainder of the Fund, and for the maintenance of those assets as a segregated investment account. Any such sequestration shall be temporary in nature and intended to facilitate the administration of this Plan in connection with funds received prior to the Valuation Date on which such funds will be commingled with the balance of the Fund for investment purposes, to preserve values, to facilitate an imminent benefit payout, or to assure availability of resources to fund a specific stream of payments. No interest shall be credited in connection with such a sequestered account.

                (b) Participant Loans. If this Plan permits Participant loans and a Participant or other person having an interest in this Plan borrows funds from this Plan, such loan must be treated as a segregated investment account established for the benefit of, and at the risk of, the borrower.

         Sec. 7.05 Crediting of Investment Results.

                (a) General. As of each Valuation Date, the earnings and accretions of the Fund attributable to investment of Fund assets (other than Fund assets held in segregated investment accounts), reduced by losses experienced (whether or not realized) and expenses incurred since the preceding Valuation Date, shall be allocated among the Accounts of the Participants, Beneficiaries and Alternate Payees in proportion to the balances in such Accounts as of the prior Valuation Date, after reducing such prior Valuation Date balance by any amounts withdrawn by or distributed from that Account since such prior Valuation Date. For the purposes of this Paragraph, the balance in any Participant's Account shall not include values contained in any segregated investment accounts. If the Account of any Participant, Beneficiary or Alternate Payee consists of more than one Subaccount, each such Subaccount shall be treated as a separate Account for the purposes of crediting investment gains and losses pursuant to this Section.

                (b) Investment Direction by Participants. If this Plan provides for investment direction by Participants, each category of investment offered by any Trustee shall be considered a separate fund for the purposes of computing and crediting investment results and expenses specifically attributable to such investment category.

                (c) Segregated Investment Accounts. To the extent that the Trustee maintains a segregated investment account on behalf of any Participant, Beneficiary or Alternate Payee, other than a short-term segregated account as described in Section 7.04(a), there shall be allocated to such segregated investment account as of any Valuation Date the earnings, accretions, diminutions in value and expenses identifiable to that segregated investment account since the immediately preceding Valuation Date. Any segregated investment account established in connection with a Participant loan shall uniquely bear the risk of loss associated with such loan and shall uniquely benefit from interest paid in connection with such loan.

                (d) Amounts to be Distributed. If a distribution is to be made as of a particular Valuation Date, there shall be no adjustment in the amount to be distributed by reason of the passage of time or investment experience of the Fund between the Valuation Date as of which the amount of such distribution is determined and the Benefit Commencement Date. In particular, the balance in the Account of any Participant shall not be adjusted to reflect interest, dividends, investment gains or losses or general expenses of the Fund relating to the period prior to the Benefit Commencement Date and subsequent to the Valuation Date of reference.

         Sec. 7.06 Allocation and Charging of Plan Administrative Expenses.

                (a) General Rule. To the extent that the administrative expenses of this Plan are borne by this Plan, they shall be allocated to and charged against the Accounts of the Participants in any consistently applied manner determined by the Plan Administrator, having absolute discretion with respect to such matters, as being both equitable and reasonable in principle.

                (b) Default Provision. To the extent that the Plan Administrator does not determine otherwise pursuant to the plenary authority granted in Paragraph (a) hereof, the following guidelines shall apply:

                    (1) Specific Expenses. Expenses specifically identifiable to the Account of a Participant or to a group of such Accounts shall normally be charged against that Account or those Accounts in such manner as the Plan Administrator, in its sole discretion, deems fair and equitable. By way of example, and not by way of limitation, such expenses would include expenses associated with: (i) the initiation, maintenance and recovery of a Participant Loan, (ii) transaction costs associated with Participant-directed investments, and (iii) expenses incurred for legal services with respect to a governmental attachment of an Account. Certain routine expenses, such as (by way of example only, and not by way of limitation) per-check charges for benefit disbursements, normal course review of domestic relations orders, and the processing of claims for benefits or denied benefit appeals, while specific in application when incurred, are so minimal, so commonly incurred, or so inconvenient to isolate and identify that they shall be general expenses of this Plan and allocated pursuant to Subparagraph (2) or (3) hereof.

                    (2) Asset-based General and Specific Expenses. Vendor
                charges and other expenses incurred that are based on Plan assets generally, or on a specific investment of the Plan, shall be charged against the Accounts of the Participants on the basis of the relative asset values of those Accounts with respect to which the vendor's services were rendered or expenses incurred. The allocation of the charges shall be done in such manner as the Plan Administrator, in its sole discretion, deems both equitable and practicable. By way of example, and not by way of limitation, such vendor charges and expenses would customarily include general fiduciary, custodial and asset management fees.

                    (3) Per Capita General and Specific Expenses. Vendor charges and other expenses incurred that are based on a per capita calculation shall be charged against the appropriate Accounts of the Participants on a per capita basis. The allocation of the charges shall be done in such manner as the Plan Administrator, in its sole discretion, deems both equitable and practicable. By way of example, and not by way of limitation, such vendor charges and expenses would customarily include recordkeeping fees.

         Sec. 7.07 Loans to Participants ("Participant Loans").

                (a) Permissibility. Loans to parties in interest, as defined in
         Section 3(14) of ERISA, who are Participants shall be allowed if, the Plan Administrator determines that such loans are to be made generally. The determination as to whether or not Participant Loans are to be allowed shall be completely within the discretion of the Plan Administrator. Notwithstanding the foregoing to the contrary, in no event shall loans be permitted to be made to any Participant who is an Owner-Employee or a shareholder-employee (as that term was defined in Section 1379 of the Code prior to its amendment by the Subchapter S Revision Act of 1982). The Plan Administrator shall have the right to require any applicant for a Participant Loan to secure the written consent of (1) any party for whose benefit there exists a QDRO in respect to the Participant's interest under this Plan and (2) the Participant's Spouse before making any loan to such Participant.

                (b) Application. Subject to such uniform and nondiscriminatory rules as may from time to time be adopted by the Plan Administrator after it has been determined that Participant Loans shall be allowed, the Trustee, upon application by a Participant or Beneficiary on forms approved by the Plan Administrator, may make a loan or loans to such Participant.

                (c) Limitation on Amount. No Participant or Beneficiary shall, under any circumstance, be entitled to loans aggregating in excess of the lesser of

                    (1) $50,000, reduced by the excess (if any) of (i) the
                highest outstanding balance of loans to such individual from this Plan during the 1-year period ending on the day before the date on which such loan was made, over (ii) the outstanding balance of loans from this Plan on the date on which such loan was made or

                    (2) one-half (1/2) of the value of his/her adjusted vested interest in his/her Account as of the Valuation Date coincident with or immediately preceding the date on which the loan is made.

         For this purpose, the value of a borrower's adjusted vested interest in his/her Account shall be the value of such vested interest as of the Valuation Date coincident with or immediately preceding the date on which the loan is made reduced by any amounts withdrawn from such Account since the Valuation Date of reference. Except for an in-service distribution under Section 5.05(a)(5), any amount withdrawn by a borrower from his/her Account while a loan is outstanding, and any amount distributed to, or on account of, a borrower while a loan is outstanding against the Account from which such distribution is to be made, shall be immediately applied to reduce the amount of the loan and accrued interest. Loans under any other qualified plan sponsored by the Employer shall be aggregated with Participant Loans under this Plan in determining whether or not the limitation stated herein has been exceeded.

                (d) Equality of Borrowing Opportunity. Participant Loans shall be available to all prospective borrowers on a reasonably equivalent basis, provided, however, that the Trustee may make reasonable distinctions among prospective borrowers on the basis of credit worthiness. Participant Loans shall not be made available to Participants who are Highly Compensated Employees in an amount greater than the amount available to other borrowers. Thus, the same percentage of a borrower's vested Account balance may be loaned to Participants or Beneficiaries with large and small amounts of vested benefits, if such vested benefit is security (or partial security) for repayment of the loan.

         Sec. 7.08 Participant Loans General Terms. Each loan to a Participant or Beneficiary shall be considered a fixed income investment of the Participant's Account from which it was made. The following conditions shall prevail with respect to each such loan:

                (a) Pledge. Each loan to a Participant or Beneficiary made by the Trustee shall be secured by the pledge of no more than fifty percent (50%) of the borrower's vested interest in the Trust Fund and by the pledge of such further collateral as the Trustee, in its discretion, deems necessary to assure repayment of the borrowed amount and all interest to be accrued thereon in accordance with the terms of the loan.

                (b) Interest Rate. Interest shall be charged at a commercially reasonable rate, designed to provide this Plan with a return commensurate with interest rates charged by persons in the business of lending money under similar circumstances.

                (c) Loan Term. A loan shall be for a term not to exceed five (5) years. To the extent that a Participant or Beneficiary becomes entitled to payments of benefits or withdraws all or a portion of the borrower's Account, the payment or withdrawals, as the case may be, shall be immediately applied against the balance outstanding, including interest on the loan, and such amount shall then be deemed immediately due and payable. A Loan shall be non-renewable and non-extendable.

                (d) Amortization. A loan shall provide for substantially level amortization of principal and interest and payments no less frequently than quarterly.

                (e) Defaults and Remedies. If not paid as and when due, any such outstanding loan or loans may be deducted from any benefit which is or becomes payable to the borrower or his/her Beneficiary, and any other security pledged shall be sold by the Trustee at public or private sale as soon as is practicable after such default. The proceeds of any sale shall first be applied to pay the expenses of conducting the sale, including reasonable attorneys' fees, and then to pay any sums due from the borrower to the Trust Fund, with such payment to be applied first to accrued interest and then to principal. The Participant shall remain liable for any deficiency, and any surplus remaining shall be paid to the Participant.

                (f) Creditworthiness. No loan shall be made to any individual who is not creditworthy at the time of the borrowing.

                (g) Post Default Interest. If an outstanding loan in default becomes taxable as current income, the full amount recognizable for federal income tax purposes shall remain due and payable to this Plan, but shall cease to accrue interest from the date of recognition.

                (h) Temporary Suspension of Repayment Obligation. In the event that a Participant is on leave of absence without pay granted under the Family and Medical Leave Act, P.L. 103-3, as amended, the outstanding loan obligation will continue to accrue interest, but the obligation to make periodic payments will be suspended until the earliest to occur of: (1) the date on which the loan would have matured under its original terms; (2) the date on which the leave of absence expires; or
         (3) the date on which the Participant is restored to the Employer's payroll. If the suspension period expires at the date specified in either clause (2) or clause (3) hereof, the periodic payments of principal and interest shall be recalculated for the balance of the period to the original maturity date so as to be as nearly equal as practicable. In the event that a Participant is on leave for service in the armed forces of the United States, the accrual of interest under the loan and the obligation to make periodic payments of principal and interests shall be suspended in accordance with applicable federal law to the extent permissible under Section 414(u) of the Code.

         Sec. 7.09 Investment Direction by Participants and Others.

                (a) General Provisions. To the extent permitted by the Plan Administrator, each Participant, Beneficiary and Alternate Payee for whom an Account is maintained under this Plan shall have the right to direct the manner in which assets held for and identified to that Account are invested, subject to the provisions of, and limitations set forth in, this Section. An individual may not distinguish between Employer-source and Participant-source assets nor among funds attributable to different types of contributions for the purpose of designating investment categories, provided, however, that the investment direction privilege shall not apply: (1) after his/her Benefit Commencement Date to a Participant, Beneficiary or Alternate Payee who has elected receipt of benefits in the form of a fixed amount (nonvariable) annuity or fixed amount installment payout; (2) to Plan assets held in a segregated account under this Plan pending determination as to whether an instrument received by this Plan constitutes a QDRO; or (3) assets invested at the direction of the Participant, Beneficiary or Alternate Payee in any form of time deposit which has not matured or in any contract (such as an annuity, life insurance, retirement income, or investment participation contract), except to the extent that such time deposit or contract permits withdrawal therefrom or surrender and cancellation thereof.

                (b) Investment Options.

                    (1) Diversity Requirement. The Plan Administrator shall
                offer such investment options (including such Diversified Asset Pools as defined below) as it, in its sole discretion, determines appropriate.

                    (2) "Diversified Asset Pool" Defined. For the purposes
                hereof, the term "Diversified Asset Pool" may be one or more mutual funds, a collective investment fund operated by a financial institution, a segregated account operated by an insurance company, a portfolio of securities held exclusively for this Plan, or any other portfolio or combination of investments having a shared generic nature.

                    (3) Changes in Available Investment Options. The Plan
                Administrator shall have the right at any time and from time to time, to increase or decrease the number and nature of investment options available, and to substitute investments in any generic category for investments previously offered in that category; provided, however, that at all times the requirements of Subparagraph (b)(1) shall be satisfied. If the Trustee discontinues or restricts the offering of any specific investment opportunity or investment category, the Trustee shall have the right to; (i) continue such investment opportunity or investment category as to amounts already invested therein (along with dividends, interest and other income generated thereby); (ii) continue such investment opportunity or investment category on a limited basis, open only to those who have previously invested in that particular investment or investment category; or (iii) require amounts previously invested in a particular investment or category to be liquidated and reinvested in another available investment or investment category, as may be appropriate under the circumstances then prevailing (such as, by way of example, the closing of a mutual fund to new investors). The requirements of Subparagraph (b)(1) shall be deemed to be satisfied without the offering of any Diversified Asset Pool if Participants can generally direct, for their respective accounts, (i) the purchase and sale of individual stocks and bonds (without restriction as to issuer), mutual fund shares (without restriction as to vendor), and other investment assets generally, and (ii) the deposit of funds in money market instruments, savings accounts, certificates of deposit, and similar types of investments.

                (c) Transmission of Investment Instructions. If the custodian or other financial institution (1) provides confirmation of all transactions and appropriate periodic statements to the Trustee, and
         (2) provides a mechanism through which it accepts direct transmission of investment directions from Participants, Beneficiaries and Alternate Payees that mechanism shall be used by the individual giving such investment direction for the transmission of investment directions relating to his/her interest under this Plan to which such directions apply. If the preceding sentence does not apply, investment directions given by Participants, Beneficiaries and Alternate Payees, whether relating to the liquidation and reinvestment of funds in the custody of the Trustee, the investment of funds thereafter to be received by the Trustee, or a combination thereof, must be; (i) communicated in writing or through another medium approved by the Trustee; (ii) shall be effective prospectively only, and only as to funds available for investment when or after the direction is received by the Trustee; and
         (iii) effective as promptly as practicable after receipt by the Trustee. Until an investment direction becomes effective, the Trustee shall be fully protected in following the previous investment direction which is to be superseded by the new investment direction.

                (d) Investment Direction Mechanism. To give effect to the investment direction privilege described in Paragraph (c), the Plan Administrator shall establish such rules, regulations and procedures as it, in its sole discretion, deems necessary or desirable; provided, however, that all of the following shall apply:

                    (1) Scope of Privilege and Frequency of Exercise. Each
                Participant, Beneficiary and Alternate Payee shall have the right to exercise his/her investment direction privileges as to Plan assets held in his/her Account and subject to that privilege with such frequency as the Plan Administrator shall determine, which frequency shall be not less often than quarterly. All of the investment options currently available for newly contributed funds shall generally be available for portfolio reinvestment; provided, however, that the investment minimums described in Subparagraph (2) below are satisfied.

                    (2) Investment and Reinvestment Minimum. If an underwriter or issuer establishes a minimum dollar amount for initial or incremental investments in any investment vehicle (such as, by way of example, a mutual fund initial investment minimum), such minimum shall be given effect under this Plan. Otherwise, this Plan establishes no minimum for investment in any investment option (other than any minimum which may apply to Participant loans); provided, however, that the Plan Administrator or the Trustee, either acting in his, her or its discretion, at any time and from time to time, may establish reasonable minimum for the investment of funds in any single investment option, the division of funds between two or more investment options, and the liquidation and reinvestment of funds; further provided that such minimum as may be established shall be of uniform application and shall not be unduly restrictive with regard to small Accounts.

                (e) Investment Associated Matters.

                    (1) Interest, Dividends, Gains and Losses. Interest,
                dividends, gains and losses generated by investments held for the Account of a Participant, Beneficiary or Alternate Payee in any investment option shall be applied to that option, with dividends, interest and gains reinvested in the option generating the same, and with losses diminishing the amount held in that option for the Account of reference. If, however, a Participant, Beneficiary or Alternate Payee has liquidated the entire interest held for his/her Account in a particular investment option and caused the proceeds of such liquidation to be reinvested in other investment options, the Plan Administrator shall have the right, but not the obligation, to cause interest and dividends received by this Plan with respect to such liquidated investments after the liquidation thereof to be reinvested in the investment option or options selected by the Participant, Beneficiary or Alternate Payee for reinvestment of the liquidated investment in the same proportion as the proceeds of such liquidation were so reinvested.

                    (2) Expense Charges. Each Account shall be charged with the expenses (such as brokerage fees, financial institution sales and administrative charges, taxes, etc.) associated with and identifiable to the administration or management of that Account or the assets held therefore, and with all expenses associated with each transaction involving assets thereof. To the extent feasible, expenses associated with any investment option selected by the Participant, Beneficiary or Alternate Payee shall be charged back against the assets held by this Plan for such person or entity in that investment option.

                    (3) Default Investment Direction. In the event that a
                Participant, Beneficiary or Alternate Payee declines or fails to provide investment directions with respect to Plan assets held for his/her Account and subject to the investment direction privilege, the Trustee shall determine the appropriate manner in which such assets are to be invested, and shall be fully protected in so doing. In connection with the discharge of this default investment function, the Trustee shall focus principally (but not necessarily exclusively) on safety of principal, secondarily on generation of a reasonable rate of income, and thereafter on the prospect of growth of principal.

                    (4) Temporary Holding of Funds. Notwithstanding any
                investment direction received from a Participant, Beneficiary or Alternate Payee, the Trustee shall have the right to hold temporarily uninvested or temporarily invested in short-term investments any funds intended for investment or reinvestment and any funds the distribution of which is contemplated in the immediate future. To the extent that the Trustee's exercise of this investment discretion is inconsistent with the investment instructions of the Participant, Beneficiary or Alternate Payee, the Trustee's authority shall supersede the investment direction privilege of the Participant, Beneficiary or Alternate Payee.

                (f) ERISA Section 404(c) Compliance. It is the intention of the Employer that the requirements of Section 404(c) of ERISA and the regulations thereunder be satisfied by the provisions of this Section, that this Section be construed in a manner consistent with that intention, and that all fiduciaries under this Plan be afforded the maximum protection from investment liability afforded by Section 404(c) of ERISA.

                                  ARTICLE VIII



                       RETIREMENT AND DISABILITY BENEFITS
                       ----------------------------------

         Sec. 8.01 Retirement Benefit. Upon Retirement, a Participant is entitled to a benefit equal to 100% of his/her Account.

         Sec. 8.02 Disability Benefit.

                (a) Termination of Employment Known to be on Account of Total Disability. If, at the time of a Participant's Termination of Employment, the Plan Administrator has determined that the Participant's Termination of Employment is attributable to Total Disability, the Participant is entitled to a benefit equal to 100% of his/her Account.

                (b) Termination of Employment Later Determined to be on Account of Total Disability. If the Participant's Termination of Employment occurs prior to a determination that the cause of that Termination of Employment was Total Disability, if any portion of the Participant's Account was deemed to have become forfeited by reason of that Termination of Employment, and if there is later made a binding determination that the Participant's Termination of Employment was attributable to Total Disability, any amount forfeited from the Participant's Account by reason of that Termination of Employment shall be restored to the Account of the Participant (in the form of a reinstatement contribution made by the Employer and without adjustment for investment gains or losses or expenses that would have been experienced by the Account had no such forfeiture been deemed to have occurred). Any balance standing to the credit of the Participant in his/her Account, after the reinstatement adjustment described in the preceding sentence, shall become distributable as promptly as practicable following the making of the binding determination that the Participant's Termination of Employment was attributable to Total Disability.

                                   ARTICLE IX


                                 DEATH BENEFITS
                                 --------------

         Sec. 9.01 Benefit Upon the Death of a Participant.

                (a) Decedent's Benefits Not in Pay Status. Upon the death of a Participant whose benefits are not in pay status at the time of his/her death, the Participant's Beneficiary shall be paid a death benefit equal to the value of the Participant's vested interest in his/her Account.

                (b) Decedent's Benefits in Pay Status. Upon the death of a Participant whose benefits are in pay status at the time of his/her death, there shall be paid such benefit, if any, as is provided under the annuity contract or other payout arrangement in effect at the time of the Participant's death. If there is no such annuity contract or other arrangement then in effect, the undistributed balance of the Participant's vested interest in his/her Account shall be paid to the Participant's Beneficiary.

         Sec. 9.02 Beneficiary Designation.

                (a) By Married Participants.

                    (1) Spouse as Default Primary Prospective Beneficiary. The
                sole primary Prospective Beneficiary of each married Participant shall be his/her Spouse except to the extent that (i) the Participant has designated one or more non-spousal Prospective Beneficiaries, and (ii) the designation of such non-spousal Prospective Beneficiaries was consented to in writing by the Participant's Spouse as provided in Section 9.03.

                    (2) Designation of Non-spousal Primary Prospective
                Beneficiaries. To the extent provided in a spousal consent conforming to the requirements of Section 9.03, each married Participant has the right to designate one or more primary Prospective Beneficiaries other than, or in addition to, his/her Spouse.

                    (3) Designation of Contingent Beneficiaries. Each married
                Participant shall have the right to designate one or more contingent Prospective Beneficiaries who shall become the Participant's Beneficiaries upon his/her death if, at the time of his/her death, he/she is not survived by any of his/her primary Prospective Beneficiaries. Spousal consent shall not be required as to the designation of contingent Prospective Beneficiaries, but if the Participant is not survived by any primary Prospective Beneficiaries and is survived by his/her Spouse, his/her Spouse shall supersede all designated contingent Prospective Beneficiaries and shall become the Participant's sole Beneficiary unless he/she either (i) has consented in writing to the Participant's designation of contingent Prospective Beneficiaries other than himself/herself, or (ii) elects to waive his/her right to be the Participant's sole Beneficiary after the Participant's death.

                (b) By Unmarried Participants. Each unmarried Participant has the right to designate one or more primary Prospective Beneficiaries and one or more contingent Prospective Beneficiaries.

                (c) Change of Beneficiary Designations. Each Participant may at any time, and from time to time, change his/her primary Prospective Beneficiary and/or contingent Prospective Beneficiary designations; provided, however, that if the Participant is married, any such change which does not result in the designation of the Participant's Spouse as his/her primary Prospective Beneficiary shall be invalid unless and until consented to by the Participant's Spouse in the manner described in Section 9.03.

                (d) Form of Beneficiary Designation. Each designation of Prospective Beneficiaries and each change of such designations shall be set forth in writing, shall be on forms provided by or in form acceptable to the Plan Administrator, and shall be effective only if delivered to the Plan Administrator prior to the death of the Participant; provided, however, that a designation of Prospective Beneficiaries delivered to the Plan Administrator after the death of a Participant shall be given effect (1) only if it is authenticated to the satisfaction of the Plan Administrator, and (2) shall apply only to benefits payable by reason of the death of the Participant that have not been distributed prior to the delivery and authentication of the instrument making the subject designation.

                (e) Multiple Beneficiaries. In general, if a Participant is survived by one or more primary Beneficiaries, benefits payable by reason of the Participant's death shall be paid only to such surviving primary Beneficiaries, and no benefit shall be payable to any contingent Prospective Beneficiary. However, if the Participant's beneficiary designation clearly indicates that the interest of a designated primary Prospective Beneficiary who predeceases the Participant is to be paid to one or more specified contingent Beneficiaries (to the exclusion, as to that interest, of all other primary Beneficiaries) and indicates the amount to be paid to each such contingent Beneficiary or the manner in which such amount is to be calculated, the interest of such deceased primary Beneficiary shall be paid to such designated contingent Beneficiaries in the amounts so determined.

                (f) Default Beneficiaries. In the event that a Participant fails to effectively designate at least one Prospective Beneficiary (or if the Participant is predeceased by all of his/her designated Prospective Beneficiaries), any benefits payable by reason of the death of the Participant shall be paid to those members of the following Classes of takers as may reasonably be located by the Plan Administrator, each Class to take to the exclusion of all subsequent Classes, and with all located members in each Class to share equally:

                    (1) Class First: the Participant's Spouse;

                    (2) Class Second: the Participant's lineal descendants
                (including adopted persons, per stirpes);

                    (3) Class Third: the Participant's surviving legal parents
                (equally); and

                    (4) Class Fourth: the Participant's estate.

         Step-children not legally adopted by the Participant at the time of his/her death (and their respective lineal descendants) shall not be included in Class Second and shall qualify as Beneficiaries only if named by the Participant as Prospective Beneficiaries.

         The Plan Administrator shall make a good faith effort to (i) identify,
(ii) confirm the existence of, and (iii) locate all members of the Class eligible to share in a death benefit distribution. However, the Plan Administrator shall not be liable to any member of any such Class for either direct or consequential damages suffered by such person by reason of the Plan Administrator's failure to identify, confirm the existence of, or locate such person, nor shall the Plan Administrator be required to either unduly delay death benefit distributions or incur any substantial expense in the attempt to identify, confirm the existence of or locate any person who might be entitled to inclusion in any such Class.

                (g) Order of Death. If it is impossible to ascertain with certainty the order of death of the Participant and any Prospective Beneficiary, the Participant shall be deemed to have survived the Prospective Beneficiary unless the Participant has specifically indicated to the contrary in writing on his/her beneficiary designation form. If it is impossible to ascertain with certainty the order of death of two or more Prospective Beneficiaries, deceased primary Prospective Beneficiaries shall be deemed to have survived deceased contingent Prospective Beneficiaries.

                (h) Effect of Divorce or Legal Separation. Upon the later to occur of (1) the effective date of the legal separation or divorce of the Participant and his/her Spouse or former Spouse or (2) the date on which the Plan Administrator receives written notification of such legal separation or divorce, except as may otherwise be provided in a QDRO, (1) the rights of such Spouse or former Spouse under Paragraphs
         (a)(1), (f) and Article XII hereof shall be extinguished, and (2) any designation of that separated or former Spouse as a Prospective Beneficiary under this Plan shall be null and void unless reaffirmed in writing by the Participant after the effective date of such divorce or legal separation. However, the foregoing shall not operate to render null and void a Participant's designation of a Spouse as a Prospective Beneficiary on a form of beneficiary designation if executed by the Participant prior to July 1, 2002.

         Sec. 9.03 Spousal Consent Requirement and Rules. The designation by a married Participant of his/her Spouse to be his/her sole primary Prospective Beneficiary shall not require the consent of his/her Spouse hereunder. All designations by a married Participant of a person other than, or in addition to, his/her Spouse to be a primary Prospective Beneficiary, to be valid and operative upon the death of the Participant, must have been (or be) consented to in writing by his/her Spouse. To be effective for the purposes of this Section, a spousal consent must satisfy the requirements of Paragraphs (a) through (h), inclusive, of this Section.

                (a) Written Instrument Requirement. Each spousal consent shall be set forth in a written instrument on forms provided by the Plan Administrator or in a form acceptable to the Plan Administrator.

                (b) Witness Requirement. All spousal consents must be witnessed by a notary public or by a representative of this Plan.

                (c) Acknowledgment of Effect. Each spousal consent shall contain an acknowledgment of its financial effect upon the party giving such consent.

                (d) Effect of QDRO. Each spousal consent shall be subject to the effect of any QDRO applicable to the Participant's interest in this Plan at the time of the Participant's death.

                (e) Specific and General Spousal Consent. Each spousal consent must identify the specific nonspousal Prospective Beneficiary(ies) the designation of whom is authorized by such consent, or must identify the class from whom such Prospective Beneficiaries may be designated; provided, however, that a spousal consent may be general in nature (permitting the Participant to designate any persons or entities as Prospective Beneficiaries and to change such designations at any time and from time to time without securing a further spousal consent) if it specifies that it is general in nature, acknowledges the Spouse's right to limit such consent to specific Prospective Beneficiaries, and acknowledges the Spouse's intention to voluntarily relinquish such right of limitation.

                (f) Effect of Divorce. Each spousal consent given under this Section shall become null and void upon termination of the marriage (other than by the death of the Participant) between the Participant and the party who gave such consent. No such consent shall be binding upon a subsequent Spouse of the Participant, nor upon the originally consenting Spouse in the event of a divorce (subsequent to the giving of such consent) followed by a remarriage of the originally consenting spouse and the Participant.

                (g) Effect of Prenuptial and Similar Agreements. This Plan does not recognize the terms of any prenuptial, post-nuptial or similar agreement as having the effect of either a designation of Prospective Beneficiary or a spousal consent under this Section.

                (h) Spousal Consents May Be Revocable. Spousal consents given under this Section shall be revocable or irrevocable, as specified therein. If a spousal consent is not irrevocable by its terms, it shall be revocable. If revocable, whether by specification or by default, such consent shall become irrevocable upon the earlier to occur of the Participant's death or his/her Benefit Commencement Date. Revocation of a spousal consent hereunder shall become effective only upon delivery to the Plan Administrator of an instrument executed by the Spouse originally giving such consent and satisfying the requirements of Paragraphs (a) and (b) hereof.

                (i) Missing Spouse. If a married Participant is unable to determine the whereabouts of his/her Spouse, such Participant may file with the Plan Administrator an "Affidavit of Missing Spouse," which affidavit may be accepted by the Plan Administrator in lieu of the spousal consent otherwise required by this Section in connection with the designation by the Participant of a non-spousal Prospective Beneficiary. The Plan Administrator shall have the right to rely on such affidavit without further inquiry until such time as the Plan Administrator develops actual knowledge of the whereabouts of the purportedly missing spouse. Upon receipt of actual knowledge of the whereabouts of a purportedly missing spouse who is the subject of an Affidavit of Missing Spouse, any designation of Prospective Beneficiary that was dependent for its validity on the Affidavit of Missing Spouse relating to the person whose whereabouts have been learned shall immediately become null and void (but shall not affect payments made before the Plan Administrator learned of the whereabouts of the previously missing spouse or payments at a processing stage too advanced to be reasonably stopped the time of such learning). Upon development of actual knowledge of the whereabouts of a missing spouse with respect to whom an "Affidavit of Missing Spouse" is known by the Plan Administrator to have been relied upon to validate a current designation by the Participant of Prospective Beneficiaries, the Plan Administrator shall notify the Participant in writing that his/her designation of non-spousal Prospective Beneficiaries has become null and void. The Plan Administrator shall not, however, be required to disclose to the Participant the whereabouts of the previously missing spouse. Any change by a married Participant in the identity of his/her designated Prospective Beneficiaries must be accompanied by a new Affidavit of Missing Spouse unless otherwise supported by an appropriate spousal consent as otherwise described in this Section.

         Sec. 9.04 Designation of Prospective Beneficiaries by Persons other than the Participant. Only the Participant shall have the right to designate Prospective Beneficiaries. Beneficiaries and Alternate Payees shall not have the right to designate Prospective Beneficiaries. In the event of the death of a Beneficiary or Alternate Payee prior to the distribution to him/her of his/her entire interest under this Plan, the interest of the Beneficiary or Alternate Payee shall be payable to his/her estate.

         Sec. 9.05 Transferee Plan Provision. Notwithstanding any other provision of this Section to the contrary, if, by reason of the merger of another tax-qualified plan into this Plan or by reason of a direct trustee-to-trustee transfer of assets and liabilities from another tax-qualified plan to this Plan in a transaction that did not constitute an Eligible Rollover Distribution, the Participant's Account includes a Portability Subaccount attributable to such assets, the Portability Subaccount so created and maintained shall have preserved with respect to it, but only for such period as may be required under regulations then pertaining under Section 411(d)(6) of the
Code:

                (a) any provision automatically designating the Participant's surviving spouse or any other person as the death benefit payee with respect to all or a portion of the Participant's interest under the transferor plan;

                (b) any provision permitting the Participant to elect to waive the death benefit otherwise payable to his/her surviving spouse; and

                (c) all provisions relating to spousal consent in connection with any such waiver.

         In general, the preserved transferor plan rights shall be in addition to all other rights provided by this Plan, but shall apply only to the Portability Subaccount and only to the extent that those rights would have applied to the assets of the Portability Subaccount under the transferor plan. The preservation of transferor plan rights with respect to the subject Portability Subaccount shall not have any effect on the rights otherwise granted under this Article in connection with either (1) the balance of the Participant's Account not part of that Portability Subaccount or (2) the portion (if any) of the subject Portability Subaccount not subject to the preserved transferor plan rights. However, to the extent that any preserved transferor plan right conflicts with the rights granted in this Article, the conflict will be resolved in favor of the most valuable specific or composite spousal right.

For example, if the transferor plan was a money purchase pension plan that provided, absent Participant waiver with spousal consent, for one-half of the Participant's Account to be payable upon the Participant's death to his/her surviving spouse in the form of a life annuity, and if, after the transfer, the Participant dies survived by his/her spouse without having validly waived the default provision of the transferor plan, there will be paid to the Participant's surviving spouse, in the form of a life annuity a benefit having a value equal to one-half of the value of the Portability Subaccount, regardless of the payees designated to receive the balance of the Participant's interest in either the Portability Subaccount or any other element of his/her Account under this Plan. For the purposes of this Section, for an individual to be considered the surviving spouse of a deceased Participant, such individual need not have been the Participant's spouse at the time of the asset transfer from the transferor plan to this Plan.

                                    ARTICLE X

                               VESTING PROVISIONS
                               ------------------


         Sec. 10.01 General Vesting. Except as to his/her interest in his/her Employer Contribution Subaccount and his/her Matching Contribution Subaccount, the interest of each Participant in his/her Account is nonforfeitable (fully vested).

         Sec. 10.02 Employer Contribution Subaccount and Matching Contribution Sub-account Vesting.

                (a) Vesting Table. A Participant's nonforfeitable (vested) interest in his/her Employer Contribution Subaccount and his/her Matching Contribution Subaccount shall be determined by multiplying the amount standing to his/her credit in that Account by the appropriate percentage from the following table:

     Participant's                                                Participant's
Years of Vesting Service                                       Vested Percentage
------------------------                                       -----------------
Less than 2 Years of Vesting Service.................................None
2 Years of Vesting Service, but fewer than 3.........................20%
3 Years of Vesting Service, but fewer than 4 ........................40%
4 Years of Vesting Service, but fewer than 5 ........................60%
5 Years of Vesting Service, but fewer than 6.........................80%
6 Years of Vesting Service or more...................................100%

                (b) Acceleration of Vesting. A Participant shall become 100% vested in his/her Employer Contribution Subaccount and his/her Matching Contribution Subaccount upon:

                    (1) his/her attainment of Early or Normal Retirement Age
                while in the employ of the Employer or any Affiliated Company or

                    (2) the occurrence of any of the following events while in the employ of the Employer or an Affiliated Company:

                        (i)  Termination of Employment due to Total Disability;

                        (ii)  Termination of Employment due to death; or

                        (iii) termination of this Plan or upon a partial
                    termination of this Plan with respect to which he/she is an affected Participant if such person has not received a cash-out of his/her vested interest in this Plan prior to the date of such termination or partial termination.

                  For the purposes of this Subparagraph, a Participant shall be deemed to have received a cash-out of his/her nonforfeitable interest only if:

                        (i) he/she received a distribution of his/her entire
                    nonforfeitable interest under this Plan and has not repaid such amount to this Plan in the form of a restoration contribution; or

                        (ii) he/she terminated employment with no nonforfeitable
                    interest in his/her Account under this Plan and has not returned to employment covered by this Plan on or before the date on which this Plan is terminated or partially terminated.

                (c) Effect of Certain QDROs. If (1) the vested interest of a Participant in any Subaccount is less than 100%, (2) if any portion of that Subaccount was distributed to an Alternate Payee or transferred to a separate account established for the benefit of an Alternate Payee pursuant to a QDRO, and (3) the Alternate Payee's interest is not subject to forfeiture at the same percentage rate as is the Participant's interest in the referenced Subaccount, the value of the Participant's vested interest in the referenced Subaccount shall be determined pursuant to the formula V = P x (B + T) - T, where V is the vested value to be determined, P is the Participant's vesting percentage, B is the balance standing to the credit of the Participant in the referenced Subaccount, and T is the dollar amount transferred out of that Subaccount for the benefit of the Alternate Payee.

                (d) Special Vesting Schedules. Notwithstanding Paragraph (a) to the contrary, the provisions set forth on Appendix "E," attached hereto and incorporated by reference herein, shall apply to determine a Participant's nonforfeitable (vested) interest in the subaccount identified therein.

         Sec. 10.03 Disregarded Service for Vesting Purposes. The following service shall be disregarded in computing a Participant's nonforfeitable interest in his/her Employer Contribution Subaccount and/or Matching Contribution Subaccount pursuant to the provisions of Section 10.02: service disregarded pursuant to the provisions of Section 10.04.

         Sec. 10.04 Effect of Breaks in Service/Terminations of Employment.

                (a) Service after a period of Disregarded Prior Service shall not increase the Participant's vested interest in so much of his/her Account derived from Employer contributions as was accrued with respect to the period of Disregarded Prior Service, nor shall a period of Disregarded Prior Service be taken into account in computing the Participant's vested interest in so much of his/her Account derived from Employer contributions as is attributable to service subsequent to such period of Disregarded Prior Service.

                (b) Service after a Break in Service or Termination of Employment shall not increase the Participant's vested interest in so much of his/her Account as was accrued with respect to the period prior to such Break in Service or Termination of Employment if the Participant received a distribution of his/her entire vested interest which was accrued prior to such Break in Service or Termination of Employment and thereafter declined to make a restoration contribution authorized by Article V of this Plan within the time prescribed therein.

                Otherwise, service subsequent to one or more Breaks in Service shall be aggregated with service prior to such Breaks in Service in determining the Participant's vested interest in accruals to his/her Account attributable to service both before and after such Breaks in Service.

         Sec. 10.05 Amendments to the Vesting Schedule. In the event that the vesting schedule under this Plan is amended, each individual who is a Participant at the effective date of the amendment and who then has three (3) Years of Vesting Service shall have his/her vested interest under this Plan determined under the prior vesting schedule or the amended vesting schedule, whichever yields the higher vested percentage.

                                   ARTICLE XI

                               IN-SERVICE BENEFITS
                               -------------------


         Sec. 11.01 Required Benefit Commencement. If a Participant remains in the employ of the Employer or an Affiliated Company to his/her Required Beginning Date and his/her Benefit Commencement Date has not theretofore occurred, his/her Required Beginning Date shall be his/her Benefit Commencement Date, and his/her nonforfeitable interest under this Plan shall be distributable to him/her at that time, with the minimum amount of such distribution each year to be the minimum required under the provisions of Section 401(a)(9) of the Code.

         Sec. 11.02 Superannuation Benefit. For Plan Years prior to January 1, 1999, any Participant who has attained Age 70-1/2 and who remains in the employ of the Employer or an Affiliated Company shall have the right to withdraw all or any part of the vested portion of his/her Account. To effect such a withdrawal, the Participant must request such withdrawal in writing at least thirty (30) days prior to the Valuation Date as of which such withdrawal is to be effective. The Participant shall also specify which of his/her Accounts are to be debited for the withdrawal, and the amount to be debited from each such Account. Funds withdrawn pursuant to this Section shall be delivered by the Trustee to the Participant as promptly as practicable following the Valuation Date as of which withdrawn, and there shall be no adjustment in the amounts so distributed to reflect changes in market value, interest earned, expenses incurred (other than expenses associated specifically with such withdrawal) from the Valuation Date to the date of actual distribution, nor shall such distribution include current contribution amounts not yet received by the Trustee, even if such current contribution amounts, when so received, are deemed to have been received as of the Valuation Date of reference.

                                   ARTICLE XII



                               FORM AND TIMING OF
                               ------------------
                              BENEFIT DISTRIBUTIONS
                              ---------------------


         Sec. 12.01 Forms of Benefit Payments other than Death Benefits.

                (a) Vested Interests Not Exceeding $5,000. If a Participant's nonforfeitable interest in his/her Account does not exceed $5,000 at his/her Benefit Commencement Date, any benefit payable to or on account of the Participant during his/her lifetime shall be paid as a single-sum distribution, a Rollover Amount, or a combination thereof.

                (b) Vested Interests Exceeding $5,000. Unless the Participant has elected an alternative form of benefit payment permitted under this Plan, if the Participant's benefit is other than a death benefit and if the Participant's nonforfeitable interest in his/her Account exceeds $5,000 at his/her Benefit Commencement Date, the Participant's benefit shall be paid in the form of a single-sum distribution, a Rollover Amount, or a combination thereof.

                (c) Optional Forms of Benefits. Any Participant having a benefit described in Paragraph (b) hereof may elect to receive his/her benefits in any one of the optional forms described in Section 12.03.

                (d) Substitution of "$3,500" for "$5,000" in this Section. In connection with any benefit the Benefit Commencement Date of which occurred prior to the first day of the first Plan Year starting after August 7, 1997, "or at the time of any prior distribution did not exceed $3,500" shall be substituted for "$5,000" at each place where "$5,000" appears in Paragraphs (a) and (b).

         Sec. 12.02 Forms of Death Benefits.

                (a) "In Pay Status" Defined. For the purposes of this Section, benefits shall be deemed "in pay status" if the Participant's Benefit Commencement Date occurs on or before the date of his/her death.

                (b) Decedent's Benefits in Pay Status.

                    (1) Life Annuity in Place. If at the time of his/her death the Participant was receiving benefits as a life annuity (with or without refund feature or period certain, and with or without contingent annuitant benefits), the death benefit payable, if any, shall be as provided under the annuity arrangement in effect with respect to the Participant at the time of his/her death.

                    (2) Fixed Period Installment Stream in Place. If at the time of his/her death the Participant was receiving benefits in installments over a fixed period, the undistributed balance of the Participant's Account shall be distributed to his/her Beneficiary at least as rapidly as under the method of distribution being used as of the date of his/her death.

                    (3) Decedent's Benefits not in Pay Status.

                    (4) Non-Spousal Beneficiaries. If at the time of his/her
                death the Participant's benefits were not in pay status, any benefit payable to any person other than the Participant's Spouse by reason of the Participant's death shall be paid as a single-sum distribution or in installment payments if the vested benefit at the time of the Participant's death exceeds $5,000.

                    (5) Spousal Beneficiaries.

                        (i) If the Participant's vested interest under this Plan
                    at the time of his/her death was $5,000 or less, the benefit payable to the Participant's Spouse shall be paid as a single-sum distribution, a Rollover Amount, or a combination thereof.

                        (ii) If the Participant's vested interest under this
                    Plan at the time of his/her death exceeded $5,000, the benefit payable to the Participant's Spouse shall be paid as a single-sum distribution, installment payments, a Rollover Amount, or a combination thereof.

                (c) Certain Distributions Commencing Prior to the First Plan Year Starting After August 7, 1997. With respect to Benefit Commencement Dates occurring prior to the first day of the first Plan Year starting after August 7, 1997, Subparagraph (2) of Paragraph (c) hereof shall be applied with "or at the time of any prior distribution did not exceed $3,500" substituted for "$5,000" therein.

         Sec. 12.03 Optional Forms of Benefits. Any Participant who is entitled to benefits in the form of a single-sum distribution, a Rollover Amount, or a combination thereof, other than a distribution to which Section 12.01(a) applies, may elect to decline that form of benefit and to receive his/her nonforfeitable interest in his/her Account in the form identified in this Section. The optional form of benefits provided for in this Section is a series of periodic payments, not less frequent than annual and as nearly equal as practicable, over a fixed period which, at its commencement, does not exceed the life expectancy of the Participant, or the joint life and survivorship expectancy of the Participant and his/her Prospective Beneficiary, except that if the Participant's Prospective Beneficiary is a person other than his/her Spouse, the value of the survivorship interest at the Benefit Commencement Date shall not exceed fifty Percent (50%) of the Participant's Account.

         Sec. 12.04 Benefit Commencement Dates.

                (a) Retirement and Disability Benefits. The Benefit Commencement Date with respect to any benefit payable pursuant to Retirement or Termination of Employment by reason of Total Disability shall occur as promptly as practicable following the later to occur of:

                    (1) the Participant's Retirement or the date on which the
                Participant's Termination of Employment is determined to be by reason of Total Disability, or

                    (2) the date on which the Participant consents in writing to receive such benefits in the event that the distribution occurs prior to the later of the time the Participant has attained Normal Retirement Age or Age 62.

         However, if a Participant, at the time of his/her most recent Break in Service, had completed the number of Years of Service required to be eligible for an early retirement benefit described pursuant to Article VIII, his/her vested interest shall be treated as an early retirement benefit upon attainment by the Participant of the Age specified in the definition of Early Retirement Age.

                (b) Death Benefits.

                    (1) A benefit described in Paragraph (a) of Section 9.01 and payable to a Beneficiary other than the Participant's Spouse shall be payable as promptly as practicable following the date on which the Participant's death is reported to the Plan Administrator; provided, however, that in any event the payment thereof shall be completed by the end of the fifth (5th) Plan Year following the Plan Year in which the Participant's death occurs.

                    (2) A benefit described in Paragraph (a) of Section 9.01
                which is payable to the Participant's Spouse shall first become payable when the Participant's death is reported to the Plan Administrator, and shall be paid as promptly as practicable following such notice, but in no event later than the end of the fifth (5th) Plan Year following the Plan Year in which the Participant's death occurs.

                    (3) A benefit described in Paragraph (b) of Section 9.01
                shall be paid at least as rapidly as under the method of distribution in force at the time of the Participant's death.

                (c) Termination of Employment Benefits.

                    (1) If a Participant has no nonforfeitable interest in
                his/her Account attributable to Employer-source contributions at the time of his/her Termination of Employment, he/she will be deemed to have received a "zero-dollar cash-out" of his/her interest in this Plan as of the date of such Termination of Employment; provided, however, that this Subparagraph shall not apply if the Participant, at the time of his/her Termination of Employment, has completed a sufficient number of Hours of Service in the Vesting Computation Period in which such Termination of Employment occurs to entitle him/her to a nonforfeitable interest in any part of his/her Account attributable to Employer-source contributions as of the end of such Vesting Computation Period.

                    (2) If a vested Participant experiences a Termination of
                Employment (other than due to Retirement, death or Total Disability), his/her Benefit Commencement Date shall occur as promptly as practicable following the date on which occurs the Participant's Termination of Employment provided that if the Participant returns to the employ of the Employer or an Affiliated Company before such payment is made, distribution of the Participant's benefit shall be deferred to such date as would apply if the previous Termination of Employment had not occurred; and further provided that if the Participant's nonforfeitable interest under this Plan exceeds $5,000, no such distribution shall be made without the written consent of the Participant (and, if required by law or regulation, the written consent of the Participant's Spouse) until the Valuation Date of this Plan coinciding with, or if there is none, the Valuation Date next following the date on which the Participant attains the earlier of Normal Retirement Age or Age 62. However, if a Participant, at the time of his/her most recent Break in Service, had completed the number of Years of Service required to be eligible for an early retirement benefit described pursuant to Article VII, his/her vested interest shall be treated as an early retirement benefit upon attainment by the Participant of the Age specified in the definition of Early Retirement Age. With respect to Benefit Commencement Dates occurring prior to the first day of the first Plan Year starting after August 7, 1997, "or at the time of any prior distribution did not exceed $3,500" shall be substituted for "$5,000" herein.

                (d) In-Service Benefits. In-Service Benefits payable by reason of Article XI shall be paid as promptly as practicable following the date on which application therefor is received and approved by the Plan Administrator, but in no event later than the Participant's Required Beginning Date.

         Sec. 12.05 Provisions Relating to Eligible Rollover Distributions.

                (a) Election Procedure. If a prospective distribution shall include an amount which is an Eligible Rollover Distribution, the prospective distributee shall have the right to elect to have all or any portion of the Eligible Rollover Distribution treated as a Rollover Amount.

                    (1) Election to be Made in Writing. Any such election shall be made in writing on forms acceptable to the Plan Administrator and shall include such information and certifications as may reasonably be required by the Plan Administrator.

                    (2) Election Period. The election described in this Section shall be made not more than ninety (90), and not less than thirty (30) days prior to the Benefit Commencement Date of the distribution. The prospective distributee may waive the thirty
                (30) day minimum period if such waiver is in writing and in a form acceptable to the Plan Administrator.

                    (3) Default Election. If the prospective distributee fails to file an election during the Election Period described in Subparagraph (2) hereof, until such time as a subsequent election is filed as a change of election in accordance with Subparagraph (4) hereof, the distributee shall be deemed conclusively to have elected to have no portion of his/her Eligible Rollover Distribution treated as a Rollover Amount.

                    (4) Durability, Change and Revocation of Elections.

                        (i) Any election filed pursuant to the provisions of
                    this Section shall be given full force and effect as promptly as practicable after receipt of the election and of any supporting certifications or information required by the Plan Administrator, and shall remain in force until a written revocation thereof is delivered to the Plan Administrator. Any revocation of such an election shall be given full force and effect as promptly as practicable following receipt thereof by the Plan Administrator.

                        (ii) In general, if an Eligible Rollover Distribution is
                    to be made in a series of payments, the distributee's election as to that portion (if any) of the Eligible Rollover Distribution to be treated as a Rollover Amount shall apply to each payment in the series. A distributee of an Eligible Rollover Distribution may, at any time and from time to time, change the amount thereof to be treated as a Rollover Amount, may change the payee thereof, and may change the delivery mechanism of such payments, provided that no such changes shall be effective as to any amount distributed before the Plan Administrator receives such information, documentation and certifications as it may reasonably require to make the change effective as a new election. Any such change shall supersede all such directions of the distributee previously in force.

                (b) Minimum Rollover Amount. If it is reasonable to expect that the aggregate of Eligible Rollover Distributions payable to a distributee under this Plan will not exceed two hundred dollars ($200) in any Plan Year, no portion of the amount payable to that distributee shall be treated as a Rollover Amount.

                (c) Splitting of Eligible Rollover Distributions and Rollover Amounts.

                    (1) Minimum Divisible Amounts. A distributee of an Eligible
                Rollover Distribution may require that the Eligible Rollover Distribution be divided into a Rollover Amount and a current distribution; provided, however, that this privilege shall attach only if the Rollover Amount is not less than the lesser of (i) the entire portion of the payment constituting an Eligible Rollover Distribution, or (ii) five hundred dollars ($500) and the currently distributable amount is more than a de minimis amount. Subject to the condition of the foregoing sentence, the prospective distributee of any Eligible Rollover Distribution may determine the portion thereof (if any) to be treated as a Rollover Amount and the amount not to be so treated (expressed in dollar terms or in Percentage of payment terms, as the Plan Administrator determines), and may from time to time change such determination following the procedures set forth in Paragraph (a) hereof. The portion not treated as a Rollover Amount will be distributed (subject to applicable withholding of income taxes) to the distributee thereto.

                    (2) Rollover Amounts. Subject to the consent of the Plan
                Administrator, an eligible distributee may direct that his/her Rollover Amount be divided into up to three (3) separate Rollover Amounts.

                (d) Mechanism for Delivery of Rollover Amounts. A Rollover Amount shall be delivered by (1) check or draft, made payable to and delivered directly to the fiduciary or institutional underwriter of the Eligible Retirement Plan, (2) check or draft, made payable to the fiduciary or institutional underwriter of the Eligible Retirement Plan, and delivered to the Participant, Beneficiary or Alternate Payee to whom the transferred amount is to be credited for subsequent delivery to the payee, or (3) wire transfer directly to the fiduciary or institutional underwriter of the Eligible Retirement Plan (if appropriate ABA routing information and account numbers have been provided).

                (e) Form of Rollover Amounts. All Rollover Amounts shall be delivered to the designated payee thereof in the same form (i.e., in cash, in kind, or in combination) as such amounts would have been delivered to the Participant, Beneficiary or Alternate Payee, had the same elected not to have such amounts treated as a Rollover Amount; except that this Plan shall not be obliged to include in any Rollover Amount any form of asset that will not be accepted by the prospective Eligible Retirement Plan. By way of non-exclusive examples, this Plan will not deliver as part of a Rollover Amount Employer securities which cannot lawfully be transferred to or cannot lawfully be held by the prospective Eligible Retirement Plan, nor shall this Plan deliver to an individual retirement arrangement of a distributee the distributee's own note for indebtedness to this Plan.

                (f) Effect of Delivery of Rollover Amounts. Each prospective distributee, by electing to have any portion of his/her Eligible Rollover Distribution treated as a Rollover Amount, agrees that, upon transmittal as instructed of the funds to which such election applies, the Plan Administrator, the Trustee, the Employer and all other persons and entities associated with the operation and maintenance of this Plan shall be released from all duties, obligations, responsibilities and liabilities in connection with the amount so transmitted, including, but not limited to, the duty to see to the application thereof. None of the persons or entities so released shall be responsible to see to the crediting or application of the funds so transferred.

         Sec. 12.06 Statutory Compliance.

                (a) Section 401(a)(9) Compliance. Notwithstanding any other provision of this Article, all distributions shall commence not later than the latest permissible Benefit Commencement Date under Section 401(a)(9) of the Code and regulations thereunder, and each benefit shall be distributed at a rate not lesser than the minimum distribution rate prescribed for such benefit under Section 401(a)(9) and the regulations thereunder. Notwithstanding any other provision of this Plan, if the Participant's Benefit Commencement Date has not previously occurred, and the Participant is living at his/her Required Beginning Date, the Participant's Required Beginning Date shall be his/her Benefit Commencement Date.

                With respect to distributions under this Plan made for calendar years beginning on or after January 1, 2002, this Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of this Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

                (b) Section 401(a)(14) Compliance. Unless the Participant has elected otherwise in writing, his/her Benefit Commencement Date shall not be later than the sixtieth (60th) day after the close of this Plan Year in which occurs the last of:

                    (1) the date on which the Participant attains the earlier of
                Age 65 or the Normal Retirement Age specified in this Plan;

                    (2) the tenth (10th) anniversary of the year in which the
                Participant commenced participation; or

                    (3) the date on which the Participant experiences a
                Termination of Employment.

         Sec. 12.07 Post-Distribution Credits. If, after the payment of a single-sum distribution under this Plan, there shall remain in the Participant's Account any funds or any funds are subsequently credited to such Account, such additional funds, to the extent nonforfeitable, shall be paid to the Participant or applied for the Participant's Account as promptly as practicable. If, after the commencement of periodic payments under this Plan, there shall be additional funds credited to the Account of a Participant in which the payee has a nonforfeitable interest, this Plan Administrator shall direct adjustment of the remaining periodic payments so as to include all such additional credited amounts, as nearly evenly as possible, in the remaining periodic payments (without extending the period during which such payments are payable).

         Sec. 12.08 Withholding of Income Taxes. All distributions made under this Plan shall be subject to the withholding of:

                (a) income taxes, to the extent that the Plan Administrator or Trustee reasonably believes withholding to be required by applicable law; and

                (b) such other income taxes as the distributee directs pursuant any election that the distributee is entitled to make under the terms of this Plan or under law.

         Sec. 12.09 Transferee Plan Provision. Subject to the limitations set forth in Section 12.10 hereof, if by reason of the merger of another tax-qualified plan into this Plan or by reason of a direct trustee-to-trustee transfer of assets and liabilities from another tax-qualified plan to this Plan in a transaction that did not constitute an Eligible Rollover Distribution, the Participant's Account includes a Portability Subaccount attributable to such assets, the Portability Subaccount so created and maintained shall have preserved with respect to it for such time as is then required under the anti-cutback provisions of Section 411(d)(6) of the Code and regulations promulgated with respect thereto:

                (a) each default form of benefit payment applicable under the transferor plan with respect to the transferred funds and each optional form of benefit which could have been elected by the payee under the transferor plan upon waiver of the default form of benefit available with respect to the transferred funds under the transferor plan;

                (b) all provisions permitting the Participant to elect to waive the default form of benefit and to elect in lieu thereof an optional form of benefit under the transferor plan with respect to the transferred funds and all spousal consent provisions relating to each such election and waiver under the transferor plan;

                (c) all provisions permitting the Participant's surviving Spouse to elect to waive the default form of benefit and to elect in lieu thereof an optional form of benefit under the transferor plan with respect to the transferred funds and all spousal consent provisions relating to each such election and waiver under the transferor plan; and

                (d) all election periods, election period waivers and election procedures applicable under the transferor plan with respect to the transferred funds.

         The rights preserved under this Section, if in conflict with rights otherwise applicable to benefit forms, elections, waivers and procedures under this Plan that would otherwise attach to the Account of the Participant, shall supersede those other rights with respect to the subject Portability Subaccount only. The Participant may elect at any time within the ninety (90) day period preceding his/her Benefit Commencement Date, with spousal consent conforming to the requirements of Section 12.05 if he/she is then married, to waive the applicability of this Section to the subject Portability Subaccount and to have that Portability Subaccount governed by the otherwise applicable benefit distribution provisions of this Plan.

         Sec. 12.10 Limitation on Preservation of Benefits, Rights and Features. Notwithstanding the provisions of Section 12.09, this Plan shall not be a "Transferee Plan" with respect to amounts received by this Plan (and earnings thereon) resulting from a plan merger into or a transfer of assets to this Plan (collectively "Transferred Amounts"), provided that (a) the Transferred Amounts were not accrued under or held by a plan which was subject to the funding standards of Code Section 412, (b) the single-sum distribution form provided in this Plan is otherwise identical (within the meaning of regulations and other guidance promulgated by the Secretary of the Treasury or his/her delegate) to the optional forms of benefit through which the Transferred Amounts may have been distributed prior to merger into or transfer to this Plan, and (c) the Participant receives a distribution of his/her Transferred Amounts on or after the earlier of (1) the ninetieth (90th) day after he/she is furnished a summary of material modifications that satisfies the requirements of 29 CFR 2520.104b-3 and informs him/her of the elimination of all optional forms of benefit with regard to the Transferred Amounts other than the otherwise available optional forms as provided in this Article XII, or (2) with respect to Transferred Amounts held by this Plan as of the effective date of this Section, the first day of the second Plan year following the Plan Year in which the effective date of this Section occurs, or with respect to all other Transferred Amounts, the first day of the second Plan Year following the Plan Year in which the Transferred Amounts are merged into or transferred to this Plan.

                                  ARTICLE XIII


                               PLAN ADMINISTRATION


         Sec. 13.01 Appointment and Tenure. The Plan Administrator shall be the Primary Employer.

         Sec. 13.02 Authority and Duties of the Plan Administrator. The Plan Administrator shall have the following authority and duties:

                (a) to appoint (and to dismiss) such Named Appeals Fiduciaries as are necessary to determine the merits of appeals of each denied claim for benefits under this Plan;

                (b) to appoint (and to dismiss) such Participant Loan Administrators as may be required to operate any Participant loan program offered under this Plan;

                (c) to maintain and preserve the records of this Plan relating to Participants, Beneficiaries, Prospective Beneficiaries and Alternate Payees;

                (d) to prepare and furnish to Participants, Beneficiaries, Prospective Beneficiaries and Alternate Payees such information and notices as may be required by law, by the provisions of this Plan, or by reason of administrative policies and procedures adopted in conjunction with the operation of this Plan;

                (e) to collect such data as is required for Plan operation, to process that data, and to apply, share, communicate, archive and transmit that data in such manner and at such times as the Plan Administrator deems appropriate;

                (f) to prepare, file and publish such returns and reports as are required of the Plan Administrator under law;

                (g) to solicit from Participants, Beneficiaries, Prospective Beneficiaries and Alternate Payees, and their respective spouses, such elections, designations, consents and other instruments as may be appropriate to the operation of this Plan;

                (h) to communicate the terms and provisions of this Plan, and relevant changes therein, to all parties entitled to receive such communications;

                (i) to maintain a location at which documents relevant to this Plan may be examined by persons entitled to examine them;

                (j) to receive service of process against this Plan;

                (k) to initiate legal action on behalf of this Plan;

                (l) to direct the Trustee as to the purchase of contracts of life insurance, annuity contracts, methods of benefit payment, the conduct of valuations, the timing of benefit distributions, and on all other matters where such direction is called for under this Plan or requested by the Trustee;

                (m) to arrange for bonding, if required by law;

                (n) to provide and execute (or delegate to others for execution) all procedures necessary for the proper conduct of the affairs of this Plan (such as, by way of example and not by way of limitation: enrollment procedures, participation waiver procedures, benefit application procedures, Participant investment direction procedures, domestic relations order validation procedures, etc.), except such procedures as this Plan may specifically determine to be exclusively within the province of a party other than the Plan Administrator;

                (o) to establish a QDRO determination procedure, and, pursuant to that procedure, to determine whether any instrument served upon this Plan constitutes a QDRO;

                (p) to construe and interpret the provisions of this Plan as otherwise set forth herein;

                (q) to determine the most appropriate method by which to correct any errors that may occur in the administration or operation of this Plan and the application of its provisions, and to exercise full discretion in the implementation or direction of corrective actions, as otherwise set forth herein; and

                (r) to perform such other duties as may be imposed by law or regulation.

         Sec. 13.03 Reporting and Disclosure. The Plan Administrator shall keep all individual and group records relating to Plan Participants, and Beneficiaries, and all other records necessary for the proper operation of this Plan. Such records shall be made available to the Employer and to each Participant and Beneficiary for examination during business hours except that a Participant or Beneficiary shall examine only such records as pertain exclusively to the examining Participant or Beneficiary and those records and documents relating to all Participants generally. The Plan Administrator shall prepare and shall file as required by law or regulation all reports, forms, documents and other items required by ERISA, the Code, and every other relevant statute, each as amended, and all regulations thereunder. This provision shall not be construed as imposing upon the Plan Administrator the responsibility or authority for the preparation, preservation, publication or filing of any document required to be prepared, preserved or filed by the Trustee or by any other Named Fiduciary to whom such responsibilities are delegated by law or by this Plan.

         Sec. 13.04 Construction of this Plan. The Plan Administrator shall take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. The Plan Administrator shall have the sole and absolute discretion to interpret this Plan and shall resolve all questions arising in the administration, interpretation and application of this Plan. It shall endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of, or against, any person and so as to treat all persons in similar circumstances uniformly. The Plan Administrator shall correct any defect, reconcile any inconsistency, or supply any omission with respect to this Plan. All such corrections, reconciliations, interpretations and completions of Plan provisions shall be final and binding upon the parties.

         Sec. 13.05 Engagement of Assistants and Advisers; Plan Expenses. The Plan Administrator shall have the right to hire such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable, including, but not limited to:

                (a) Investment Managers and/or advisers;

                (b) accountants;

                (c) actuaries;

                (d) attorneys;

                (e) consultants and the Appraiser;

                (f) clerical and office personnel; and

                (g) medical practitioners.

         The expenses incurred by the Plan Administrator in connection with the operation of this Plan, including, but not limited to, the expenses incurred by reason of the engagement of professional assistants and consultants, shall be expenses of this Plan and shall be payable from the Fund at the direction of the Plan Administrator. The Employer shall have the option, but not the obligation, to pay any such expenses, in whole or in part, and by so doing, to relieve the Fund from the obligation of bearing such expenses. Payment of any such expenses by the Employer on any occasion shall not bind the Employer to thereafter pay any similar expenses.

         Sec. 13.06 Bonding. The Plan Administrator shall arrange for such bonding as is required by law, but no bonding in excess of the amount required by law shall be considered required by this Plan.

         Sec. 13.07 Compensation of the Plan Administrator. The Plan Administrator shall serve without compensation for its services as such, but all expenses of the Plan Administrator shall be paid or reimbursed by the Employer, and if not so paid or reimbursed, shall be proper charges to the Trust Fund and shall be paid therefrom.

                                   ARTICLE XIV

                            DOMESTIC RELATIONS ORDERS
                            -------------------------


         Sec. 14.01 QDRO Determination Procedure. The Plan Administrator shall establish, and may at any time and from time to time modify, a written procedure setting forth the process to be followed when a determination is to be made as to whether an instrument that has been served on the Plan Administrator is a QDRO. The current iteration of that procedure is deemed to be incorporated as though fully set forth herein to the extent such incorporation is required by regulations promulgated by the Secretary of Labor, the Secretary of the Treasury, or the delegate of either. A copy of the current qualified domestic relations order determination procedure shall be available without charge to Participants, to prospective Alternate Payees, and to the respective personal representatives of each.

         Sec. 14.02 Status, Rights and Privileges of Alternate Payees.

                (a) General Rule. Except as otherwise specifically provided by statute, regulation or the provisions of Paragraph (b) of this Section, an Alternate Payee shall have the status and rights of a Beneficiary under this Plan, to the exclusion of all other rights associated with Participants under this Plan.

                (b) Exceptions to General Rule. Notwithstanding the provisions of Paragraph (a), each Alternate Payee shall have the following rights and privileges to the extent that the same are available to Participants under this Plan:

                    (1) The right to direct the manner in which Plan assets held for the Account of such Alternate Payee are invested; and

                    (2) The right to select the form in which benefits are to be paid and the time at which such benefit payments are to commence.

                (c) Special Conditions Pertaining to Certain Alternate Payees.

                    (1) If the interest of an Alternate Payee is less than fully vested at the time of the Alternate Payee's death, the amount, if any, payable by reason of that death shall be limited to the Alternate Payee's vested interest in this Plan, the balance becoming a forfeiture on the date of that death.

                    (2) If an event occurs that accelerates a Participant's
                vested Percentage to 100%, the interest of the Alternate Payee (if not theretofore at the 100% level) shall be simultaneously increased to 100%.

                    (3) Unless otherwise specifically provided in the governing
                QDRO, if the interest of an Alternate Payee is fully vested and not subject by its terms to any contingency (such as, by way of example, survival of the Participant by the Alternate Payee), the Alternate Payee may, at any time, apply for and receive a distribution of his/her entire interest under this Plan which shall be valued and distributed as promptly as practicable following the date on which a written application for that distribution is received by the Plan Administrator.

                                   ARTICLE XV


                     ALLOCATION AND LIMITATION OF AUTHORITY
                     --------------------------------------
                           OF FIDUCIARIES AND PERSONS
                           --------------------------
                             WITH MINISTERIAL DUTIES
                             -----------------------

         Sec. 15.01 Authority of the Primary Employer. The Primary Employer shall have the following (and only the following) authority under this Plan:

                (a) to determine all matters of Plan design, and, in connection therewith, to amend this Plan pursuant to the procedure more fully described at Section 17.01;

                (b) to terminate this Plan, pursuant to the procedure more fully described at Section 17.04;

                (c) to cause this Plan to be merged into or with any other plan(s), to cause this Plan to be consolidated with any other plan(s), and to cause the transfer from or to this Plan of assets or liabilities (where such transfers are in connection with the interests of groups of Participants, and not rollover transactions or fiduciary to fiduciary transfers of individual interests of the type commonly associated with transfers of employment from or to unrelated enterprises);

                (d) to determine which entities other than the Primary Employer, if any, may be included in the definition of "Employer," and the terms and conditions of such inclusion;

                (e) to determine when and under what circumstance another entity shall be substituted for itself as Primary Employer;

                (f) with such other entities as may constitute Employer, to make such contributions as this Plan may contemplate as Employer-source contributions;

                (g) to appoint:

                    (1) the Plan Administrator, and to act as Plan Administrator
                in the absence of an appointed Plan Administrator,

                    (2) the Trustee (or Trustees),

                    (3) the Named Appeals Fiduciary (or Fiduciaries),

                    (4) one or more Investment Managers, and

                    (5) such other persons as may have fiducial or ministerial roles in connection with the operation of this Plan and the management of the assets constituting the Fund;

provided, however, that all such appointments shall be subject to the provisions of Section 15.05 hereof;

                (h) in respect of each appointment made pursuant to the authority set forth in Paragraph (g) hereof, to monitor the performance of such appointee according to any criteria determined by the Primary Employer to be relevant and appropriate, and the power to terminate any such appointment;

                (i) to provide such personnel and records to the Plan Administrator and each Trustee as such parties may need for the proper discharge of their respective duties under this Plan;

                (j) to apply for rulings from administrative and regulatory agencies with respect to this Plan, to comply with all reporting, disclosure and registration requirements imposed by law upon the Primary Employer, and to participate in any audit of Plan operations by any administrative or regulatory agency; and

                (k) to delegate to any person, persons or entities, temporarily or permanently, any or all of its authority and obligation under this Section.

         Sec. 15.02 Authority of the Plan Administrator. The Plan Administrator shall have such authority as is allocated to it pursuant to the provisions of
Article XIII. The Plan Administrator shall have the right to delegate to any person, persons or entity any or all of its authority under Article XIII.

         Sec. 15.03 Authority of the Trustee. The Trustee shall have the authority granted to it in the Trust Agreement, with such rights of delegation, and such limitations on those rights of delegation, as are specified in the Trust Agreement (to the extent the rights of delegation, if any, provided therein are not in conflict with applicable provisions of law).

         Sec. 15.04 Limitations on Authority of All Fiduciaries. No Named Fiduciary shall have authority to deal with matters other than as allocated under this Plan or by operation of law, unless such authority is delegated to it by another fiduciary having under this instrument both the authority, the delegation of which is intended, and the right to delegate that authority. A Named Fiduciary shall not in any event be liable for breach of fiduciary responsibility by another fiduciary (including Named Fiduciaries) if the act or omission deemed to be a breach of fiduciary responsibility by such other fiduciary was not within the scope of the authority of the subject Named Fiduciary.

         Sec. 15.05 Prohibition Against Certain Appointments and Delegations.

                (a) No person, persons or entity shall knowingly appoint any other person, persons or entity (the "prospective appointee") to serve in any role with respect to this Plan if such prospective appointee is barred from service in that role by operation of Section 411(a) of ERISA.

                (b) No person, persons or entity shall knowingly delegate any delegable authority under this Plan to any person, persons or entity (the "prospective delegate") if such prospective delegate is barred by operation of Section 411(a) of ERISA from the exercise of such authority, or would be barred by Section 411(a) of ERISA from appointment to the role of the party seeking to make the delegation of authority to the prospective delegate.

                (c) No person, persons or entity shall accept appointment to any position having authority under this Plan, nor shall any such person, persons or entity accept a delegation of such authority from another, if such appointment or delegation is barred by the provisions of this Section, or if such person, persons or entity is disabled from the exercise of such authority by operation of Section 411(a) of ERISA.

                (d) If, while having any direct or delegated authority under this Plan, the person, persons or entity having such authority cease to be eligible to have such authority by reason of the operation of
         Section 411(a) of ERISA, such person, persons or entity shall immediately notify the source of such authority of such ineligibility, shall resign the position in which service is barred, and shall cooperate in all respects to accomplish the transition of authority and responsibility to a successor.

                                   ARTICLE XVI


                 APPLICATION FOR BENEFITS AND CLAIMS PROCEDURES
                 ----------------------------------------------


         Sec. 16.01 Application for Benefits. Each Participant and/or Beneficiary and/or Alternate Payee who believes that he/she is eligible for benefits under this Plan may apply for such benefits by completing and filing with the Plan Administrator an application for benefits on a form supplied by the Plan Administrator. Before the date on which benefit payments commence, if payable, each such application must be supported by such information and data as the Plan Administrator deems relevant and appropriate. Evidence of age, marital status (and, in the appropriate instances, health, death or Total Disability), and location of residence shall be required of all applicants for benefits. Written notice of the disposition of a claim shall be furnished to the applicant within 90 days after the application for benefits is filed with the Plan Administrator, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

         Sec. 16.02 Appeals of Denied Claims for Benefits. In the event that any claim for benefits is denied in whole or in part, the Participant, Beneficiary or Alternate Payee whose claim has been so denied shall be notified of such denial in writing by the Plan Administrator. The notice advising of the denial shall specify the reason or reasons for denial, make specific reference to pertinent Plan provisions, describe any additional material or information necessary for the claimant to perfect the claim (explaining why such material or information is needed), and shall advise the claimant of the procedure for the appeal of such denial, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review. All appeals shall be made by the following procedure.

                (a) The Participant, Beneficiary or Alternate Payee whose claim has been denied shall file with the Plan Administrator a notice of appeal. Such notice shall be filed within sixty (60) days of notification by the Plan Administrator of claim denial, shall be made in writing, and shall set forth all of the facts upon which the appeal is based. Appeals not timely filed shall be barred.

                (b) The Plan Administrator shall, within thirty (30) days of receipt of the claimant's notice of appeal, establish a hearing date on which the claimant (or his/her attorney or other authorized representative) may make an oral presentation to the Named Appeals Fiduciary in support of his/her appeal. The claimant (or claimant's representative) shall have the right to submit written or oral evidence and argument in support of his/her claim at such hearing. The claimant shall be given not less than ten (10) days' notice of the date set for the hearing. At the hearing (or prior thereto upon five (5) business days' written notice to the Plan Administrator), the claimant (or claimant's representative) shall have an opportunity to review all documents, records, and other information which are relevant to the claim at issue and to receive copies thereof without charge.

                (c) The Named Appeals Fiduciary shall consider the merits of the claimant's written and oral presentations, the merits of any facts or evidence in support of the denial of benefits, and such other facts and circumstances as the Named Appeals Fiduciary shall deem relevant. If the claimant elects not to make an oral presentation, such election shall not be deemed adverse to his/her interest, and the Named Appeals Fiduciary shall proceed as set forth below as though an oral presentation of the contents of the claimant's written presentation had been made.

                (d) The Named Appeals Fiduciary shall render a determination within sixty (60) days of the receipt of the appeal (unless there has been an extension of no more than sixty (60) days due to special circumstances, provided that the delay and the special circumstances occasioning it are communicated to the claimant in writing within the first sixty (60) day period). That determination shall be accompanied by a written statement presented in a manner calculated to be understood by the claimant and shall include specific reasons for the determination and specific references to the pertinent Plan provisions on which the determination is based and a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA. The determination so rendered shall be binding upon all parties. The Plan Administrator shall provide such access to, and copies of, documents, records and other information relevant to the claimant's claim for benefits.

         Sec. 16.03 Appointment of the Named Appeals Fiduciary. The Named Appeals Fiduciary shall be the person or persons named as such by the Board of the Primary Employer, or, if no such person or persons be named, then the person or persons named by the Plan Administrator as the Named Appeals Fiduciary. Named Appeals Fiduciaries may at any time be removed by the Board of the Primary Employer, and any Named Appeals Fiduciary named by the Plan Administrator may be removed by the Plan Administrator. All such removals may be with or without cause and shall be effective on the date stated in the notice of removal. The Named Appeals Fiduciary shall be a "Named Fiduciary" within the meaning of ERISA, and, unless appointed to other fiduciary responsibilities, shall have no authority, responsibility, or liability with respect to any matter other than the proper discharge of the functions of the Named Appeals Fiduciary as set forth herein.

                                  ARTICLE XVII


                            AMENDMENT AND TERMINATION
                            -------------------------


         Sec. 17.01 Amendment. This Plan may be amended at any time, and from time to time, by action of the Board (or of any delegate thereof) of the Primary Employer. Each entity constituting the Employer hereby delegates to the Board of the Primary Employer and its delegates the full authority to act in its stead and on its behalf with respect to amendment of this Plan and the instrument or instruments establishing the Trust associated with this Plan; provided, however, that:

                (a) no amendment shall increase the duties or liabilities of the Plan Administrator or of the Trustee without the consent of that party;

                (b) no amendment shall deprive any Participant or Beneficiary of any benefit which is (1) accrued as of the effective date of such amendment, or (2) which, with respect to such accrued benefit, is a condition, characteristic or feature then constituting a "protected benefit" within the meaning of Section 411(d)(6) of the Code, by applicable regulatory agency authority; and

                (c) no amendment shall provide for the use of funds or assets held to provide benefits under this Plan other than for the benefit of Participants and their respective Beneficiaries and Alternate Payees or to meet the administrative expenses of this Plan, except as may be specifically authorized by statute or regulation.

         The power to amend this Plan shall reside exclusively in the Board of the Primary Employer; except that the Board of the Primary Employer shall have the right to delegate to any fiduciary responsible under this Plan for promulgating procedures that are deemed by law or regulation to constitute a part of this Plan the authority to amend, modify, suspend, replace and revoke, at any time and in whole or in part, such procedures as the subject fiduciary has the authority to promulgate. Any action taken by a fiduciary pursuant to, and within the scope of, such delegation shall be deemed an effective amendment of the subject procedure (and thus of this Plan) to the same extent as though such action had been taken by the Board of the Primary Employer or its delegate. No amendment by a fiduciary of a procedure that constitutes a part of this Plan shall be given an effect that violates the limitations on Plan amendment imposed herein with respect to amendments adopted by the Board of the Primary Employer or its delegate.

         Notwithstanding the foregoing, (1) any amendment necessary to initially qualify this Plan under Section 401(a) of the Code, or to qualify any specific feature of this Plan under Sections or Subsections of ERISA or the Code specifically applicable to such feature, may be made without the further approval of the Board of the Primary Employer if signed by the proper officers of the Primary Employer, and (2) amendment by an authorized fiduciary of any procedure that constitutes a part of this Plan may be made without further approval of the Board of the Primary Employer or its delegate if published by the fiduciary having the authority to make such amendment in the form of a notice, announcement or procedure, or similar communication.

         Sec. 17.02 Adoption by Additional Entities. This Plan may be adopted by one or more entities not previously constituting the Employer by action of the board (or corresponding governing body) of such entity; except that no such adoption shall be effective until consented to in writing by the Board of the Primary Employer. Any such adoption, the joinder of the adopting entity in the Trust, and the consent of the Board of the Primary Employer shall be evidenced by such documentation as the Plan Administrator deems appropriate.

         Sec. 17.03 Withdrawal from Sponsorship. Any entity constituting the Employer may withdraw from sponsorship of this Plan, but only upon the establishment of such measures as the Plan Administrator deems necessary to protect the interests of the Participants adversely affected by such withdrawal and their respective Beneficiaries, Prospective Beneficiaries and Alternate Payees. Withdrawal by an entity from Employer status shall not be construed as resulting in either a whole or partial termination of this Plan.

         Sec. 17.04 Plan Termination.

                (a) Right Reserved. While it is the Employer's intention to continue this Plan indefinitely in operation, the right is, nevertheless, reserved to completely or partially terminate this Plan. Complete or partial termination of this Plan shall result in full and immediate vesting in each affected Participant of the entire amount credited to his/her Account, and there shall not thereafter be any forfeitures with respect to any such affected Participant for any reason. Plan termination shall be effective as of the date specified by resolution of the Board of the Primary Employer, subject, however, to the provisions of Section 17.06 hereof.

                (b) Effect on Retired Persons, Etc. Termination of this Plan shall have no effect upon payment of installments and benefits to former Participants, their Beneficiaries, their Alternate Payees and their estates, whose benefit payments commenced prior to Plan termination. The Trustee shall retain sufficient assets to complete any such payments, and shall have the right, upon direction by the Employer, to purchase annuity contracts to assure the completion of such payments or to pay the value of the remaining payments in a single-sum distribution.

                (c) Effect on Remaining Participants. The Primary Employer shall instruct the Trustee either (1) to continue to manage and administer the assets of the Trust Fund for the benefit of the Participants and their respective Beneficiaries and Alternate Payees pursuant to the terms and provisions of the Trust Agreement, or (2) to pay over to each Participant (and former Participant), or his/her Beneficiary or Alternate Payee (to the extent of such Alternate Payee's interest), the value of his/her vested interest, and to thereupon dissolve the Trust Fund.

                (d) Effect on Other Entities Constituting Employer. Termination, in whole or in part, of this Plan by an entity which is included in the term Employer shall have no effect on the continued operation of this Plan with respect to other entities constituting Employer.

         Sec. 17.05 Complete Discontinuance of Employer Contributions. While it is the Employer's intention to make substantial and recurring contributions to the Trust Fund pursuant to the provisions of this Plan, the right is, nevertheless, reserved to at any time completely discontinue Employer contributions. Such complete discontinuance shall be established by resolution of the Board of the Primary Employer and shall have the effect of a termination of this Plan, as set forth in Section 17.04, except that the Trustee shall not have the authority to dissolve the Trust Fund except upon adoption of a further resolution by the Board of the Primary Employer to the effect that this Plan is terminated and upon receipt from the Primary Employer of instructions to dissolve the Trust Fund pursuant to Section 17.04(c) hereof.

         Sec. 17.06 Suspension of Employer Contributions. The Primary Employer shall have the right at any time, and from time to time, to suspend Employer contributions to the Trust Fund pursuant to this Plan. Such suspension shall have no effect on the operation of this Plan except as set forth below:

                (a) If the Board of the Primary Employer determines by resolution that such suspension shall be permanent, a complete discontinuance of contributions shall be deemed to have occurred as of the date of such resolution or such earlier date as is therein specified.

                (b) If such suspension becomes a plan termination, a complete discontinuance of contributions shall be imputed. In such case, the complete discontinuance, with resultant full vesting for all affected Participants, shall be deemed to have occurred on the earlier of:

                    (1) the date specified by resolution of the Board of the
                Primary Employer or established as a matter of equity by the Plan Administrator, or

                    (2) the last day of the first Plan Year which meets both of the following criteria: (i) no Employer contributions were made for that, or for any subsequent, Plan Year, and (ii) there existed for such Plan Year Net Income out of which Employer contributions could have been made, and the existence of such Net Income was known to the Board of the Primary Employer in time to make deductible contributions for such Plan Year.

         Sec. 17.07 Mergers and Consolidations of Plans. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall have a benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer) that is equal to or greater than the benefit he/she would have been entitled to receive immediately before such merger, consolidation or transfer in this Plan in which he/she was then a Participant (had such Plan been terminated at that time). For the purposes hereof, former Participants and Beneficiaries shall be considered Participants. This provision is not intended to apply to a direct transfer constituting an Eligible Rollover Distribution.

                                  ARTICLE XVIII


                            MISCELLANEOUS PROVISIONS
                            ------------------------


         Sec. 18.01 Nonalienation of Benefits.

                (a) General Rule. Except as provided in Section 18.01(b), none of the payments, benefits or rights of any Participant, Beneficiary or Alternate Payee shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Participant, Beneficiary or Alternate Payee. Other than as provided in Section 18.01(b), no Participant, Beneficiary or Alternate Payee shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he/she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a Prospective Beneficiary or Prospective Beneficiaries as hereinabove provided.

                (b) Exceptions. The following shall not be precluded by the operation of Paragraph (a) hereof:

                    (1) compliance with the provisions and conditions of any
                QDRO;

                    (2) the withholding of income taxes from distributions
                (whether by legal mandate or by election of the prospective distributee) and transmittal of the amounts so withheld to appropriate tax collection authorities;

                    (3) the pledge by a borrower from this Plan (and foreclosure on the pledged amount by the lender or other holder of the borrower's debt obligation) of any portion of his/her interest in this Plan as security for the repayment of the amount borrowed, interest payable in respect thereto, and costs and expenses associated therewith;

                    (4) any arrangement for recovery by this Plan of
                overpayments of benefits previously made to or for the benefit of the Participant or other person with respect to whom such arrangement applies;

                    (5) transfer of any Eligible Rollover Distribution from this
                Plan to any other benefit plan qualified under Section 401(a) of the Code or to an individual retirement arrangement established under Section 408 of the Code;

                    (6) direct deposit arrangements with respect to benefits if the direct deposits authorized by such arrangement is to an account of the payee (or a joint account of the payee and his/her spouse) at a bank or other financial institution;

                    (7) any assignment or alienation of benefits in pay status to the extent that such assignment or alienation (i) is voluntary and revocable, (ii) is not for the purpose of, nor has the effect of, defraying Plan administration costs; and (iii) does not, when combined with all other such assignments in the aggregate, exceed ten percent (10%) of any benefit payment;

                    (8) any assignment to the Employer if (i) such assignment is revocable at any time, and (ii) the Employer files with the Plan Administrator a written acknowledgment meeting the requirements of Section ss.1.401(a)-13(e)(2) of the Income Tax Regulations (or a successor regulation of similar purpose); and

                    (9) the enforcement of a federal tax levy made pursuant to
                Section 6331 of the Code or the collection by the United States on a judgment resulting from an unpaid tax assessment.

         Sec. 18.02 No Contract of Employment. Neither the establishment of this Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any Participant or Employee, or any person, the right to be retained in the service of the Employer, and all Participants and other Employees shall remain subject to discharge to the same extent as if this Plan had never been adopted.

         Sec. 18.03 Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

         Sec. 18.04 Heirs, Assigns and Personal Representatives. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each Participant and Beneficiary, present and future, and all Alternate Payees for whose benefit there exists any QDRO with respect to any Participant (except that no successor to the Employer shall be considered a sponsor of this Plan unless that successor adopts this Plan).

         Sec. 18.05 Retention of Tax Qualified Status. While it is the intention of the Employer that this Plan be qualified within the meaning of Section 401(a) of the Code and that the cash-or-deferred arrangement contained herein be a qualified cash-or-deferred arrangement within the meaning of Section 401(k) of the Code, conduct by any fiduciary, by the Employer, by the Plan Administrator, or by any other party associated with the operation of this Plan that results in a denial of tax qualified status (or a corresponding denial to the Trust Fund or any Participant, Beneficiary or Alternate Payee of any or all of the favorable tax consequences associated with tax qualified status) or denial of qualified status to the cash-or-deferred arrangement contained herein shall not be deemed to be a breach of fiduciary duty. Neither the tax qualified status of this Plan nor the qualified status of the cash-or-deferred arrangement shall be deemed of the essence of this Plan, nor shall securing the special tax consequences associated with that status be deemed a purpose of this Plan. The tax consequences of any denial of qualified status shall not be a basis upon which either this Plan or any person having an interest therein shall be entitled to a recovery against the person or entity whose conduct is determined to have resulted in such loss of tax qualified status.

         Sec. 18.06 Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

         Sec. 18.07 Gender and Number. Except where otherwise clearly indicated by context, the masculine and the neuter shall include the feminine and the neuter, the singular shall include the plural, and vice-versa.

         Sec. 18.08 Controlling Law. This Plan shall be construed and enforced according to the laws of the Commonwealth of Pennsylvania to the extent not preempted by Federal law, which shall otherwise control.

         Sec. 18.09 Funding Policy. The Plan Administrator, in consultation with the Primary Employer, shall establish and communicate to the Trustee a funding policy consistent with the objectives of this Plan and of the corresponding Trust Fund. Such policy will be in writing and shall have due regard for the emerging liquidity needs of the Fund. Such funding policy shall also state the general investment objectives of the Trust Fund and the philosophy upon which maintenance of this Plan is based.

         Sec. 18.10 Title to Assets. No Participant, Beneficiary or Alternate Payee shall have any right to, or interest in, any assets of the Trust Fund upon termination of his/her employment or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under this Plan to such Participant or out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made from the assets of the Trust Fund, and neither the Employer nor any other person shall be liable therefore in any manner.

         Sec. 18.11 Payments to Minors, Etc. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefore shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Trustee, the Plan Administrator, the Employer and all other parties with respect thereto.

         Sec. 18.12 Lost Payees. A benefit shall be deemed forfeited if the Plan Administrator is unable to locate a Participant or Beneficiary to whom payment is due, provided, however, that such benefit shall be reinstated if a claim is made by the Participant, Beneficiary or Alternate Payee for the forfeited benefit.

         Sec. 18.13 Reliance on Data and Consents. The Employer, the Trustee, the Plan Administrator, all fiduciaries with respect to this Plan, and all other persons or entities associated with the operation of this Plan, the management of its assets, and the provision of benefits thereunder, may reasonably rely on the truth, accuracy and completeness of all data provided by the Participant and his/her Beneficiaries and Alternate Payees, including, without limitation, data with respect to age, health and marital status. Furthermore, the Employer, the Trustee, the Plan Administrator and all fiduciaries with respect to this Plan may reasonably rely on all consents, elections and designations filed with this Plan or those associated with the operation of this Plan and its corresponding Trust Fund by any Participant, the spouse of any Participant, any Beneficiary or Alternate Payee of any Participant, or the representatives of such persons without duty to inquire into the genuineness of any such consent, election or designation. None of the aforementioned persons or entities associated with the operation of this Plan, its assets and the benefits provided under this Plan shall have any duty to inquire into any such data, and all may rely on such data being current to the date of reference, it being the duty of the Participants, spouses of Participants and Beneficiaries to advise the appropriate parties of any change in such data.

         Sec. 18.14 USERRA. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code. Loan repayments will be suspended under this Plan as permitted under Section 414(u)(4) of the Code.

         Sec. 18.15 Missing Spouses. If a Participant certifies in writing to the Plan Administrator that he/she is unable to locate his/her spouse after diligent effort to do so, and if the Plan Administrator, having written to such spouse at the address at which such spouse was last known to the Participant or to the Plan Administrator to have resided (or to the said spouse's legal representative if the Plan Administrator has been advised of the existence of such legal representative), receives no timely response that can reasonably be expected to result in the location of such spouse, the Participant shall be treated as an unmarried person for the purposes of this Plan until such time as such spouse is located and the whereabouts of such spouse are made known to the Plan Administrator. Upon the location of a formerly missing spouse, such spouse shall have rights only to the extent that this Plan so provides, and shall have no rights whatsoever with respect to amounts distributed to the Participant or any other party during the period that the location of the spouse was unknown to the Plan Administrator.

         Sec. 18.16 Counterpart Instruments. The Plan instrument and amendments thereto may be executed in several counterparts, each of which shall be deemed an original. As to the Plan instrument and as to the instruments of amendment thereto, the counterparts of the respective instruments shall be considered a single instrument, which may be sufficiently evidenced by one counterpart. Further, each amendment to this Plan shall be deemed to have amended all counterpart Plan instruments, and if applicable, all counterparts of prior amendments.

         IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing as an amendment and restatement of this Plan set forth herein, the Employer has caused the same to be executed by its duly authorized officers this 28th day of October, 2002.

ATTEST:                                     GENESIS HEALTH VENTURES, INC.


/s/ James J. Wankmiller                         By: /s/ George V. Hager, Jr.
----------------------------------                 -----------------------------
            Secretary
                                                Title: CFO, Executive VP Finance
                                                      --------------------------





                    (SIGNATURE LINES CONTINUED ON NEXT PAGE)

ATTEST:                                     ELDERCARE RESOURCES CORP. f/k/a
                                            HEALTH RESOURCES OF TAZEWELL, INC.


/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
                                                     ---------------------------



ATTEST:                                     GENESIS ELDERCARE MANAGEMENT
                                            SERVICES, INC. f/k/a BLUEFIELD
                                            MANOR, INC.

/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
                                                     ---------------------------

                                            GENESIS PROPERTIES OF DELAWARE, LTD.
                                            PARTNERSHIP, L.P.



                                            By: /s/ George V. Hager, Jr.
                                               ---------------------------------

                                            Title: CFO & Executive VP Finance
                                                  ------------------------------

ATTEST:                                     GERIATRIC AND MEDICAL SERVICES, INC.


/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
                                                     ---------------------------



                                            MERIDIAN/CONSTELLATION LIMITED
                                            PARTNERSHIP


                                            By: /s/ George V. Hager, Jr.
                                               ---------------------------------

                                            Title: CFO & Executive VP Finance
                                                  ------------------------------





                    (SIGNATURE LINES CONTINUED ON NEXT PAGE)

ATTEST:                                     MERIDIAN HEALTH, INC. f/k/a MI
                                            ACQUISITION CORP.



/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
                                                     ---------------------------



ATTEST:                                     MERIDIAN HEALTHCARE, INC. f/k/a MHC
                                            ACQUISITION CORP.



/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
                                                     ---------------------------


ATTEST:                                     NEIGHBORCARE-TCI, INC.


/s/ James J. Wankmiller                        By: /s/ George V. Hager, Jr.
-----------------------------------                -----------------------------
             Secretary
                                               Title: CFO & Executive VP Finance
                                                     ---------------------------

                                            GENESIS HEALTH VENTURES, INC.
                                            -----------------------------

                                            UNION RETIREMENT SAVINGS PLAN
                                            -----------------------------

                                        (Restated, Effective January 1, 1997)

                                                  TABLE OF CONTENTS
                                                  -----------------
ARTICLE I               DEFINITIONS...............................................................................1

ARTICLE II              PARTICIPATION ELIGIBILITY................................................................20

ARTICLE III             EMPLOYER CONTRIBUTIONS...................................................................22

ARTICLE IV              TOP-HEAVY PLAN PROVISIONS................................................................33

ARTICLE V               PARTICIPANT CONTRIBUTIONS AND DEFERRAL
                        ARRANGEMENTS.............................................................................39

ARTICLE VI              ALLOCATION OF CONTRIBUTIONS..............................................................53

ARTICLE VII             ADMINISTRATIVE PROVISIONS................................................................59

ARTICLE VIII            RETIREMENT AND DISABILITY BENEFITS.......................................................70

ARTICLE IX              DEATH BENEFITS...........................................................................71

ARTICLE X               VESTING PROVISIONS.......................................................................78

ARTICLE XI              IN-SERVICE BENEFITS......................................................................81

ARTICLE XII             FORM AND TIMING OF  BENEFIT DISTRIBUTIONS................................................82

ARTICLE XIII            PLAN ADMINISTRATION......................................................................92

ARTICLE XIV             DOMESTIC RELATIONS ORDERS................................................................96

ARTICLE XV              ALLOCATION AND LIMITATION OF AUTHORITY
                        OF FIDUCIARIES AND PERSONS WITH
                        MINISTERIAL DUTIES.......................................................................98

ARTICLE XVI             APPLICATION FOR BENEFITS AND CLAIMS
                        PROCEDURES..............................................................................101

ARTICLE XVII            AMENDMENT AND TERMINATION...............................................................103

ARTICLE XVIII           MISCELLANEOUS PROVISIONS................................................................107

                          GENESIS HEALTH VENTURES, INC.

                          UNION RETIREMENT SAVINGS PLAN

                      (Restated, Effective January 1, 1997)

                                  APPENDIX "A"
                                       to
                          Genesis Health Ventures, Inc.
                          Union Retirement Savings Plan

                              Additional Employers
                              --------------------

1. ElderCare Resources Corp. f/k/a Health Resources of Tazewell, Inc.

2. Genesis ElderCare Management Services, Inc. f/k/a Bluefield Manor, Inc.

3. Genesis Properties of Delaware, LTD. Partnership, L.P.

4. Geriatric and Medical Services, Inc.

5. Meridian/Constellation Limited Partnership

6. Meridian Health, Inc. f/k/a MI Acquisition Corp.

7. Meridian Healthcare, Inc. f/k/a MHC Acquisition Corp.

8. NeighborCare-TCI, Inc.

                                  APPENDIX "B"
                                       to
                          Genesis Health Ventures, Inc.
                          Union Retirement Savings Plan

                               Past Service Credit
                               -------------------

1. Effective as of January 1, 2001, any individual who is an Employee and who was an employee of Ohima, Inc. or Ohi (Connecticut), Inc. immediately prior to becoming an Employee shall receive credit for hours of service performed for Ohima, Inc. or Ohi (Connecticut), Inc. for eligibility purposes only under this Plan as though such hours of service were performed for the Employer.

2. Effective as of July 1, 2000, any individual who is an Employee of ElderCare Resources Corp. or Century Care Management, Inc. shall receive credit for Periods of Service performed for ElderCare Resources Corp. or Century Care Management, Inc., as applicable, for purposes of determining Years of Eligibility Service and Years of Vesting Service under this Plan.

3. All Hours of Service for eligibility, vesting and benefit accrual credited under the Vitalink Pharmacy Services, Inc. Retirement Savings and Investment Plan shall be deemed to be Hours of Service for such purposes under this Plan. Such service shall be credited effective October 1, 1999.

4. If an Eligible Class Employee would be credited with a Year of Service for eligibility purposes under the terms of the Geri-Med 401(k) Plan for Union Employees, he/she shall be credited with such service under this Plan.

                                  APPENDIX "C"
                                       to
                          Genesis Health Ventures, Inc.
                          Union Retirement Savings Plan

                              List Of Merged Plans
                              --------------------

1.         Century Care Management, Inc. 401(k) Savings Plan (Union portion)

2. Effective as of October 1, 1999, this Plan assumed the assets and liabilities of the Vitalink Pharmacy Services, Inc. Retirement Savings and Investment Plan with regard to the account balances of those Neighborcare Pharmacy Services, Inc. employees identified as union employees.

3.         Geri-Med 401(k) Plan for Union Employees.

                                  APPENDIX "D"
                                       to
                          Genesis Health Ventures, Inc.
                          Union Retirement Savings Plan

                               Special Entry Dates
                               -------------------

1. An Eligible Class Employee of ElderCare Resources Corp. or Century Care Management, Inc. who became an employee of ElderCare Resources Corp. or Century Care Management, Inc., as applicable, on or before May 7, 2000, and who had satisfied the eligibility requirements of the Century Care Management, Inc. 401(k) Savings Plan as of that date, shall be eligible to participate and shall be admitted as a Participant on July 1, 2000, if he/she is an Eligible Class Employee on such date.

           An Eligible Class Employee of ElderCare Resources Corp. or Century Care Management, Inc. who became an employee of ElderCare Resources Corp. or Century Care Management, Inc., as applicable, after May 7, 2000, and on or before September 30, 2000, who had satisfied the eligibility requirements of the Century Care Management, Inc. 401(k) Savings Plan as of September 30, 2000, and whose immediately preceding employer was an entity, in which the ownership interest of The Multicare Companies, Inc. is directly or indirectly 100%, shall be eligible to participate and shall be admitted as a Participant on October 1, 2000, if he/she is an Eligible Class Employee on such date.


           Each other Eligible Class Employee of ElderCare Resources Corp. or Century Care Management, Inc. shall be eligible to participate in this Plan in accordance with the eligibility provisions of this Plan.

           The foregoing is effective July 1, 2000.

2. Effective as of October 1, 1999, any Employee who on October 1, 1999 is (1) employed by Neighborcare Pharmacy Services, Inc., (2) a participant in the Vitalink Pharmacy Services, Inc. Retirement Savings and Investement Plan, and (3) an Eligible Class Employee, shall become a Participant in this Plan on October 1, 1999. All other Neighborcare Pharmacy Services, Inc. Eligible Employees shall participate in this Plan in accordance with the eligibility provisions of this Plan.

                                  APPENDIX "E"
                                       to
                          Genesis Health Ventures, Inc.
                          Union Retirement Savings Plan

                       List Of Preserved Vesting Schedules
                       -----------------------------------


1. A Participant's vested interest in that portion of his/her Account transferred from the Century Care Management, Inc. 401(k) Savings Plan ("Century Care Plan") into this Plan which is attributable to employer contributions shall be determined in accordance with the applicable vesting schedule(s) as set forth in the Century Care Plan as of any date of reference during which he/she is a Participant, and as of the date on which he/she experiences a Break in Service, subject however, to the provisions of Sections 10.03 and 10.04 with regard to disregarded periods of service.

2. Effective as of October 1, 1999, a Participant's interest in the portion of his/her Account attributable to amounts transferred to this Plan from the Vitalink Pharmacy Services, Inc. Retirement Savings and Investment Plan shall at all times be fully vested as of October 1, 1999.

3. Any Participant who becomes a Participant in the Plan on January 1, 1998, as a result of the merger into this Plan of the Geri-Med 401(k) Plan for Union Employees shall be fully vested in all amounts allocated to his/her accounts under the Geri-Med 401(k) Plan for Union Employees.

4. Any "Years of Service" credited to a Participant for vesting purposes, under the terms of the Geri-Med 401(k) Plan for Union Employees, shall be Years of Service for purposes of Article X. Additionally, if a Participant would be credited with a Year of Service under the terms of the Geri-Med 401(k) Plan for Union Employees, for the period beginning on July 1, 1997 and ending on June 30, 1998, he/she shall be credited with a Year of Service for purposes of Article X.




                                       E-1